Exhibit 4.1

Execution Version

MKS INC.,

as Issuer,

THE GUARANTORS NAMED PARTY HERETO

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

INDENTURE

February 4, 2026

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-ii-

ARTICLE 11 GUARANTEES		85

Section 11.01	Guarantees	85
Section 11.02	Limitation on Liability	86
Section 11.03	Additional Guarantor Limitations	86
Section 11.04	Successors and Assigns	86
Section 11.05	No Waiver	86
Section 11.06	Modification	86
Section 11.07	Execution of Supplemental Indenture for Future Guarantors	86
Section 11.08	No Notation Required	87
Section 11.09	Release of Note Guarantees	87

ARTICLE 12 MISCELLANEOUS		88

Section 12.01	Notices	88
Section 12.02	Communications	89
Section 12.03	Certificate and Opinion as to Conditions Precedent	89
Section 12.04	Statements Required in Certificate or Opinion	90
Section 12.05	Rules by Trustee	90
Section 12.06	No Personal Liability of Directors, Officers, Employees and Stockholders	90
Section 12.07	Governing Law	90
Section 12.08	No Adverse Interpretation of Other Agreements	90
Section 12.09	Successors	90
Section 12.10	Severability	90
Section 12.11	Counterpart Originals	91
Section 12.12	Table of Contents, Headings, etc.	91
Section 12.13	Submission to Jurisdiction	91
Section 12.14	Power of Attorney	91
Section 12.15	Prescription	91
Section 12.16	USA Patriot Act	92

EXHIBIT A		A-1

EXHIBIT B FORM OF CERTIFICATE OF TRANSFER		B-1

EXHIBIT C FORM OF CERTIFICATE OF EXCHANGE		C-1

EXHIBIT D FORM OF SUPPLEMENTAL INDENTURE		1

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INDENTURE (this “Indenture”), dated as of February 4, 2026, among MKS Inc., a Massachusetts corporation, as issuer (the “Issuer”), the Guarantors (as defined herein) listed on the signature pages hereto and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of each other and for the other parties and for the equal and ratable benefit of the Holders (as defined herein) of the Issuer’s (a) 4.250% Senior Notes due 2034 issued on the date hereof (the “Initial Notes”) and (b) any Additional Notes (as defined herein) that are actually issued.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“144A Global Note” means a Global Note that will be issued in an initial amount equal to the aggregate principal amount of the Notes, initially resold in reliance on Rule 144A, substantially in the form of Exhibit A hereto, and that has the “Schedule of Increases, Decreases or Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01 and Section 2.06.

“Accounting Change” means a modification of the accounting policies of the Issuer and/or any Restricted Subsidiary that has a material, in the good faith determination of the Issuer, impact on the method of calculation of financial ratios or terms in this Indenture.

“Additional Escrow Amount” means an amount equal to (a) all interest that could accrue on any Escrow Debt from and including the date of issuance thereof to and including the date of any potential mandatory redemption to occur if the proceeds of such Escrow Debt are not released from the applicable Escrow Account, plus (b) the amount of any original issue discount on such Escrow Debt, plus (c) all fees and expenses that are incurred in connection with the issuance of such Escrow Debt and all fees, expenses or other amounts payable in connection with any redemption of such Escrow Debt.

“Additional Notes” means any additional Notes issued from time to time under this Indenture in accordance with the terms hereof, including Sections 2.01 and 2.02.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar, co-Registrar, Transfer Agent, Paying Agent or additional paying agent.

“Applicable Premium” means the greater of:

(a) 1.0% of the principal amount of such Note, and

(b) on any redemption date, the excess (to the extent positive) of:

(i)

the present value at such redemption date of (a) the redemption price of such Note at February 15, 2029 (such redemption price (expressed in percentage of principal amount) being set forth in the table under Section 3.08(c) excluding accrued but unpaid interest, if any)), plus (b) all required interest payments due on such Note to and including such date set forth in clause (a) (excluding accrued but unpaid interest, if any, to (but excluding) the redemption date), computed upon the redemption date using a discount rate equal to the Bund Rate at such redemption date plus 50 basis points; over

(ii)	the outstanding principal amount of such Note;

in each case, as calculated by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate. The Trustee shall have no duty to calculate or verify the calculations of the Applicable Premium.

“Applicable Procedures” means, with respect to any payment, tender, redemption, transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, the Common Depositary, Euroclear and Clearstream, with respect thereto that apply to such matter.

“Authority” means The International Stock Exchange Authority Limited.

“Bankruptcy Law” means the laws of any applicable jurisdiction validly accepting jurisdiction in respect of bankruptcy, insolvency, receivership, winding up, liquidation or relief of debtors in respect of such Person.

“Board of Directors” means as to any Person, the board of directors, board of managers, sole member or managing member or other governing body of such Person, or if such Person is owned or managed by a single entity or has a general partner, the board of directors, board of managers, sole member or managing member or other governing body of such entity or general partner, or in each case, any duly authorized committee thereof, and the term “directors” means members of the Board of Directors. Whenever any provision requires any action or determination to be made by, or any approval of, a Board of Directors, such action, determination or approval shall be deemed to have been taken or made if approved by a majority of the directors on any such Board of Directors (whether or not such action or approval is taken as part of a formal board meeting or as a formal board approval). Unless the context requires otherwise, Board of Directors means the Board of Directors of the Issuer.

“Book-Entry Interest” means a beneficial interest in a Global Note held by or through a Participant.

“Bund Rate” as selected by the Issuer, means the yield to maturity at the time of computation of direct obligations of the Federal Republic of Germany (Bunds or Bundesanleihen) with a constant maturity as officially compiled and published in the most recent financial statistics that have become publicly available at least two Business Days (but not more than five Business Days) prior to the redemption date (or, if such financial statistics are not so published or available, any publicly available source of similar market data selected in good faith by the Issuer) most nearly equal to the period from the redemption date to February 15, 2029; provided, however, that if the period from the redemption date to February 15, 2029 is not equal to the constant maturity of a direct obligation of the Federal Republic of Germany for which a weekly average yield is given, the Bund Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of direct obligations of the Federal Republic of Germany for which such yields are given, except that if the period from such redemption date to February 15, 2029 is less than one year, the weekly average yield on actually traded direct obligations of the Federal Republic of Germany adjusted to a constant maturity of one year shall be used; and provided, further, that in no case shall the Bund Rate be less than zero.

“Business Day” means, any day which is not a Legal Holiday. When the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such performance shall extend to the immediately succeeding Business Day.

“Capital Stock” means:

(1)	in the case of a corporation or a company, corporate stock or share capital;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)

any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person (it being understood and agreed, for the avoidance of doubt, that “cash-settled phantom appreciation programs” in connection with employee benefits that do not require a dividend or distribution shall not constitute Capital Stock).

“Capitalized Lease Obligations” means at the time any determination thereof is to be made, the amount of the liability in respect of any lease that would at such time be required to be capitalized and reflected as a finance lease on a balance sheet (excluding the footnotes thereto) in accordance with GAAP (subject to, for the avoidance of doubt, to the third paragraph set forth under Section 4.15(c)).

“Cash Equivalents” means:

(a)

Dollars, Euros, Sterling, the national currency of any participating member state of the European Union (as it is constituted on the Issue Date) and other currencies held by the Issuer or any Subsidiaries in the ordinary course of business;

(b)

securities issued or directly guaranteed or insured by the government of the United States, the United Kingdom or any country that is a member of the European Union (as it is constituted on the Issue Date) or any agency or instrumentality thereof in each case with maturities not exceeding two years from the date of acquisition;

(c)

money market deposits, certificates of deposit, time deposits and eurodollar time deposits with maturities of two years or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding two years, and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250 million in the case of domestic banks or $100 million (or the Dollar equivalent thereof) in the case of foreign banks;

(d)

repurchase obligations for underlying securities of the types described in clauses (2) and (3) above and clause (6) below entered into with any financial institution or securities dealers of recognized national standing meeting the qualifications specified in clause (3) above;

(e)

commercial paper or variable or fixed rate notes issued by a corporation or other Person (other than an Affiliate of the Issuer) rated at least “A-2” or “P-2” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within two years after the date of acquisition;

(f)

readily marketable direct obligations issued by any state, commonwealth or territory of the United States of America or any political subdivision or taxing authority thereof having an rating equal to or higher than “Baa3” (or the equivalent) by Moody’s and “BBB-” (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency, in each case with maturities not exceeding two years from the date of acquisition;

(g)

Indebtedness issued by Persons with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition, and marketable short-term money market and similar securities having a rating of at least “A-2” or “P-2” from either S&P or Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency);

(h)	investment funds investing at least 95% of their assets in investments of the types described in clauses (1) through (7) above and (9) and (10) below;

(i)

Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated “AAA” (or the equivalent thereof) or better by S&P or “Aaa3” (or the equivalent thereof) or better by Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency);

(j)

in the case of investments by any Non-U.S. Subsidiary or investments made in a country outside the United States of America, other investments of comparable tenor and credit quality to those described in the foregoing clauses (1) through (9) customarily utilized in the countries where such Non-U.S. Subsidiary is located or in which such investment is made;

(k)	other short-term investments of a type analogous to the foregoing utilized by the Issuer and its Restricted Subsidiaries; and

(l)	investments consistent with the Issuer’s investment policy as in effect as of August 17, 2022.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (1) above; provided that such amounts are converted into any currency listed in clause (1) as promptly as practicable and in any event within ten (10) Business Days following the receipt of such amounts.

For the avoidance of doubt, any items identified as Cash Equivalents under this definition will be deemed to be Cash Equivalents for all purposes under this Indenture regardless of the treatment of such items under GAAP.

“Cash Management Agreement” means any agreement or arrangement to provide Cash Management Services to any Restricted Subsidiary.

“Cash Management Services” means any of the following to the extent not constituting a line of credit (other than an overnight draft facility that is not in default); automated clearing house transactions, treasury and/or cash management services, including treasury, depository, overdraft, credit, purchasing or debit card, non-card e-payables services, electronic funds transfer, treasury management services (including controlled disbursement services, overdraft automatic clearing house fund transfer services, return items and interstate depository network services), other demand deposit or operating account relationships, foreign exchange facilities, merchant services and currency management services, supply chain and/or supplier financing services and any arrangements or services similar to the foregoing and/or otherwise in connection with cash management and deposit accounts.

“Change of Control” means (1) the acquisition of beneficial ownership by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder) of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Issuer or (2) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries, taken as a whole, except in a transaction consummated in compliance with the covenant described under Section 5.01.

For purposes of this definition, (i) “beneficial ownership” shall be as defined in Rules 13d-3 and 13d-5 under the Exchange Act, (ii) the phrase Person or “group” is within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person or “group” and its subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, (iii) a Person or group shall not be deemed to beneficially own Voting Stock subject to an equity or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of Voting Stock in connection with the transactions contemplated by such agreement, (iv) a Person or group will not be deemed to beneficially own the Voting Stock of another Person as a result of its ownership of the Voting Stock or other securities of such other Person’s parent entity (or related contractual rights) unless it owns 50% or more of the total voting power of the Voting Stock entitled to vote for the election of directors of such parent entity having a majority of the aggregate votes on the board of directors (or similar body) of such parent entity and (vi) the right to acquire Voting Stock or any veto or approval power in connection with the acquisition or disposition of Voting Stock or other action does not cause a Person to constitute a beneficial owner.

Notwithstanding the foregoing, a parent company, passive holding company or special purpose acquisition vehicle or a Subsidiary thereof shall not be considered a Person or “group” and instead the ultimate equityholders of such parent company, passive holding company or special purpose acquisition vehicle (other than any other passive holding company or special purpose acquisition vehicle) shall be considered for purposes of the foregoing.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) the Issuer becomes a direct or indirect wholly owned Subsidiary of a holding company and (2)(a) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Issuer’s Voting Stock immediately prior to that transaction or (b) immediately following that transaction no Person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Event.

“Clearstream” means Clearstream Banking S.A., or any successor thereof.

“Clearing System Business Day” means Monday to Friday, inclusive, except December 25 and January 1.

“Common Depositary” means a depositary common to Euroclear and Clearstream, being initially U.S. Bank Europe DAC and thereafter any successor entity appointed as Common Depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company Person” means any future, current or former officer, director, manager, member, managing member, member of management, employee, consultant or independent contractor of the Issuer, any Subsidiary or any parent entity.

“Consolidated EBITDA” means, with respect to any Person and its Restricted Subsidiaries on a consolidated basis for any period, the Consolidated Net Income of such Person for such period:

(1)

increased, in each case (other than with respect to clause (k), (l) and (n) below) to the extent deducted (and not otherwise added back or excluded) in calculating such Consolidated Net Income (and without duplication), by:

(a)

expense for Taxes paid or accrued (including in respect of repatriated funds and any future taxes or other levies which replace or are intended to be in lieu of such taxes and any penalties and interest related to such taxes or arising from tax examinations); plus

(b)	Consolidated Interest Expense; plus

(c)

all depreciation and amortization charges and expenses, including amortization or expense recorded for upfront payments related to any contract signing, signing bonus and incentive payments and deferred financing fees or costs; plus

(d)

the amount of any interest expense or reduction of Consolidated Net Income consisting of Subsidiary income attributable to minority equity interests and non-controlling interests of third parties in any Restricted Subsidiary of such Person that is not a Wholly Owned Restricted Subsidiary of such Person (excluding cash distributions in respect thereof); plus

(e)	the amount of board of directors, transaction and advisory fees (including termination fees) and related indemnities, charges and expenses paid by or accrued by the Issuer; plus

(f)

earn-out and contingent consideration obligations incurred in connection with any acquisition or other Investment and paid or accrued during the applicable period, including any mark to market adjustments; plus

(g)

all payments, charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of equity interests held by any future, present or former director, officer, employee, manager, consultant or independent contractor of the Issuer or any of its Restricted Subsidiaries and all losses, charges and expenses related to payments made to holders of options, cash-settled appreciation rights or other derivative equity interests in the common equity of such Person or any of its direct or indirect parents in connection with, or as a result of, any distribution being made to equityholders of such Person or any of its direct or indirect parents, which payments are being made to compensate such holders as though they were equityholders at the time of, and entitled to share in, such distribution; plus

(h)

all non-cash losses, charges and expenses, including any write-offs or write-downs; provided that if any such non cash loss, charge or expense represents an accrual or reserve for potential cash items in any future four-fiscal quarter period, (i) such Person may determine not to add back such non cash loss, charge or expense in the period for which Consolidated EBITDA is being calculated and (ii) to the extent such Person does decide to add back such non cash loss, charge or expense, the cash payment in respect thereof in such future four-fiscal quarter period will be subtracted from Consolidated EBITDA for such future four-fiscal quarter period; plus

(i)	all costs and expenses in connection with pre-opening and opening and closure and/or consolidation of facilities; plus

(j)

restructuring charges, accruals or reserves and business optimization expense, whether or not classified as restructuring charges or expenses under GAAP, including any restructuring costs and integration costs incurred in connection with the Senior Credit Agreement Transactions and any other acquisitions, start-up costs (including entry into new market/channels and new service offerings), costs related to the closure, relocation, reconfiguration and/or consolidation of facilities and costs to relocate employees, integration and transaction costs, retention charges, severance, contract termination costs, transaction, retention, recruiting, signing and similar bonuses and expenses, future lease commitments, systems establishment costs, systems, facilities or equipment conversion costs, excess pension charges and consulting fees, expenses attributable to the implementation of costs savings initiatives, costs associated with tax projects/audits, expenses relating to any decommissioning or reconfiguration of fixed assets for alternative uses and costs consisting of professional consulting or other fees relating to any of the foregoing; plus

(k)

Pro Forma Cost Savings; provided that the aggregate amount of Pro Forma Cost Savings pursuant to this clause (k), together with the aggregate amount of adjustments in the nature of cost savings, operating expense reductions, operating improvements and synergies made pursuant to the definitions of “Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect,” shall not exceed in the aggregate 30% of Consolidated EBITDA for any Test Period (prior to giving effect to the addback of such items pursuant to this clause (k) and such definitions); plus

(l)

addbacks set forth in or of a type included in (i) any financial model or projections prepared by or on behalf of the Issuer prior to August 17, 2022 and/or (ii) any quality of earnings report prepared by an accounting firm of national standing in connection with any Permitted Acquisition or any Investment; plus

(m)	the amount of loss or discount on sale of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Financing; plus

(n)

with respect to any joint venture of such Person or any Restricted Subsidiary thereof that is not a Restricted Subsidiary, an amount equal to (i) such Person’s or such Restricted Subsidiary’s proportionate share of the net income of such joint venture that is excluded from Consolidated Net Income as a result of clause (i) of the proviso in the definition of “Consolidated Net Income” and (ii) the proportion of those items described in clauses (a), (b) and (c) above relating to such joint venture corresponding to such Person’s and the Restricted Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Restricted Subsidiary) solely to the extent Consolidated Net Income was reduced thereby; plus

(o)

charges consisting of income attributable to minority interests and noncontrolling interests of third parties in any non-wholly owned Restricted Subsidiary (excluding cash distributions in respect thereof); plus

(p)	[reserved]; plus

(q)	charges, costs and expenses incurred pursuant to action taken or required to be taken in connection with COVID-19 or similar pandemics;

(2)

increased or decreased, as applicable, to the extent deducted (and not otherwise added back or excluded), or included (and not otherwise deducted), as applicable, in calculating such Consolidated Net Income (and in each case without duplication), by:

(a)

all pre-tax extraordinary, nonrecurring, infrequent, exceptional or unusual gains, losses, income, expenses and charges in each case as determined in good faith by such Person, and in any event including all fees and all restructuring, severance, relocation, retention and completion bonuses or payments, consolidation, integration or other similar charges and expenses, contract termination costs, system establishment charges, conversion costs, start-up or closure or transition costs, expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, fees, expenses or charges relating to curtailments, settlements or modifications to pension and post-retirement employee benefit plans in connection with the Senior Credit Agreement Transactions or any acquisition or Investment, expenses associated with strategic initiatives, facilities shutdown and opening costs, and any fees, expenses, charges or change in control payments related to the Senior Credit Agreement Transactions or any acquisition or Investment (including any transition-related expenses (including retention or transaction-related bonuses or payments) incurred before, on or after August 17, 2022);

(b)

all (i) Transaction Costs and other losses, charges and expenses relating to the Senior Credit Agreement Transactions, (ii) any transaction fees, costs and expenses (including any transaction or retention bonus or similar payment and non-recurring costs to acquire equipment to the extent not capitalized in accordance with GAAP) incurred in connection with any contemplated equity issuances, Investments, acquisitions, dispositions outside of the ordinary course of business, recapitalizations, mergers, amalgamations, option buyouts and the incurrence, modification, refinancing or repayment of Indebtedness, non-competition agreement, issuance or repayment of debt, refinancing transaction or amendment or other modification of or waiver or consent relating to any debt instrument or any amendments, waivers or other modifications under the agreements relating to such Indebtedness or similar transactions (in each case, whether or not consummated) (including, for the avoidance of doubt, the effects of expensing all transaction-related expenses in accordance with FASB Accounting Standards Codification 805 and gains or losses associated with FASB Accounting Standards Codification 460), and (iii) without duplication of any of the foregoing, non-operating or non-recurring professional fees, costs and expenses for such period;

(c)

all pre-tax income, loss, expense or charge from abandoned, closed or discontinued operations and any net after-tax gain or loss on the disposal of abandoned, closed or discontinued operations (and all related expenses) other than in the ordinary course of business (as determined in good faith by such Person);

(d)

all pre-tax gain, loss, expense or charge attributable to dispositions and asset sales, including the sale or other disposition of any Equity Interests of any Person, other than in the ordinary course of business (as determined in good faith by such Person);

(e)

all pre-tax income, loss, expense or charge attributable to the early extinguishment, conversion or cancellation of Indebtedness, Swap Contracts or other derivative instruments (including deferred financing costs written off and premiums paid);

(f)	all gains, losses, expenses or charges attributable to the movement in the mark-to-market valuation of Indebtedness, Swap Contracts or other derivative instruments;

(g)

any currency translation or foreign currency transaction gains and losses related to changes in currency exchange rates (including remeasurements of Indebtedness and any net loss or gain resulting from (i) Swap Contracts for currency exchange risk and (ii) intercompany Indebtedness);

(h)	[reserved];

(i)	the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies;

(j)

the effects of purchase accounting, fair value accounting or recapitalization accounting adjustments (including the effects of such adjustments pushed down to the referent Person and its Restricted Subsidiaries) resulting from the application of purchase accounting, fair value accounting or recapitalization accounting (including in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items), and the amortization, write-down or write-off of any amounts thereof, on a pre-tax basis;

(k)	all non-cash impairment charges and asset write-ups, write-downs and write-offs, in each case pursuant to GAAP, and the amortization of intangibles arising from the application of GAAP;

(l)

all non-cash expenses realized in connection with or resulting from equity or equity-linked compensation plans, employee benefit plans or agreements or post-employment benefit plans or agreements, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock, stock appreciation or other similar rights;

(m)

any costs or expenses incurred in connection with the payment of dividend equivalent rights to holders of equity-based incentive awards pursuant to any equity plan, stock option plan or any other employee benefit plan or agreement or post-employment benefit plan or agreement;

(n)	accruals and reserves for liabilities or expenses that are established or adjusted as a result of the Senior Credit Agreement Transactions within 24 months of August 17, 2022;

(o)

all amortization and write-offs of deferred financing fees, debt issuance costs, commissions, fees and expenses, costs of surety bonds, charges owed with respect to letters of credit, bankers’ acceptances or similar facilities, and expensing of any bridge, commitment or other financing fees (including in connection with a transaction undertaken but not completed);

(p)	all discounts, commissions, fees and other charges (including interest expense) associated with any Receivables Financing or Factoring Transaction;

(q)

expenses and lost profits with respect to liability or casualty events or business interruption to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer, but only to the extent that such amount (i) has not been denied by the applicable carrier in writing and (ii) is in fact reimbursed within 365 days of the date on which such liability was discovered or such casualty event or business interruption occurred (with a deduction for any amounts so added back that are not reimbursed within such 365-day period); provided that any proceeds of such reimbursement when received will be excluded from the calculation of Consolidated EBITDA to the extent the expense or lost profit reimbursed was previously added back pursuant to this clause (q);

(r)

losses, charges and expenses that are covered by indemnification or other reimbursement provisions in connection with any asset disposition to the extent actually reimbursed, or, so long as such Person has made a determination that a reasonable basis exists for indemnification or reimbursement, but only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days);

(s)	non-cash charges or income relating to increases or decreases of deferred tax asset valuation allowances;

(t)

cash dividends or returns of capital from Investments (such return of capital not reducing the ownership interest in the underlying Investment), in each case received during such period, to the extent not otherwise included in Consolidated Net Income for that period or any prior period subsequent to August 17, 2022;

(u)

any (i) severance or relocation costs or expenses, (ii) one-time non-cash compensation charges, (iii) the costs and expenses related to employment of terminated employees, or (iv) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights of officers, directors and employees, in each case of such Person or any of its Restricted Subsidiaries; and

(v)

any non-cash interest expense and non-cash interest income, in each case to the extent there is no associated cash disbursement or receipt, as the case may be, before the latest maturity date of any outstanding term loans under the Senior Credit Agreement.

(3)

decreased (without duplication and to the extent increasing such Consolidated Net Income for such period) by (a) non-cash gains or income, excluding any non-cash gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that were deducted (and not added back) in the calculation of Consolidated EBITDA for any prior period ending after the Issue Date and (b) the amount of any minority interest income consisting of a Subsidiary loss attributable to minority equity interest of third parties in any non-Wholly Owned Subsidiary (to the extent not deducted from Consolidated Net Income for such period);

(4)

increased (with respect to losses) or decreased (with respect to gains) by, without duplication, any net realized gains and losses relating to (a) amounts denominated in foreign currencies (including net realized gains and losses from exchange rate fluctuations on intercompany balances and balance sheet items, net of realized gains or losses from related Swap Contracts (entered into in the ordinary course of business or consistent with past practice)) or (b) any other amounts denominated in or otherwise trued-up to provide similar accounting as if it were denominated in foreign currencies; and

(5)

increased (with respect to losses) or decreased (with respect to gains) by, without duplication, any gain or loss relating to Swap Contracts (excluding Swap Contracts entered into in the ordinary course of business or consistent with past practice);

provided that the Issuer may, in its sole discretion, elect to not make any adjustment for any item pursuant to the foregoing clauses (1) through (5) above if any such item individually is less than $2 million in any fiscal quarter.

“Consolidated First Lien Net Leverage Ratio” means, on any date of determination, with respect to the Issuer and the Restricted Subsidiaries on a consolidated basis, the ratio of (a) Consolidated Funded First Lien Indebtedness (less the amount of unrestricted cash and Cash Equivalents of the Issuer and its Restricted Subsidiaries as of such date) of the Issuer and its Restricted Subsidiaries on such date to (b) Consolidated EBITDA of the Issuer and its Restricted Subsidiaries for the Test Period, in each case calculated on a Pro Forma Basis.

“Consolidated Funded First Lien Indebtedness” means Consolidated Funded Indebtedness that is secured (x) by a Lien on the Collateral on an equivalent or higher priority basis (without regard to the control of remedies) with the Liens on the Collateral securing the Senior Credit Agreement or (y) by a Lien on any other asset of the Issuer or any Guarantor on a first-priority basis, including Capitalized Lease Obligations.

“Consolidated Funded Indebtedness” means all Indebtedness of the type described in clauses (a)(i), (a)(ii) (but excluding surety bonds, performance bonds or other similar instruments), (a)(iv) (but solely in respect of the amount of outstanding Indebtedness of the type described in (a)(iv) that is in excess of $5,000,000) and (b) (in respect of Indebtedness of the type described in (a)(i), (a)(ii) (but excluding Indebtedness constituting surety bonds, performance bonds or other similar instruments) and (a)(iv) (but solely in respect of the amount of Indebtedness of the type described in (a)(iv) that is in excess of $5,000,000)) of the definition of “Indebtedness”, of a Person and its Restricted Subsidiaries on a consolidated basis, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but (x) excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Senior Credit Agreement Transactions or any acquisition and (y) any Indebtedness that is issued at a discount to its initial principal amount shall be calculated based on the entire stated principal amount thereof, without giving effect to any discounts or upfront payments), excluding obligations in respect of letters of credit, bank guarantees and guarantees on first demand, in each case, except to the extent of unreimbursed amounts thereunder. For the avoidance of doubt, it is understood that obligations (i) under Swap Contracts, Cash Management Agreements, and any Receivables Financing or Factoring Transaction, (ii) in respect of Indebtedness owing to the Issuer or any Restricted Subsidiary and (iii) owed by Unrestricted Subsidiaries, do not constitute Consolidated Funded Indebtedness.

“Consolidated Funded Senior Secured Indebtedness” means Consolidated Funded Indebtedness that is secured by a Lien on the Collateral or any other asset of the Issuer or any Guarantor, and including Capitalized Lease Obligations; provided that such Consolidated Funded Indebtedness is not expressly subordinated pursuant to a written agreement in right of payment to the Senior Credit Agreement.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(a)

the aggregate interest expense of such Person and its Restricted Subsidiaries for such period, calculated on a consolidated basis in accordance with GAAP, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including pay in kind interest payments, amortization of original issue discount, the interest component of Capitalized Lease Obligations and net payments and receipts (if any) pursuant to interest rate Swap Contracts (other than in connection with the early termination thereof) but excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of Indebtedness, Swap Contracts or other derivative instruments, all amortization and write-offs of deferred financing fees, debt issuance costs, commissions, discounts, fees and expenses and expensing of any bridge, commitment or other financing fees, costs of surety bonds, charges owed with respect to letters of credit, bankers’ acceptances or similar facilities, all discounts, commissions, fees and other charges associated with any Receivables Financing or Factoring Transaction, and any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting); plus

(b)	consolidated capitalized interest of the referent Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(c)	interest income of the referent Person and its Restricted Subsidiaries for such period;

provided that in the case of any Person that became a Restricted Subsidiary of such Person after the commencement of such four-quarter period, the interest expense of such Person paid in cash prior to the date on which it became a Restricted Subsidiary of such Person will be disregarded. For purposes of this definition, interest on Capitalized Lease Obligations will be deemed to accrue at the interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligations in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the net income (or loss) of such Person and its Restricted Subsidiaries for such period, calculated on a consolidated basis in accordance with GAAP; provided, that:

(a)

(a)  the net income (or loss) with respect to any Person that is not the referent Person or a Restricted Subsidiary of the referent Person or that is accounted for by the equity method of accounting, will be included only to the extent of the amount of dividends or distributions or other payments that are paid in or converted into cash or that, as reasonably determined by a responsible financial or accounting officer of the referent Person or a Restricted Subsidiary of the referent Person, could have been paid in or converted into cash with respect to such equity ownership to the referent Person or a Restricted Subsidiary thereof in respect of such period; and (b) without duplication, the net income (or loss) for such period will include any ordinary course dividends or distributions or other payments paid in cash (or converted into cash) with respect to such equity ownership received from any such Person during such period in excess of the amounts included in subclause (a) above; and

(b)

the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Issuer or is merged into or consolidated with Issuer or any of its Subsidiaries or such Person’s assets are acquired by the Issuer or any of its Restricted Subsidiaries shall be excluded (except to the extent required for any calculation of Consolidated EBITDA on a Pro Forma Basis in accordance with the last paragraph of the definition of “Pro Forma Basis”).

“Consolidated Secured Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Senior Secured Indebtedness (less the amount of unrestricted cash and Cash Equivalents of the Issuer and its Restricted Subsidiaries as of such date) of the Issuer and its Restricted Subsidiaries on such date to (b) Consolidated EBITDA of the Issuer and its Restricted Subsidiaries for the Test Period, in each case calculated on a Pro Forma Basis.

“Consolidated Total Assets” means the total consolidated assets of the Issuer and its Restricted Subsidiaries, as shown on the most recent consolidated balance sheet of the Issuer and its Restricted Subsidiaries, determined in accordance with GAAP.

“Consolidated Total Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness (less the amount of unrestricted cash and Cash Equivalents of the Issuer and its Restricted Subsidiaries as of such date) of the Issuer and its Restricted Subsidiaries on such date to (b) Consolidated EBITDA of the Issuer and its Restricted Subsidiaries for the Test Period, in each case calculated on a Pro Forma Basis.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent:

(a)	to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(b)	to advance or supply funds:

(i)	for the purchase or payment of any such primary obligations; or

(ii)	to maintain the working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(c)

to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

For the avoidance of doubt and notwithstanding the foregoing, no Permitted Bond Hedge Transaction or Permitted Warrant Transaction shall constitute a “Contingent Obligation.”

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, loan agreement, indenture, mortgage, deed of trust, lease, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Controlled Foreign Subsidiary” means any Subsidiary of the Issuer that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Convertible Indebtedness” means Indebtedness of the Issuer that is either (1) convertible into common stock of the Issuer (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock) or (2) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable for common stock of the Issuer and/or cash (in an amount determined by reference to the price of such common stock).

“Convertible Notes” means the Issuer’s 1.25% Convertible Senior Notes due 2030.

“Credit Facility” means (i) the Senior Credit Agreement and (ii) whether or not the Senior Credit Agreement remains outstanding, one or more (A) debt facilities, indentures or commercial paper facilities providing for revolving credit loans, term loans, notes, debentures, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, notes, mortgages, guarantees, collateral documents, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrower(s) or issuer(s) and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, increased, replaced or refunded in whole or in part from time to time and whether by the same or any other agent, lender or investor or group of lenders or investors.

“Default” means any event or condition that is, or with the passage of time or the giving of notice or both would be, an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.

“Definitive Registered Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Increases, Decreases or Exchanges of Interests in the Global Note” attached hereto.

“Depositary” means, with respect to any Global Note, Euroclear and Clearstream or any successor entity appointed as Depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/or the creditworthiness of the Issuer and/or any one or more of the Guarantors (the “Performance References”).

“Disposition” means:

(a)

the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale and Leaseback Transaction) of the Issuer or any Restricted Subsidiary; or

(b)

the issuance or sale of Equity Interests (other than preferred stock and Disqualified Stock of Restricted Subsidiaries, directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law, or issuances by the Issuer of any Capital Stock) of any Restricted Subsidiary (other than to the Issuer or another Restricted Subsidiary) (whether in a single transaction or a series of related transactions).

The term “Dispose” shall have a correlative meaning thereto.

“Disqualified Stock” means, with respect to any Person, any Equity Interests of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is puttable, redeemable or exchangeable), in each case, at the option of the holder thereof or upon the happening of any event:

(1)

matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than (a) as a result of a change of control or asset sale; provided that in the event of a change of control any purchase requirement triggered thereby may not become operative until compliance with the covenant set forth under Section 4.13, (b) solely for Equity Interests in such Person that do not constitute Disqualified Stock and cash in lieu of fractional shares of such Equity Interests and (c) any maturity resulting from the optional redemption by the issuer thereof);

(2)	is convertible or exchangeable (either mandatorily or at the sole option of the holder thereof) for Indebtedness or Disqualified Stock; or

(3)	is redeemable at the option of the holder thereof, in whole or in part;

in each case prior to the date that is 91 days after the Stated Maturity of the Notes at the time of issuance of the respective Disqualified Stock; provided that only the portion of Equity Interests that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, that if such Equity Interests are issued to any employee or to any plan for the benefit of future, present or former employees, directors, officers, managers, members, partners, independent contractors or consultants of the Issuer or its Subsidiaries or by any such plan to such future, present or former employees, directors, officers, managers, members, partners, independent contractors or consultants, such Equity Interests shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Equity Interests held by any Permitted Payee of the Issuer, any of its Subsidiaries, any parent entity or any other entity in which the Issuer or a Restricted Subsidiary has an investment and is designated in good faith as an “affiliate” by the Board of Directors of the Issuer, in each case pursuant to any stock subscription or shareholders’ agreement, management equity plan or stock option plan or any other management or employee benefit plan or agreement, shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries or any parent entity or in order to satisfy applicable statutory or regulatory obligations; provided, further, than any class of Equity Interests of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Dollars” or “$” means the lawful currency of the United States of America.

“EBITDA Grower Amount” means Consolidated EBITDA for the most recently ended Test Period.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any Capital Stock that arises only by reason of the happening of a contingency that is outside of the control of the holder of such Capital Stock or any debt security that is convertible into, or exchangeable for, Capital Stock (including, for the avoidance of doubt, any Convertible Indebtedness of the Issuer unless and until actually converted or exchanged into such Capital Stock, Permitted Bond Hedge Transactions and Permitted Warrant Transactions entered into as a part of, or in connection with, an issuance of such Convertible Indebtedness)).

“Equity Offering” means (1) a sale of Capital Stock (other than through the issuance of Disqualified Stock) other than (a) offerings registered on Form S-8 (or any successor form) under the Securities Act or any similar offering in other jurisdictions or other securities of the Issuer and (b) issuances of Capital Stock to any Subsidiary of the Issuer or (2) a cash equity contribution to the Issuer.

“Escrow Account” means a deposit or securities account at a financial institution into which any Escrow Funds are deposited.

“Escrow Debt” means any Indebtedness of an Escrow Subsidiary (which may not be guaranteed or receive credit support from any Person other than an Escrow Subsidiary); provided that the net proceeds of such Indebtedness are deposited into an Escrow Account upon the issuance thereof.

“Escrow Funds” means the sum of (a) the net proceeds of any Escrow Debt, plus (b) the related Additional Escrow Amount, plus (c) so long as they are retained in an Escrow Account, any income, proceeds or products of the foregoing.

“Escrow Release Effective Time” has the meaning specified in the definition of the term “Escrow Subsidiary”.

“Escrow Subsidiary” means any Subsidiary of the Issuer that (a) shall have been identified to the Trustee promptly following its formation (and in any event prior to its incurrence of any Indebtedness) and (b) at no time shall contain any assets or liabilities other than any Escrow Debt, any Escrow Funds, any Escrow Accounts and such Subsidiary’s rights and obligations under any documents related to the Escrow Debt. Until such time as the proceeds of such Escrow Debt have been released from escrow in accordance with the applicable escrow arrangements (the “Escrow Release Effective Time”), each relevant Escrow Subsidiary shall be deemed not to be a Subsidiary for any purpose of this Indenture and the other Note Documents; provided that as of and after the Escrow Release Effective Time, each relevant Escrow Subsidiary shall cease to be an Escrow Subsidiary and shall be a Subsidiary for all purposes of this Indenture and the other Note Documents and any Liens securing such Escrow Debt shall be required to be permitted pursuant to the covenant described under Section 4.11 or the definition of “Permitted Liens”.

“Euro” or “€” means the single currency of participating member states of the economic and monetary union as contemplated in the Treaty on European Union.

“Euroclear” means Euroclear Bank SA/NV or any successor thereof.

“European Government Obligations” means any security denominated in Euro that is (1) a direct obligation of any country that is a member of the European Monetary Union and whose long-term debt is rated A1 or higher by Moody’s or A+ or higher by S&P or the equivalent rating category of another Nationally Recognized Statistical Rating Organization on the Issue Date, for the payment of which the full faith and credit of such country is pledged or (2) an obligation of a person controlled or supervised by and acting as an agency or instrumentality of any such country the payment of which is unconditionally Guaranteed as a full faith and credit obligation by such country, which, in either case under the preceding clause (1) or (2), is not callable or redeemable at the option of the issuer thereof.

“Exchange” means The International Stock Exchange.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“Excluded Subsidiary” means any Subsidiary that is (1) an Unrestricted Subsidiary, (2) not wholly owned directly by the Issuer or one or more of its respective Wholly Owned Subsidiaries, (3) an Immaterial Subsidiary, (4) an Excluded Tax Subsidiary, (5) a Non-U.S. Subsidiary for which the providing of a guarantee would reasonably be expected to result in a violation or breach of, or conflict with, fiduciary duties of such Non-U.S. Subsidiary’s officers, directors, or managers, (6) a Subsidiary that is prohibited by applicable law from guaranteeing the Notes, or which would require governmental (including regulatory) consent, approval, license or authorization to provide a guarantee unless, such consent, approval, license or authorization has been received, (7) a Subsidiary that is prohibited from guaranteeing the Notes by any Contractual Obligation in existence on the Issue Date (but not entered into in contemplation thereof) and for so long as any such Contractual Obligation exists (or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition thereof but not entered into in contemplation thereof for so long as any such Contractual Obligation exists), (8) a Subsidiary with respect to which a guarantee by it of the Notes would result in material adverse tax consequences to the Issuer or one or more of its Restricted Subsidiaries, as reasonably determined by the Issuer, (9) any Receivables Subsidiary, (10) not-for-profit Subsidiaries, (11) captive insurance Subsidiaries and (12) any other Subsidiary with respect to which, in the reasonable judgment of the Issuer, the cost or other consequences (including any adverse tax consequences) of guaranteeing the Notes would be excessive in view of the benefits to be obtained by the Holders therefrom; provided that if a Subsidiary provides a Guarantee of the Notes and at the time of such execution, such Subsidiary is an entity described in clauses (1) through (4) or clauses (8) through (12) above, then it shall not constitute an “Excluded Subsidiary” as a result of being an entity described in such clauses(s) (unless released from its obligations as a “Guarantor” in accordance with the terms hereof and under such guarantee or supplemental indenture, including by virtue of later becoming an Excluded Subsidiary pursuant to a different clause of this definition); provided, further, that any Subsidiary of the Issuer that is an obligor or a guarantor under the Senior Credit Agreement, the Convertible Notes or any Other Debt Agreement, in each case that is treated as an “obligation of a United States person” within the meaning of the Code Section 956 shall be deemed to not be an Excluded Subsidiary.

“Excluded Tax Subsidiary” means (1) any Subsidiary of the Issuer that is a Non-U.S. Subsidiary, (2) any FSHCO or (3) any direct or indirect Subsidiary of a FSHCO or Controlled Foreign Subsidiary.

“Factoring Transaction” means any transaction or series of transactions that may be entered into by the Issuer or any Restricted Subsidiary pursuant to which the Issuer or such Restricted Subsidiary may sell, convey, assign or otherwise transfer Receivables Assets (which may include a backup or precautionary grant of security interest in such Receivables Assets so sold, conveyed, assigned or otherwise transferred or purported to be so sold, conveyed, assigned or otherwise transferred) to any Person that is not a Restricted Subsidiary; provided that any such Person that is a Subsidiary meets the qualifications in clauses (1) through (3) of the definition of “Receivables Subsidiary.”

“Fair Market Value” means, with respect to any asset or property, the price that would be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction (as determined in good faith by the senior management or the Board of Directors of the Issuer, whose determination will be conclusive for all purposes under the Note Documents); provided, that with respect to any transaction in which the Issuer or any of its Restricted Subsidiaries, as the case may be, obtains a letter or report from an Independent Financial Advisor stating that the price and/or compensation received in connection with such transaction is the fair market value for such asset or property, such report or letter will be conclusive evidence of the Fair Market Value for purposes of this Indenture.

“Fitch” means Fitch Ratings, Inc. or any successor to the rating agency business thereof.

“FSHCO” means any Subsidiary of the Issuer that is organized under the laws of the United States, any state thereof or the District of Columbia, in each case, which Subsidiary owns no material assets other than Capital Stock and/or indebtedness of one or more Controlled Foreign Subsidiaries or another FSHCO.

“GAAP” means, subject to Section 4.15, generally accepted accounting principles in the United States of America as in effect as of the date of determination thereof.

“Global Note Legend” means the legend set forth in Section 2.06(f)(2), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the 144A Global Notes and the Regulation S Global Notes.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government; including any applicable supranational bodies (such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, without duplication, (1) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation or (d) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (2) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary or reasonable indemnity obligations in effect on the Issue Date, or entered into in connection with any acquisition or Disposition of assets permitted under this Indenture (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor” means any Person that Guarantees the Notes, until such Note Guarantee is released in accordance with the terms of this Indenture.

“Holder” means each Person in whose name the Notes are registered on the Registrar’s books, which shall initially be the nominee of Euroclear and/or Clearstream, as applicable, except as otherwise provided in this Indenture.

“Immaterial Subsidiary” means any Subsidiary of the Issuer that, for any Test Period, does not have both (a) assets (when combined with the assets of all other Immaterial Subsidiaries, after eliminating intercompany obligations) in excess of 5.0% of Consolidated Total Assets and (b) Consolidated EBITDA (when combined with the Consolidated EBITDA of all other Immaterial Subsidiaries, after eliminating intercompany obligations) in excess of 5.0% of the Consolidated EBITDA of the Issuer and the Restricted Subsidiaries for such period.

“incur” means issue, create, assume, enter into any Guarantee of, incur, issue, extend or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) will be deemed to be incurred by such Subsidiary at the time it becomes a Subsidiary and the terms “incurred” and “incurrence” have meanings correlative to the foregoing and any Indebtedness pursuant to any revolving credit or similar facility shall only be “incurred” at the time any funds are borrowed thereunder; provided, further, that (1) with respect to any revolving credit facility secured by a Lien, the full amount of Indebtedness that may be borrowed thereunder may, at the Issuer’s election, be deemed to be incurred at the time any revolving credit commitment thereunder is first extended or increased and will not be deemed to be incurred when such revolving credit facility is drawn upon and (2) if a Lien incurred by the Issuer or any of its Restricted Subsidiaries is granted to secure Indebtedness that was previously unsecured, such Indebtedness will be deemed to be incurred as of the date such Indebtedness is secured.

“Indebtedness” means, with respect to any Person, without duplication:

(a)

the principal of any indebtedness of such Person, whether or not contingent, (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (iii) representing the deferred and unpaid purchase price of any property, (iv) in respect of Capitalized Lease Obligations or (v) representing any net obligations under Swap Contracts, in each case, if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Swap Contracts) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(b)

to the extent not otherwise included, any guarantee by such Person of the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

(c)

to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (x) the Fair Market Value of such asset on the date such Indebtedness was incurred or, at the option of such Person, at such date of determination, and (y) the amount of such Indebtedness of such other Person.

Notwithstanding the above provisions, in no event shall the following constitute Indebtedness:

(i)	Contingent Obligations incurred in the ordinary course of business or consistent with past practices;

(ii)	obligations under or in respect of Receivables Financings;

(iii)	any balance that constitutes a trade payable, accrued expense or similar obligation to a trade creditor, in each case incurred in the ordinary course of business;

(iv)	any license in the ordinary course of business;

(v)

intercompany liabilities that would be eliminated on the consolidated balance sheet of the Issuer and its consolidated Subsidiaries (excluding, for the avoidance of doubt, funded Indebtedness for borrowed money);

(vi)	prepaid or deferred revenue arising in the ordinary course of business;

(vii)	Cash Management Services;

(viii)

any purchase price or other post-closing payment adjustments, including royalties, earnouts, contingent payments or deferred payments of a similar nature incurred in connection with any acquisition or disposition by the Issuer or any of its consolidated Subsidiaries, in each case to which the counterparty may become entitled; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid in a timely manner;

(ix)

any obligations that would otherwise constitute Indebtedness, to the extent (i) of any funds that are irrevocably deposited with the trustee or agent or otherwise for the benefit of the holders thereof and (ii) an irrevocable and unconditional notice of redemption, offer to purchase or notice of prepayment under the instrument governing such indebtedness has been delivered, in each case, in connection with the redemption, tender, defeasance or other early payment of such indebtedness, either in whole or in part;

(x)

for the avoidance of doubt, any obligations in respect of workers’ compensation claims, early retirement or termination obligations, payroll liabilities, deferred compensation, employee or director equity plans, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage taxes;

(xi)	Capital Stock (other than Disqualified Stock and Preferred Stock);

(xii)	any Permitted Bond Hedge Transaction or Permitted Warrant Transaction;

(xiii)	indebtedness that constitutes “Indebtedness” merely by virtue of a pledge of an Investment (without any accompanying guaranty) in an Unrestricted Subsidiary;

(xiv)	prepayments of deposits received from clients or customers in the ordinary course of business or consistent with past practices; or

(xv)

obligations under any license, permit or other approval (or guarantees given in respect of such obligations) incurred prior to the Issue Date or in the ordinary course of business or consistent with past practices.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of nationally or internationally recognized standing that is, in the good faith determination of the Issuer, qualified to perform the task for which it has been engaged.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” has the meaning assigned to it in the preamble to this Indenture.

“Interest Payment Date” means, with respect to a Note, February 15 and August 15 of each year to Stated Maturity, commencing August 15, 2026 (or on such other date specified in the certificate representing such Note).

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of (1) loans (including guarantees of Indebtedness), (2) advances or capital contributions (excluding accounts receivable, credit card and debit card receivables, trade credit and advances or other payments made to customers, dealers, suppliers and distributors and payroll, commission, travel and similar advances to officers, directors, managers, employees, consultants and independent contractors made in the ordinary course of business), and (3) purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any such other Person. If the Issuer or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary, or any Restricted Subsidiary issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary or a Wholly Owned Subsidiary of the Issuer, the Issuer shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Restricted Subsidiary retained. In no event shall a guarantee of an operating lease of the Issuer or any Restricted Subsidiary be deemed an Investment.

The amount of any Investment outstanding at any time shall be the original cost of such Investment (determined, in the case of any Investment made with assets of the Issuer or any Restricted Subsidiary, based on the Fair Market Value of the assets invested and without taking into account subsequent increases or decreases in value), reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Issuer or a Restricted Subsidiary in respect of such Investment and shall be net of any Investment by such Person in the Issuer or any Restricted Subsidiary.

“Investment Grade Status” shall occur when the Notes receive two of the following:

(a)	a rating of “BBB-” or higher from S&P;

(b)	a rating of “Baa3” or higher from Moody’s; or

(c)	a rating of “BBB-” or higher from Fitch;

or the equivalent of such rating by such rating organization or, if no rating of S&P, Moody’s or Fitch then exists, the equivalent of such rating by any other Nationally Recognized Statistical Ratings Organization.

“Issue Date” means February 4, 2026.

“joint venture” means any joint venture or similar arrangement (in each case, regardless of legal formation), including but not limited to collaboration arrangements, profit sharing arrangements or other contractual arrangements.

“laws” means, collectively, all applicable international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“Legal Holiday” means a Saturday, Sunday or other day on which commercial banks in New York City, New York, or, London, United Kingdom, or in the country or U.S. state in which the corporate trust office is located, or in the place of payment, are authorized or required by law to remain closed, or on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, does not operate. If a payment date (including a Redemption Date, Change of Control Payment Date or other purchase date or repurchase date) is on a Legal Holiday, payment will be made on the next succeeding day that is not a Legal Holiday and no interest shall accrue for the intervening period.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent or similar statutes) of any jurisdiction); provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien. For the avoidance of doubt, issuing or settling conversions of Convertible Indebtedness will not be deemed to constitute a Lien.

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/ or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Material Adverse Effect” means (a) a material adverse effect on the business, assets, property, liabilities (actual or contingent), financial condition or results of operations of the Issuer and its Restricted Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Issuer and Guarantors (taken as a whole) to perform their respective obligations under the Note Documents or (c) a material adverse effect on the rights and remedies of the Holders or the Trustee under the Note Documents (taken as a whole).

“Material Intellectual Property” shall mean all intellectual property of the Issuer and the Guarantors as of the Issue Date that is, individually or in the aggregate, material to the operation of the business of the Issuer and its Restricted Subsidiaries, taken as a whole.

“Material Restricted Subsidiary” means each Restricted Subsidiary which, as of the most recent Test Period of the Issuer, (i) contributed greater than 5.0% of Consolidated EBITDA for such period or (ii) contributed greater than 5.0% of Consolidated Total Assets as of such date.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to the rating agency business thereof.

“Nationally Recognized Statistical Rating Organization” means a “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act.

“Net Short” means, with respect to a Holder or a beneficial owner of any Notes, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 International Swaps and Derivatives Association, Inc. Credit Derivatives Definitions) to have occurred with respect to the Issuer or any Guarantor immediately prior to such date of determination.

“Non-Guarantor” means any Subsidiary of the Issuer that is not a Guarantor.

“Non-U.S. Subsidiary” means any Subsidiary of the Issuer that is not a U.S. Subsidiary.

“Note Documents” means the Notes (including Additional Notes), the Note Guarantees and this Indenture.

“Note Guarantee” means the joint and several guarantee by each Guarantor of the Issuer’s obligations under this Indenture and the Notes.

“Notes” means the Initial Notes and, unless the context otherwise requires, any Additional Notes that are actually issued under this Indenture.

“Offering Memorandum” means the final offering memorandum, dated as of January 28, 2026, relating to the offering of the Initial Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, the Controller or the Secretary (or any person serving the equivalent function of any of the foregoing) of such Person (or of any direct or indirect parent, general partner, managing member or sole member of such Person) or any individual designated as an “Officer” by the Board of Directors of such Person (or the Board of Directors of any direct or indirect parent or the general partner, managing member or sole member of such Person).

“Officer’s Certificate” means, with respect to any Person, a certificate signed by one Officer of such Person.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably satisfactory to the Trustee. The counsel may be an employee of or counsel to the Issuer or its Subsidiaries.

“Participant” means with respect to any Depositary, a Person who is a participant of or has an account with such Depositary.

“Permitted Acquisition” means the purchase or other acquisition of all or substantially all of the property and assets or business of, any Person or of assets constituting a business unit, a line of business or division of such Person, or more than 50% of the Equity Interests in a Person that, upon the consummation thereof, will be a Restricted Subsidiary (including as a result of a merger or consolidation).

“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) on the Issuer’s common stock purchased by the Issuer in connection with the issuance of any Convertible Indebtedness; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the Issuer from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by the Issuer from the sale of such Convertible Indebtedness issued in connection with the Permitted Bond Hedge Transaction.

“Permitted Change of Control” means any Change of Control that does not constitute a Change of Control Triggering Event.

“Permitted Liens” means, with respect to any Person:

(1)

Liens (including pledges and deposits) incurred (a) in connection with workers’ compensation, employment, unemployment insurance and other social security laws or regulations or similar legislation, (b) in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, (c) to secure public, statutory or regulatory obligations of such Person or to secure performance, surety, stay, customs or appeal bonds and other obligations of a like nature to which such Person is a party, (d) as security for contested taxes or import duties or for the payment of rent or (e) in respect of letters of credit, bank guarantees or similar instruments issued for the account of such Person in the ordinary course of business supporting obligations of the type set forth in clauses (1)(a) through (1)(d) above, in each case incurred in the ordinary course of business;

(2)

Liens imposed by law, such as carriers’, warehousemen’s, landlords’, materialmen’s, repairman’s, construction contractors’, mechanics’, suppliers’ or other like Liens, in each case for sums not yet overdue by more than 60 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review (or which, if due and payable, are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained, to the extent required by GAAP) or with respect to which the failure to make payment would not reasonably be expected to have a Material Adverse Effect, as determined in good faith by management of the Issuer;

(3)

Liens for taxes, assessments or other governmental charges or levies (a) which are not yet overdue for 30 days or not yet due or payable or (b) which are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained to the extent required by GAAP, or for property taxes on property such Person or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property, or (c) with respect to which the failure to make payment would not reasonably be expected to have a Material Adverse Effect as determined in good faith by management of the Issuer or a director or indirect parent of the Issuer;

(4)

Liens in favor of the issuers of performance and surety bonds, bids, indemnities, trade contracts, warranties, releases, appeals or similar bonds or with respect to regulatory requirements or letters of credit or bankers’ acceptances issued and completion of guarantees provided for, in each case, pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5)

survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, reservation of rights or zoning, building codes or other restrictions (including defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely interfere with the ordinary conduct of the business of such Person;

(6)

(a)

Liens incurred to secure obligations in respect of Indebtedness if, on a Pro Forma Basis after giving effect to the incurrence of such Lien (and after giving effect to any acquisition consummated concurrently therewith and all other appropriate pro forma adjustment events and calculated as if any increase in any Indebtedness secured by such Lien were fully drawn on the effective date thereof but without giving effect to the cash proceeds of such Indebtedness then being incurred), (i) for any such Indebtedness that is secured on a pari passu or senior basis with the Senior Credit Agreement, the Convertible Notes or any Other Debt Agreement, or is otherwise secured on a first lien or senior basis, the Consolidated First Lien Net Leverage Ratio for such Test Period does not exceed 4.00:1.00, (ii) for any such Indebtedness that is secured on a junior basis with the Senior Credit Agreement, or is otherwise secured on a second lien or junior basis, the Convertible Notes or any Other Debt Agreement, the Consolidated Secured Net Leverage Ratio for such Test Period does not exceed 4.25:1.00, or (iii) for any such Indebtedness that is secured by any assets that do not secure the Senior Credit Agreement, the Convertible Notes or any Other Debt Agreement, or any refinancing or replacement thereof, the Consolidated Total Net Leverage Ratio for such Test Period does not exceed 5.00:1.00 (such Indebtedness, “Ratio Liens”); provided, that the aggregate principal amount of Ratio Liens and Acquisition Ratio Liens incurred by Restricted Subsidiaries that are Non-Guarantors, together with the aggregate principal amount of Indebtedness secured by a Lien that is incurred under clause (36) below, shall not exceed in the aggregate the greater of (x) $700.0 million and (y) 70.0% of the EBITDA Grower Amount at any one time outstanding;

(b)

Liens incurred to secure obligations in respect of Indebtedness the outstanding principal amount of which at any one time outstanding shall not exceed (1) the greater of (A) $1,016.0 million and (B) 100.0% of the EBITDA Grower Amount, minus any amounts incurred pursuant to clause (6)(e)(C) below (such amount, the “Incremental Facility Amount”), plus (2) $2,914.0 million, plus €587.0 million;

(c)

Capitalized Lease Obligations and other purchase money obligations incurred by the Issuer or any of its Restricted Subsidiaries in connection with any Sale and Leaseback Transactions not to exceed the greater of (x) $400.0 million and (y) 40.0% of the EBITDA Grower Amount; provided that such Lien extends only to the assets subject to such Sale and Leaseback Transactions or the assets and/or Capital Stock the acquisition, lease, construction, repair, replacement or improvement of which is financed thereby and any replacements, additions and accessions thereto, any income or profits thereof and any proceeds from the disposition thereof; provided, further, that individual financings provided by a lender may be cross-collateralized to other financings provided by such lender or its affiliates; provided, further, that Liens in connection with any Sale and Leaseback Transaction not made in reliance of this clause (c) shall be permitted subject to the terms of Section 2.05(b)(ii) and Section 7.04 of the Senior Credit Agreement (or any successor provisions thereof), in each case without giving effect to (i) the application of sections (B) or (C) in the proviso to Section 2.05(b)(ii) and (ii) any reinvestment rights pursuant to Section 7.04(b) of the Senior Credit Agreement (or, in each case, any successor provisions thereof);

(d)

Liens incurred to secure obligations in respect of Indebtedness (including Capitalized Lease Obligations and mortgage financings as purchase money obligations) incurred by the Issuer or any of its Restricted Subsidiaries to finance all or any part of the purchase, lease, construction, installation, repair or improvement of property (real or personal), plant or equipment or other fixed or capital assets (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) and Indebtedness arising from the conversion of the obligations of the Issuer or any

Restricted Subsidiary under or pursuant to any “synthetic lease” transactions to on-balance sheet Indebtedness of the Issuer or such Restricted Subsidiary, in an aggregate principal amount or liquidation preference, including all Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred issued pursuant to this clause (6)(d), not to exceed the greater of (x) $400.0 million and (y) 40.0% of the EBITDA Grower Amount, at any one time outstanding, plus, in the case of any refinancing of any Liens permitted under this clause (6)(d) or any portion thereof, any Refinancing Expenses; provided that such Lien extends only to the assets subject to such Sale and Leaseback Transactions or the assets and/or Capital Stock the acquisition, lease, construction, repair, replacement or improvement of which is financed thereby and any replacements, additions and accessions thereto, any income or profits thereof and any proceeds from the disposition thereof; provided, further, that individual financings provided by a lender may be cross-collateralized to other financings provided by such lender or its affiliates; provided, further, that Liens in connection with any Capitalized Lease Obligations incurred by Issuer or any Restricted Subsidiary pursuant to this clause (d) in connection with a Sale and Leaseback Transaction shall not be subject to the foregoing limitation so long as the proceeds of such Sale and Leaseback Transaction are applied in accordance with the last proviso of subclause (6)(c) of this definition of “Permitted Liens”;

(e)

Liens incurred to secure obligations in respect of Indebtedness in an aggregate principal amount or liquidation preference that, when aggregated with the principal amount or liquidation preference of all other Liens incurred pursuant to this clause (6)(e), does not exceed (A) the greater of (x) $800.0 million and (y) 80.0% of the EBITDA Grower Amount, at any one time outstanding, plus, (B) in the case of any refinancing of any Liens permitted under this clause (6)(e) or any portion thereof, any Refinancing Expenses, plus, (C) at the Issuer’s option, an amount equal to any Incremental Facility Amount available pursuant to clause (6)(b) above; and

(f)

Liens incurred to secure obligations in respect of (1) Indebtedness (i) of the Issuer or any of its Restricted Subsidiaries incurred or assumed in connection with an acquisition of any assets (including Capital Stock), business or Person and (ii) of any Person that is acquired by the Issuer or any of its Restricted Subsidiaries or merged into or consolidated or amalgamated with the Issuer or a Restricted Subsidiary in accordance with the terms of this Indenture and (2) Indebtedness incurred or Disqualified Stock or Preferred Stock issued or, in each case, assumed in anticipation of, or in connection with, an acquisition of any assets, business (including Capital Stock) or Person or any similar Investment (such Indebtedness, “Acquisition Ratio Liens”), in each case so long as after giving Pro Forma Effect to such acquisition, merger, consolidation or amalgamation and the incurrence of such Lien, (A) the Issuer would be permitted to incur at least $1.00 of additional Liens as Ratio Liens, or (B) such Liens could be incurred as Ratio Liens; provided, that the aggregate principal amount of Ratio Liens and Acquisition Ratio Liens incurred by Restricted Subsidiaries that are Non-Guarantors, together with the aggregate principal amount of Indebtedness secured by a Lien that is incurred under clause (36) below, shall not exceed in the aggregate the greater of (x) $700.0 million and (y) 70.0% of the EBITDA Grower Amount at any one time outstanding;

(7)

Liens of any the Issuer or any Restricted Subsidiary existing on the Issue Date and any modifications, replacements, renewals or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or (B) proceeds and products thereof; provided that individual financings provided by a lender may be cross collateralized to other financings provided by such lender or its affiliates and (ii) the modification, replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens;

(8)

Liens on assets of, or Equity Interests in, a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, that such Liens are limited to all or a portion of the assets (and improvements on such assets) that secured

(or, under the written arrangements under which the Liens arose, would secure) the obligations to which such Liens relate; provided, further, that for purposes of this clause (8), if a Person becomes a Subsidiary, any Subsidiary of such Person shall be deemed to become a Subsidiary of the Issuer, and any property or assets of such Person or any Subsidiary of such Person shall be deemed acquired by the Issuer at the time of such merger, amalgamation or consolidation;

(9)

Liens on assets at the time the Issuer or any Restricted Subsidiary acquired such assets, including any acquisition by means of a merger, amalgamation or consolidation with or into the Issuer or such Restricted Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, that such Liens are limited to all or a portion of the property or assets (and improvements on such property or assets) that secured (or, under the written arrangements under which the Liens arose, would secure) the obligations to which such Liens relate; provided, further, that for purposes of this clause (9), if, in connection with an acquisition by means of a merger, amalgamation or consolidation with or into the Issuer or any Restricted Subsidiary, a Person other than the Issuer or Restricted Subsidiary is the successor company with respect thereto, any Subsidiary of such Person shall be deemed to become a Subsidiary of the Issuer or such Restricted Subsidiary, as applicable, and any property or assets of such Person or any such Subsidiary of such Person shall be deemed acquired by the Issuer or such Restricted Subsidiary, as the case may be, at the time of such merger, amalgamation or consolidation;

(10)	Liens securing Indebtedness or other obligations of the Issuer or a Restricted Subsidiary owing to the Issuer or a Restricted Subsidiary;

(11)	Liens securing Swap Contracts incurred (including in connection with any Qualified Receivables Financing), other than for speculative purposes;

(12)

Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit entered into in the ordinary course of business issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13)

leases, subleases, licenses, sublicenses, occupancy agreements or assignments of or in respect of real or personal property, including (a) any interest or title of a lessor under any lease or sublease entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business and other statutory and common law landlords’ liens under leases, (b) any interest or title of a licensor under any license or sublicense entered into by the Issuer or any Restricted Subsidiary as a licensee or sublicensee existing on the Issue Date or in the ordinary course of its business and (c) assignments of insurance or condemnation proceeds relating to any property provided to landlords (or their mortgagees) pursuant to the terms of any lease of such property;

(14)	Liens arising from Uniform Commercial Code financing statements or similar filings made in respect of operating leases or consignments entered into by the Issuer or any of its Restricted Subsidiaries;

(15)	Liens in favor of the Issuer or any Guarantor;

(16)

(a)  Liens on Receivables Assets and related assets, or created in respect of bank accounts into which only the collections in respect of Receivables Assets have been, sold, conveyed, assigned or otherwise transferred or purported to be so sold, conveyed, assigned or otherwise transferred in connection with a Qualified Receivables Factoring and/or Qualified Receivables Financing and (b) Liens securing Indebtedness or other obligations of any Receivables Subsidiary;

(17)	deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers or under self-insurance arrangements in respect of such obligations;

(18)	Liens on the Equity Interests of Unrestricted Subsidiaries;

(19)	grants of intellectual property, software and other technology rights and licenses;

(20)

judgment and attachment Liens not giving rise to an Event of Default pursuant to under clauses (5) or (6) of the definition of “Event of Default” under Section 6.01 and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(21)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(22)	Liens incurred to secure Cash Management Services and other “bank products”;

(23)

Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (7), (8), (9) or (11) or succeeding clause (49) of this definition; provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured (or, under the written arrangements under which the original Lien arose, would secure) the original Lien (plus any replacements, additions, accessions and improvements on such property), (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (7), (8), (9), (11) or (49) of this definition at the time the original Lien became a Permitted Lien, and (B) an amount necessary to pay any Refinancing Expenses, related to such refinancing, refunding, extension, renewal or replacement and (z) any amounts incurred under this clause (23) as refinancing indebtedness of clause (49) of this definition shall reduce the amount available under such clause (49);

(24)	Liens on the assets and equity interests of Restricted Subsidiaries that are Non-U.S. Subsidiaries and are Non-Guarantors;

(25)	[reserved];

(26)

Liens on the Equity Interests or assets of a joint venture to secure Indebtedness of such joint venture to the Issuer or a Restricted Subsidiary and to the other holders of Equity Interests or participants of such joint venture, so long as the percentage of the aggregate amount of such Indebtedness of such joint venture owed to such holders of its Equity Interests or participants of such joint venture does not exceed the percentage of the aggregate outstanding amount of the Equity Interests of such joint venture held by such holders or such participant’s participation in such joint venture;

(27)

Liens on equipment of the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business to the Issuer’s or such Restricted Subsidiary’s client at which such equipment is located;

(28)	[reserved];

(29)

Liens (a) on property or assets used to redeem, repay, defease or to satisfy and discharge Indebtedness; and (b) in favor of a trustee or agent in an indenture or credit facility relating to any Indebtedness to the extent such Liens secure only customary compensation and reimbursement obligations of such trustee or agent;

(30)

Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation and exportation of goods in the ordinary course of business;

(31)

Liens (a) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision (or other applicable law), on items in the course of collection; (b) attaching to any cash pooling arrangements, commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business; and (c) in favor of banking or other financial institutions or entities, or electronic payment service providers, arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking or finance industry;

(32)

Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or other Persons not given in connection with the issuance of Indebtedness; (ii) relating to pooled deposit or sweep accounts of the Issuer or any Guarantor to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and the Guarantors; or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any Guarantor in the ordinary course of business;

(33)	any encumbrance or restriction (including put and call arrangements) with respect to Equity Interests of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(34)

Liens on insurance policies and the proceeds thereof securing Indebtedness of the Issuer or any Restricted Subsidiary consisting of (x) installment insurance premiums or (y) the financing of insurance premiums;

(35)	Liens on vehicles or equipment of the Issuer or any Subsidiary granted in the ordinary course of business;

(36)

Liens on assets of any Subsidiaries of the Issuer that are Non-Guarantors that secure obligations in respect of Indebtedness, Disqualified Stock or Preferred Stock of such Subsidiaries in an aggregate principal amount or liquidation preference, as applicable, not to exceed, together with the aggregate principal amount of Ratio Liens and Acquisition Ratio Liens that is incurred by Restricted Subsidiaries that are Non-Guarantors, in the aggregate, the greater of (x) $700.0 million and (y) 70.0% of the EBITDA Grower Amount, at any one time outstanding, plus, in the case of any refinancing of any Liens permitted under this clause (36) or any portion thereof, any Refinancing Expenses (it being understood that any Liens incurred pursuant to this clause (36) shall cease to be deemed incurred pursuant to this clause (36) but shall be deemed incurred as Ratio Liens from and after the first date on which such Non-Guarantor could have incurred such Liens as Ratio Liens (to the extent such Non-Guarantor is able to incur any Liens related thereto as Permitted Liens after such reclassification));

(37)

Liens disclosed by any title insurance policies obtained by the Issuer in good faith and the replacement, extension or renewal of any such Liens; provided that such replacement, extension or renewal Liens do not cover any property other than the property that was subject to such Liens prior to such replacement, extension or renewal;

(38)	Liens arising solely by virtue of any statutory or common law provision or customary business provision relating to banker’s liens, rights of set-off or similar rights;

(39)

(a)  Liens solely on any earnest money deposits of cash or Cash Equivalents made, or escrow or similar arrangements entered into, by the Issuer or any Restricted Subsidiary in connection with any letter of intent or other agreement in respect of any Investment or other acquisitions, Dispositions or transactions not prohibited hereunder, (b) Liens on advances of cash or Cash Equivalents in favor of the seller of any property to be acquired in an Investment or other acquisition, Disposition or transaction not prohibited hereunder to be applied against the purchase price for such Investment and (c) Liens on cash collateral or other deposits in respect of letters of credit entered into in the ordinary course of business;

(40)	the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(41)	Liens on securities that are the subject of repurchase agreements in connection with Investments or other acquisitions, Dispositions or transactions not prohibited under this Indenture;

(42)

Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(43)

rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Issuer or any of its Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(44)	restrictive covenants affecting the use to which real property may be put; provided that such covenants are complied with;

(45)

security given to a public utility or any municipality or Governmental Authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(46)	zoning by-laws and other land use restrictions, including site plan agreements, development agreements and contract zoning agreements;

(47)

Liens created pursuant to the general conditions of a bank operating in The Netherlands based on the general conditions drawn up by the Netherlands Bankers’ Association (Nederlandse Vereniging van Banken) and the Consumers Union (Consumentenbond) or pursuant to any other general conditions of, or any contractual arrangement with, any such bank to substantially the same effect;

(48)	Liens on cash proceeds of Indebtedness (and on the related escrow accounts) in connection with the issuance of such Indebtedness into (and pending the release from) a customary escrow arrangement;

(49)

for purposes of cash management arrangements among the Issuer and the Guarantors, Liens incurred to secure back-to-back reimbursement obligations for working capital enhancement or other similar arrangements, the aggregate principal amount of which obligations or arrangements do not exceed the greater of (i) $400.0 million and (ii) 40.0% of the EBITDA Grower Amount at any one time outstanding;

(50)	[reserved];

(51)

Liens comprising customary rights and restrictions contained in agreements relating to Dispositions pending the completion thereof, or in the case of a license, during the term thereof and any option or other agreement to Dispose any asset not prohibited by the covenant described under Section 5.01; and

(52)

Liens incurred to secure obligations in respect of Indebtedness (other than under the Senior Credit Agreement) consisting of letters of credit, bank guarantees and foreign lines of credit in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $400.0 million and (y) 40.0% of the EBITDA Grower Amount, at any one time outstanding.

“Permitted Payee” means any Company Person (or any Affiliate, Permitted Transferee or other transferee of any of the foregoing).

“Permitted Restructuring Transactions” means, collectively, any transfers, dividends (other than dividends paid directly or indirectly by the Issuer), mergers, internal reorganizations, Restricted Payments (as defined in the Senior Credit Agreement as in effect on the date hereof), intercompany Dispositions or Investments and related Indebtedness, in each case among the Issuer and its Restricted Subsidiaries (collectively for purposes of this definition, “Transfers”) either (1) undertaken in order to achieve synergies or tax efficiencies related to any Permitted Acquisition or any other Investment and integration thereof (as reasonably determined by the Issuer) or (2) in connection with any corporate reorganization or restructuring of the Issuer’s subsidiaries or other tax planning or reorganization activities; provided that for each Transfer (i) immediately before and after giving effect thereto, no Default or Event of Default will have occurred and be continuing and (ii) after giving effect thereto, the value of the Guarantees, taken as a whole, are not materially impaired (as determined by the Issuer in good faith).

“Permitted Transferees” means, with respect to any Person that is a natural Person (and any Permitted Transferee of such Person), (a) such Person’s immediate family, including his or her spouse, ex-spouse, children, step-children, grandchildren and their respective lineal descendants, parent, step-parent, grandparent, domestic partner, former domestic partner, sibling or step-sibling (and any lineal descendant thereof), mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships), (b) any trust, partnership, estate planning vehicle or other legal entity the direct or indirect beneficiaries or owners of which are persons referred to in the preceding clause (a) and (c) such Person’s estate, heirs, legatees, distributees, executors and/or administrators upon the death of such Person, or any private foundation or fund that is controlled thereby, and any other Person who was an Affiliate of such Person upon the death of such Person and who, upon such death, directly or indirectly owned Equity Interests in the Issuer.

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) on the Issuer’s common stock sold by the Issuer substantially concurrently with any purchase by the Issuer of a related Permitted Bond Hedge Transaction.

“Person” means any individual, corporation, company, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government (or any agency or political subdivision thereof) or any other entity.

“Preferred Stock” means any Equity Interest with preferential right of payment of cumulative cash dividends (other than dividends that are solely payable as and when declared by the Board of Directors of the Issuer).

“Private Placement Legend” means the legend set forth in Section 2.06(f)(1)(A) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” mean, with respect to the calculation of any test, financial ratio, basket or covenant under this Indenture, including the Consolidated First Lien Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio, the Consolidated Total Net Leverage Ratio and the calculation of Consolidated Interest Expense, Consolidated Total Assets, Consolidated Net Income, Consolidated EBITDA, and the EBITDA Grower Amount of any Person and its Restricted Subsidiaries, as of any date, that pro forma effect will be given to the Senior Credit Agreement Transactions, any Specified Transaction, any acquisition, merger, amalgamation, consolidation, Investment, any issuance, incurrence, assumption or repayment or redemption of Indebtedness (including Indebtedness issued, incurred or assumed or repaid or redeemed as a result of, or to finance, any relevant transaction and for which any such test, financial ratio, basket or covenant is being calculated), any issuance or redemption of Preferred Stock or Disqualified Stock, all sales, transfers and other dispositions or discontinuance of any Subsidiary, line of business, division, segment or operating unit, or any designation of a Restricted Subsidiary to an Unrestricted Subsidiary or of an Unrestricted Subsidiary to a Restricted Subsidiary, in each case that have occurred during the four consecutive fiscal quarter period of such Person being used to calculate such test, financial ratio, basket or covenant (the “Reference Period”), or subsequent to the end of the Reference Period but prior to such date or prior to or substantially simultaneously with the event for which a determination under this definition is made (including (1) any such event occurring at a Person who became a Restricted Subsidiary of the subject Person or was merged, amalgamated or consolidated with or into the subject Person or any other Restricted Subsidiary of the subject Person after the commencement of the Reference Period and (2) with respect to any proposed Investment or acquisition of the subject Person for which committed financing is or is sought to be obtained, the event for which a determination under this definition is made may occur after the date upon which the relevant determination or calculation is made), in each case, as if each such event occurred on the first day of the Reference Period; provided that (a) pro forma effect will be given to reasonably identifiable and quantifiable pro forma cost savings or expense reductions related to operational efficiencies (including the entry into or renegotiation of any material contract or arrangement), strategic initiatives or purchasing improvements and other cost savings, improvements or synergies, in each case, that have been realized, or are reasonably expected to be realized, by such Person and its Restricted Subsidiaries based upon actions to be taken within 24 months after the consummation of the action as if such cost savings, expense reductions, improvements and synergies occurred (or were realized) on the first day of the Reference Period, (b) no amount shall be added back pursuant to this definition to the extent duplicative of amounts that are otherwise included in computing Consolidated EBITDA for such Reference Period and (c) adjustments in the nature cost savings, operating expense reductions, operating improvements and synergies and similar items made pursuant to the definitions of “Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect,” together with the aggregate amount of adjustments to Consolidated EBITDA pursuant to clause (1)(k) thereof, shall not exceed in the aggregate 30% of Consolidated EBITDA for any Test Period (prior to giving effect to the addback of such items pursuant to this definition and such clause (1)(k) of Consolidated EBITDA).

For purposes of making any computation referred to above:

(a)

if any Indebtedness bears a floating rate of interest and is being given Pro Forma Effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date for which a determination under this definition is made had been the applicable rate for the entire period (taking into account any Swap Contracts applicable to such Indebtedness if such Swap Contracts has a remaining term in excess of 12 months);

(b)

interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer, in his or her capacity as such and not in his or her personal capacity, of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP;

(c)

interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate;

(d)

interest on any Indebtedness under a revolving credit facility or a Qualified Receivables Financing computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period; and

(e)	to the extent not already covered above, any such calculation may include adjustments calculated in accordance with Regulation S X under the Securities Act.

Any pro forma calculation may include (1) adjustments calculated in accordance with Regulation S-X under the Securities Act and (2) adjustments calculated to give effect to any Pro Forma Cost Savings; provided that any such adjustments that consist of reductions in costs and other operating improvements or synergies shall be calculated in accordance with, and satisfy the requirements specified in, the definition of “Pro Forma Cost Savings” and shall be subject to the limitations set forth above in this definition.

“Pro Forma Cost Savings” means, without duplication of any amounts referenced in the definition of “Pro Forma Basis,” an amount equal to the amount of “run rate” cost savings, operating expense reductions, operating improvements and synergies, in each case, projected in good faith to be realized (calculated on a pro forma basis as though such items had been realized on the first day of such period) as a result of actions taken or to be taken by the Issuer (or any successor thereto) or any Restricted Subsidiary, net of the amount of actual benefits realized or expected to be realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such actions; provided that such cost savings, operating expense reductions, operating improvements and synergies are reasonably identifiable (as determined in good faith by a responsible financial or accounting officer, in his or her capacity as such and not in his or her personal capacity, of the Issuer (or any successor thereto)) and are reasonably anticipated to result from actions taken or to be taken within 24 months after the consummation of any change that is expected to result in such cost savings, expense reductions, operating improvements or synergies; provided that no cost savings, operating expense reductions, operating improvements and synergies shall be added pursuant to this definition to the extent duplicative of any expenses or charges otherwise added to Consolidated Net Income or Consolidated EBITDA, whether through a pro forma adjustment, add back exclusion or otherwise, for such period.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Receivables Factoring” means any Factoring Transaction that meets the following conditions:

(a)

such Factoring Transaction is non-recourse to, and does not obligate, Issuer or any Restricted Subsidiary, or their respective properties or assets (other than Receivables Assets) in any way other than pursuant to Standard Securitization Undertakings;

(b)

all sales, conveyances, assignments and/or contributions of Receivables Assets by Issuer or any Restricted Subsidiary are made at Fair Market Value in the context of a Factoring Transaction (as determined in good faith by Issuer); and

(c)

such Factoring Transaction (including financing terms, covenants, termination events (if any) and other provisions thereof) is on market terms at the time such Factoring Transaction is first entered into (as determined in good faith by Issuer) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure any Credit Facility shall not be deemed a Qualified Receivables Factoring.

“Qualified Receivables Financing” means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:

(1)

all sales/transfers assignments and/or contributions of Receivables Assets by the Issuer or any Restricted Subsidiary to such Receivables Subsidiary are made at Fair Market Value (as determined in good faith by the Issuer); and

(2)

the financing terms, covenants, termination events and other provisions thereof shall be market terms at the time the receivables financing is first introduced (as determined in good faith by the Issuer) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure any Credit Facility shall not be deemed a Qualified Receivables Financing.

“Rating Agencies” means (1) each of Fitch, Moody’s and S&P and (2) if Fitch, Moody’s or S&P ceases to rate the Notes for reasons outside of the Issuer’s control, a Nationally Recognized Statistical Rating Organization selected by the Issuer as a replacement agency for Fitch, Moody’s or S&P, as the case may be.

“Ratings Decline Period” means the period that (1) begins on the earlier of (a) a Change of Control or (b) the first public notice of the intention by the Issuer or another party to effect a Change of Control and (2) ends 60 days following the consummation of such Change of Control; provided, that such period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies.

“Ratings Event” means (a) a downgrade by one or more gradations (including gradations within ratings categories as well as between categories) or withdrawal of the rating of the Notes, in each case within the Ratings Decline Period, by any of the Rating Agencies if the applicable Rating Agencies shall have put forth a public statement to the effect that such downgrade is attributable in whole or in part to the applicable Change of Control and (b) the Notes do not have an Investment Grade Status (as reflected in clauses (1), (2) and (3) of the definition thereof but without reference to the lead-in thereto) from any one of the Rating Agencies at such time.

“Receivables Assets” means accounts receivable (whether now existing or arising in the future) of the Issuer or any of its Subsidiaries that are, or are in the process of becoming, subject to a Qualified Receivables Financing or Qualified Receivables Factoring, and any assets related thereto including all collateral securing such accounts receivable, all contracts and all guarantees or other payment support obligations (including letters of credit, promissory notes or trade credit insurance) in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with non-recourse, asset securitization or factoring transactions involving accounts receivable and any Swap Contracts entered into by the Issuer or any such Subsidiary in connection with such accounts receivable.

“Receivables Financing” means any transaction or series of transactions that may be entered into by the Issuer or any of its Subsidiaries pursuant to which the Issuer or any of its Subsidiaries may sell, contribute, convey, assign or otherwise transfer Receivables Assets to (1) a Receivables Subsidiary (in the case of a transfer by Issuer or any of its Subsidiaries), and (2) any other Person (in the case of a transfer by a Receivables Subsidiary), which in either case, may include a backup or precautionary grant of security interest in such Receivables Assets so sold, contributed, conveyed, assigned or otherwise transferred.

“Receivables Repurchase Obligation” means (1) any obligation of a seller of receivables in a Qualified Receivables Factoring or Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller, or (2) any right of a seller of receivables in a Qualified Receivables Factoring or Qualified Receivables Financing to repurchase defaulted receivables for the purposes of claiming sales tax bad debt relief.

“Receivables Subsidiary” means a Wholly Owned Restricted Subsidiary of the Issuer (or another Person formed for the purposes of engaging in a Qualified Receivables Financing with the Issuer and/or one or more of its Subsidiaries (including, a special purpose securitization vehicle (or similar entity)) in which the Issuer or any Subsidiary of the Issuer makes an Investment (or which otherwise owes to the Issuer or one of its Subsidiaries any deferral of part of the purchase price of the Receivables Assets for the purpose of credit enhancement given under the Qualified Receivables Financing) and to which the Issuer or any Subsidiary of the Issuer sells, conveys, assigns or otherwise transfers Receivables Assets (which may include a backup or precautionary grant of security interest in such Receivables Assets sold, conveyed, assigned or otherwise transferred or purported to be so sold, conveyed, assigned or otherwise transferred)) which engages in no activities other than in connection with the purchase, acquisition or financing of Receivables Assets of the Issuer and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by senior management or the Board of Directors of the Issuer (as provided below) as a Receivables Subsidiary and:

(1)

no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (a) is guaranteed by the Issuer or any Restricted Subsidiary (other than a Receivables Subsidiary, excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (b) is recourse to or obligates the Issuer or any Restricted Subsidiary (other than a Receivables Subsidiary) in any way other than pursuant to Standard Securitization Undertakings, or (c) subjects any property or asset of the Issuer or any Restricted Subsidiary (other than a Receivables Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(2)

with which neither the Issuer nor any Restricted Subsidiary (other than a Receivables Subsidiary) has any material contract, agreement, arrangement or understanding other than on terms which the Issuer reasonably believes to be no less favorable to the Issuer or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer; and

(3)

to which neither the Issuer nor any other Subsidiary of the Issuer has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by senior management or the Board of Directors of the Issuer shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Issuer or the determination by applicable senior management of the Issuer, in each case giving effect to such designation and an officer’s certificate certifying that such designation complied with the foregoing conditions.

“refinance”means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell, extend or increase (including pursuant to any defeasance or discharge mechanism) and the terms “refinances,” “refinanced” and “refinancing” as used for any purpose in this Indenture shall have a correlative meaning.

“Refinancing Expenses” means, in connection with any refinancing of any Indebtedness, Disqualified Stock or Preferred Stock, the aggregate principal amount of additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay (1) accrued and unpaid interest; (2) the increased principal amount of any Indebtedness being refinanced resulting from the in-kind payment of interest on such Indebtedness (or in the case of Disqualified Stock or Preferred Stock being refinanced, additional shares of such Disqualified Stock or Preferred Stock); (3) the aggregate amount of original issue discount on the Indebtedness, Disqualified Stock or Preferred Stock being refinanced; (4) premiums (including tender, extension or prepayment premiums) and other costs associated with the redemption, repurchase, retirement, discharge or defeasance of Indebtedness, Disqualified Stock or Preferred Stock being refinanced; and (5) all fees and expenses (including underwriting discounts, commitment, ticking and similar fees, commissions, expenses and discounts) associated with the repayment of the Indebtedness, Disqualified Stock or Preferred Stock being refinanced and the incurrence of the Indebtedness, Disqualified Stock or Preferred Stock incurred in connection with such refinancing.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note that will be issued in an initial amount equal to the principal amount of the Notes initially resold in reliance on Regulation S, substantially in the form of Exhibit A hereto, and that has the “Schedule of Increases, Decreases or Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01 and Section 2.06.

“Responsible Officer” means, when used with respect to the Trustee, any director, associate director or assistant secretary within the debt and agency services department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers or, with respect to a particular corporate trust matter relating to this Indenture, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject, and who, in each case, shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Registered Note” means a Definitive Registered Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means each Subsidiary of the Issuer that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 902” means Rule 902 promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor to the rating agency business thereof.

“Sale and Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by the Issuer or a Restricted Subsidiary whereby the Issuer or a Restricted Subsidiary transfers such property to a Person and the Issuer or such Restricted Subsidiary leases it from such Person, other than leases between the Issuer and a Restricted Subsidiary or between Restricted Subsidiaries.

“Screened Affiliate” means any Affiliate of a holder (i) that makes investment decisions independently from such holder and any other Affiliate of such holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such holder and any other Affiliate of such holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Issuer or its Subsidiaries, (iii) whose investment policies are not directed by such holder or any other Affiliate of such holder that is acting in concert with such holder in connection with its investment in the Notes, and (iv) whose investment decisions are not influenced by the investment decisions of such holder or any other Affiliate of such holder that is acting in concert with such holders in connection with its investment in the Notes.

“SEC” means the Securities and Exchange Commission or any successor thereto.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Credit Agreement” means that certain Credit Agreement, dated as of August 17, 2022, among the Issuer, as Parent Borrower, each lender and letter of credit issuer from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, as amended, restated, supplemented, refinanced, replaced, waived, renewed or otherwise modified from time to time.

“Senior Credit Agreement Transactions” has the same meaning as the defined term “Transactions” as defined in the Senior Credit Agreement as in effect on the date hereof.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/ or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02(w) of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Specified Event of Default” means any Event of Default under Section 6.01(a)(2) or Section 6.01(a)(5).

“Specified Transaction” means any incurrence or repayment of Indebtedness (excluding Indebtedness incurred for working capital purposes other than pursuant to the Notes) or Investment (including any proposed Investment or acquisition) that results in a Person becoming a Subsidiary, any designation of a Subsidiary as a Restricted Subsidiary or as an Unrestricted Subsidiary, any acquisition or any Disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Issuer, any Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person or any Disposition of a business unit, line of business or division of the Issuer or any of the Restricted Subsidiaries, in each case whether by merger, consolidation, amalgamation or otherwise or any material restructuring of the Issuer or implementation of any initiative not in the ordinary course of business.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Issuer or any Subsidiary of the Issuer which the Issuer has determined in good faith to be customary in a Factoring Transaction or a Receivables Financing including those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any security or Indebtedness, the date specified in such security or the documentation governing such Indebtedness as the fixed date on which the final payment of principal of such security or Indebtedness is due and payable, including pursuant to any mandatory redemption provision (but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof).

“Sterling”, “GBP” and “£” means the lawful currency of the United Kingdom.

“Subordinated Indebtedness” means, with respect to any Person, any Indebtedness (whether outstanding on the Issue Date or thereafter incurred) which is expressly subordinated in right of payment to the Notes pursuant to a written agreement.

“Subsidiary” means, with respect to any Person:

(a)

any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of the Voting Stock is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof;

(b)	any partnership, joint venture, limited liability company or similar entity of which:

(i)

more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise; and

(ii)	such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity; and

(c)

any Person that is consolidated in the consolidated financial statements of the specified Person in accordance with GAAP; provided that no Escrow Subsidiary shall be deemed to be a Subsidiary of the Parent Borrower prior to the Escrow Release Effective Time.

Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Issuer.

“Swap Contract” means (1) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (2) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any obligations or liabilities under any such master agreement. For the avoidance of doubt and notwithstanding the foregoing, no Permitted Bond Hedge Transaction or Permitted Warrant Transaction shall constitute a “Swap Contract.”

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other similar charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Test Period” means the most recent period of four consecutive fiscal quarters of the Issuer ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each such quarter or fiscal year in such period are internally available (as determined in good faith by Issuer).

“Threshold Amount” means the greater of (x) $252.5 million and (y) 18.75% of the EBITDA Grower Amount. For purposes of determining the Threshold Amount, the “principal amount” of the obligations of the Issuer or any Restricted Subsidiary in respect of any Swap Contract at any time shall be the termination value (giving effect to any netting agreements) that the Issuer or such Restricted Subsidiary would be required to pay if such Swap Contract were terminated at such time.

“Transaction Commitment Date” has the meaning set forth in the covenant described under Section 4.16(a).

“Transaction Costs” means the payment of all fees, costs and expenses incurred in connection with the Senior Credit Agreement Transactions.

“Transactions” means the offering and issuance of the Notes for cash on the Issue Date, the use of the proceeds from the offering and issuance of the Notes described in this offering memorandum and the payment of fees and expenses related thereto, and the entry into the Note Documents.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Trustee” has the meaning assigned to it in the preamble to this Indenture or any successor or replacement Trustee acting in such capacity.

“U.S. Subsidiary” means any Subsidiary of the Issuer that (1) is organized under the laws of the United States, any state thereof or the District of Columbia, (2) is not a Subsidiary of a Controlled Foreign Subsidiary and (3) is not a FSHCO.

“Uniform Commercial Code” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of collateral.

“Unrestricted Definitive Registered Note” means a Definitive Registered Notes that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means:

(a)	any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Issuer in the manner provided below; and

(b)	any Subsidiary of an Unrestricted Subsidiary.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote (without regard to the occurrence of any contingency) in the election of the Board of Directors of such Person.

“Wholly Owned Restricted Subsidiary” means any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a direct or indirect Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

Section 1.02 Other Definitions.

Term	Defined in
“Additional Amounts”	Section 2.12
“Alternate Offer”	Section 4.13(g)
“Annual Period”	Section 4.15
“Applicable Premium”	Exhibit A
“Applicable Premium Deficit”	Section 8.04
“Authentication Agent”	Section 2.02
“Authentication Order”	Section 2.02
“Change in Tax Law”	Section 3.09
“Change of Control Offer”	Section 4.13
“Covenant Defeasance”	Section 8.03
“Cured Default”	Section 6.01
“defeasance trust”	Section 8.04
“Event of Default”	Section 6.01
“Guaranteed Obligations”	Section 11.01
“Increased Amount”	Section 4.11
“Initial Default”	Section 6.04
“Initial Lien”	Section 4.11
“Legal Defeasance”	Section 8.02
“Limited Condition Transaction”	Section 4.16(a)
“Note Guarantee Obligations”	Section 11.02
“Noteholder Direction”	Section 6.01
“Paying Agent”	Section 2.03
“Payor”	Section 2.12
“payment default”	Section 6.01
“Position Representation”	Section 6.01

Term	Defined in
“Registrar”	Section 2.03
“Relevant Taxing Jurisdiction”	Section 2.12
“Required Currency”	Section 2.13
“Reversion Date”	Section 4.05
“Successor Issuer”	Section 5.01
“Suspended Covenants”	Section 4.05
“Tax Redemption Date”	Section 3.09
“Transfer Agent”	Section 2.03
“Verification Covenant”	Section 6.01

Section 1.03 Rules of Construction.

(a) Unless the context otherwise requires:

(1) a term defined in Sections 1.01 or 1.02 has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) the terms “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation;”;

(5) words in the singular include the plural, and in the plural include the singular;

(6) “will” shall be interpreted to express a command;

(7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time;

(8) references to any person “acting reasonably” and correlative expressions shall be construed to mean “acting reasonably in the interests of the Holders and having regard to the duties of the Trustee to the Holders”;

(9) all references to the principal, premium, interest or any other amount payable pursuant to this Indenture shall be deemed also to refer to any Additional Amounts which may be payable hereunder in respect of payments of principal, premium, interest and any other amounts payable pursuant to this Indenture or any undertakings given in addition thereto or in substitution therefor pursuant to this Indenture and express reference to the payment of Additional Amounts in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express reference is not made;

(10) references to any matter being permitted under this Indenture or any other agreement shall include references to such matters not being prohibited under this Indenture or such other agreement (as applicable);

(11) this Indenture is not qualified under, does not incorporate by reference and does not include, and is not subject to, any of the provisions of the Trust Indenture Act, including Section 316(b) thereof and no terms used in any of the foregoing shall have meanings given to them by the Trust Indenture Act;

(12) the words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used herein or in any Note Document shall refer to the Indenture or such Note Document as a whole and not to any particular provision thereof;

(13) references in this Indenture to an Exhibit, Schedule, Article, Section, clause or subclause refer (i) to the appropriate Exhibit or Schedule to, or Article, Section, clause or subclause in this Indenture or (B) to the extent such references are not present in this Indenture, to the Note Document in which such reference appears;

(14) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form;

(15) any reference herein to any Person shall be construed to include such Person’s successors and assigns.

(16) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including;” and

(17) section headings herein and in the other Note Documents are included for convenience of reference only and shall not affect the interpretation of this Indenture or any other Note Document;

(18) provisions apply to successive events and transactions;

(19) the masculine gender includes the feminine and the neuter;

(20) references to agreements and other instruments include subsequent amendments thereto; and

(21) except as otherwise provided for herein, the Notes will be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

(b) Facsimile, documents executed, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed original signatures for purposes of this Indenture and all other related documents and all matters and agreements related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Indenture and all other related documents or any instrument, agreement or document necessary for the consummation of the transactions contemplated by this Indenture or related hereto or thereto (including, without limitation, addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications) (“Executed Documentation”) may be accepted, executed or agreed to through the use of an electronic signature in accordance with applicable laws, rules and regulations in effect from time to time applicable to the effectiveness and enforceability of electronic signatures. Any Executed Documentation accepted, executed or agreed to in conformity with such laws, rules and regulations will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto or thereto. When the Trustee acts on any Executed Documentation sent by electronic transmission, the Trustee will not be responsible or liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such Executed Documentation, notwithstanding that such Executed Documentation (a) may not be an authorized or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise) or (b) may conflict with, or be inconsistent with, a subsequent written instruction or communication; it being understood and agreed that the Trustee shall conclusively presume that Executed Documentation that purports to have been sent by an authorized officer of a Person has been sent by an authorized officer of such Person. The party providing Executed Documentation through electronic transmission or otherwise with electronic signatures agrees to assume all risks arising out of such electronic methods, including, without limitation, the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties.

ARTICLE 2

THE NOTES

Section 2.01 Form and Dating.

(a) General. The Notes and the Trustee’s certificates of authentication will be substantially in the form of Exhibit A hereto (except as provided in Section 2.01(c)(2)). The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Notes will initially be represented by the Global Notes. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes. Notes issued as Global Notes shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Increases, Decreases or Exchanges of Interests in the Global Note” attached thereto), except as provided in Section 2.01(c)(2). Notes issued as Definitive Registered Notes shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Increases, Decreases or Exchanges of Interests in the Global Note” attached thereto), except as provided in Section 2.01(c)(2). Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of 144A Global Notes, duly executed by the Issuer, and authenticated by the Trustee as hereinafter provided. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of Regulation S Global Notes, duly executed by the Issuer, and authenticated by the Trustee as hereinafter provided. Each Global Note shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Paying Agent or the Common Depositary therefor, at the direction of the Trustee, in accordance with Section 2.06 hereof.

(c)	Issuable in Series.

(1) The Initial Notes and any Additional Notes (if issued) will be treated as a single class for the purposes of this Indenture, with respect to waivers, amendments, and all other matters, except as otherwise provided for in this Indenture or specified by the Issuer in relation to such Additional Notes in accordance with this Section 2.01(c); provided that any Additional Notes that are not fungible with the then-existing Notes hereunder for U.S. federal income tax purposes shall have a separate ISIN, Common Code or other securities identification number.

(2) At or prior to the issuance of any Additional Notes, the following terms and conditions shall be established pursuant to an Officer’s Certificate or, at the election of the Issuer, a supplemental indenture:

(A) whether such Additional Notes shall be issued as part of a new or existing series of Notes and the title of such Additional Notes;

(B) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(C) the date or dates on which such Additional Notes will be issued and will mature;

(D) the rate or rates (which may be fixed or floating) at which such Additional Notes shall bear interest and, if applicable, the interest rate basis, formula or other method of determining such interest rate or rates, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest is payable and the basis upon which such interest will be calculated;

(E) the currency or currencies in which such Additional Notes shall be denominated and the currency in which cash or government obligations in connection with such Additional Notes may be payable under Article 8 and Article 13 of this Indenture;

(F) the date or dates and price or prices at which, the period or periods within which, and the terms and conditions upon which, such Additional Notes may be redeemed, in whole or in part, including any special mandatory redemption and escrow arrangements;

(G) if other than in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof, the denominations in which such Additional Notes shall be issued and redeemed pursuant to Article 3 and the minimum denominations which shall be applicable with respect to such Additional Notes pursuant to Section 4.13 of this Indenture;

(H) any amendments to reflect a change in tax law since the date of this Indenture in a Relevant Taxing Jurisdiction; and

(I) the ISIN, Common Code or other securities identification numbers with respect to such Additional Notes.

The Issuer shall deliver a copy of such Officer’s Certificate or supplemental indenture to the Trustee prior to the issuance of such Additional Notes with the form or forms of such Additional Notes which have been approved attached thereto.

(d) Depositary Procedures. With respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary will be applicable to such transfer or exchange.

Section 2.02 Execution and Authentication.

An Officer must sign the Notes for the Issuer by manual, electronic or facsimile signature.

If the Officer whose signature is on a Note no longer holds that or any office at the time the Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee or an Authentication Agent (as defined below). The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

On the Issue Date, the Trustee, or an Authentication Agent, shall, upon receipt of a written order of the Issuer signed by an Officer (an “Authentication Order”), authenticate and make available for delivery the Initial Notes. Upon delivery of any Authentication Order at any time and from time to time thereafter, the Trustee (or Authentication Agent) shall authenticate Additional Notes for original issue, or Definitive Registered Notes issued pursuant to Section 2.06 hereof, in an aggregate principal amount specified in such Authentication Order. Such Authentication Order shall specify the amount of the Notes to be authenticated and the date on which the Notes are to be authenticated.

The Trustee may appoint an authentication agent acceptable to the Issuer to authenticate the Notes (an “Authentication Agent”). Unless limited by the terms of such appointment, an Authentication Agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authentication Agent. Such Authentication Agent shall have the same rights as the Trustee to deal with the Issuer or with any of the Issuer’s Affiliates.

Section 2.03 Registrar, Paying Agent and Transfer Agent.

The Issuer shall maintain offices or agencies where Notes may be presented for registration of transfer or for exchange (each, a “Registrar”) and one or more offices or agencies where the Issuer has authorized such office or agency to pay the principal of (and premium, if any) or interest on any Note on behalf of the Issuer (each, a “Paying Agent”). The Issuer will also maintain one or more transfer agents (the “Transfer Agent”). Offices or agencies of the Registrar and the Transfer Agent will be maintained for so long as the Notes are listed on the Official List of the Exchange and as the rules of the Exchange so require. The offices or agencies of the Paying Agent will be maintained in London, United Kingdom. The Registrar will maintain a register reflecting ownership of the Notes. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer will notify the Trustee in writing of the name and address of any Paying Agent or Registrar not a party to this Indenture.

The Issuer initially appoints U.S. Bank Europe DAC, UK Branch to act as Paying Agent and U.S. Bank Europe DAC to act as Registrar and Transfer Agent.

The Issuer shall enter into an appropriate agency agreement with any Paying Agent or co-Registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee may appoint a suitably qualified and reputable party to act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.06.

Upon written notice to the Trustee, the Issuer may change any Paying Agent, Registrar or Transfer Agent for the Notes without prior notice to the Holders of the Notes. However, for so long as the Notes are listed on the Official List of the Exchange, and if and to the extent that the rules of the Authority so require, the Issuer will notify the Authority of any change of Paying Agent, Registrar or Transfer Agent in accordance with Section 12.01.

The Issuer and the Transfer Agent will not be required to transfer or exchange any Note selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer (as defined herein). The Issuer and the Transfer Agent and Registrar will not be required to transfer or exchange any Note for a period of 15 days before the date fixed for the redemption of the Notes or between record date and payment date.

Section 2.04 Paying Agent to Hold Money.

Unless otherwise agreed with the Paying Agent, no later than 10:00 am (London time) on each due date of the principal of, interest and premium (if any) on any Note, the Issuer shall deposit with the Paying Agent a sum sufficient to pay such principal, interest and premium (if any) so becoming due and subject to receipt of such monies, the Paying Agent shall make payment on the Notes in accordance with this Indenture. The Issuer at any time may require the Paying Agent to pay all money held by it to the Trustee or such entity designated by the Trustee for this purpose and to account for any funds disbursed by the Paying Agent. Upon complying with this Section 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee. The rights of Holders to receive the payments of interest or any other payment on such Notes are subject to Applicable Procedures (in relation to Notes represented by Global Notes held by a nominee of the common depositary for the Depositary). Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee (or such entity designated by the Trustee) shall serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

The Registrar will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee or the Paying Agent is not the Registrar, the Issuer will furnish, or cause the Registrar to furnish, to the Trustee and the Paying Agent at least two Business Days before each Interest Payment Date, and at such other times as the Trustee or the Paying Agent may request in writing, a list in such form and as of such date as the Trustee or the Paying Agent may reasonably require of the names and addresses of the Holders.

None of the Issuer, the Trustee or any of their respective agents will have any responsibility or be liable for any aspect of the Depositary’s records in relation to, or payments made on account of, beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of the Depositary’s records relating to such beneficial ownership interests.

Section 2.06 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes.

(1) A Global Note may not be transferred except as a whole by the Depositary to a Common Depositary or a nominee of such Common Depositary, by a Common Depositary or a nominee of such Common Depositary to such Depositary or to another nominee or Common Depositary of such Depositary, or by such Common Depositary or Depositary or any such nominee to a successor Depositary or Common Depositary or a nominee thereof.

(2) Global Notes will be exchanged by the Issuer for Definitive Registered Notes if:

(A) the Depositary notifies the Issuer that it is unwilling or unable to continue to act as Depositary and a successor Depositary is not appointed by the Issuer within 120 days;

(B) the Issuer in its sole discretion determines that such Global Notes (in whole but not in part) should be exchanged for Definitive Registered Notes and delivers a written notice to such effect to the Trustee; or

(C) with respect to such Global Notes, there has occurred and is continuing an Event of Default and enforcement action is being taken in respect thereof under this Indenture, and the Trustee has received a written request delivered through the Depositary from the owner of a Book-Entry Interest requesting such exchange.

Upon the occurrence of the events listed in the preceding clauses (2)(A) through (2)(C) of this Section 2.06(a), the Issuer shall execute, and the Trustee or the Authentication Agent shall, upon receipt of an Authentication Order, authenticate and deliver Definitive Registered Notes in an aggregate principal amount equal to the principal amount of the applicable Global Notes tendered in exchange therefor. The Issuer will, at the cost of the Issuer (but against such indemnity as the Registrar or any relevant Agent may require in respect of any tax or other duty of whatever nature which may be levied or imposed in connection with such exchange), cause sufficient Definitive Registered Notes to be executed and delivered to the Trustee for authentication and the Registrar for registration of the exchange and dispatch to the relevant Holders within 30 days of the relevant event. The Trustee or the Registrar shall, at the cost of the Issuer, deliver such Definitive Registered Notes to the Persons in whose names such Notes are so registered. Definitive Registered Notes issued in exchange for beneficial interests in Global Notes pursuant to this Section 2.06(a) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its Participants or Indirect Participants or otherwise, shall instruct the Trustee. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, that beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c), (d) or (e) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with this Section 2.06(b), as well as one or more of the other following subparagraphs of this Section 2.06, as applicable.

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar both (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged, and (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes (including any Private Placement Legend therein) or otherwise applicable under the Securities Act, the Trustee or the Registrar shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.

(3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note (with the Issuer’s consent) if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(B) if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the appropriate certifications in item (3) thereof;

and, in each such case set forth in this subparagraph (4), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (4) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee, or the Authentication Agent, shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (4) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Registered Notes.

(1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Registered Notes. If any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Registered Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Registered Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Registered Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred outside the United States in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred to the Issuer or any of the Issuer’s Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (4) thereof, the Paying Agent or the Registrar shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuer shall execute and, upon receipt of an Authentication Order, the Trustee, or the Authentication Agent, shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Registered Note in the appropriate principal amount. Any Restricted Definitive Registered Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee or the Registrar shall deliver such Restricted Definitive Registered Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Registered Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Registered Notes. A Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Registered Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Registered Note (with the Issuer’s consent) only if:

(A) such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof;

(B) such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof; or

(C) the Registrar receives the following:

(i) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Registered Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii) if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Registered Note, a certificate from such Holder in the form of Exhibit B hereto, including the appropriate certifications in item (3) thereof;

and, in each such case set forth in this subparagraph (C), if the Registrar or the Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Registered Notes. If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Registered Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Registered Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Paying Agent or the Registrar will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuer will execute and, upon receipt of an Authentication Order, the Trustee, or the Authentication Agent, will authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Registered Note in the appropriate principal amount. Any Unrestricted Definitive Registered Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Paying Agent or the Registrar will deliver such Unrestricted Definitive Registered Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Registered Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Registered Notes for Beneficial Interests.

(1) Restricted Definitive Registered Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Registered Note proposes to exchange such Restricted Definitive Registered Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Registered Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Registered Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Registered Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Registered Note is being transferred in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Registered Note is being transferred to the Issuer or any of the Issuer’s Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (4) thereof;

the Trustee or the Registrar will cancel the Restricted Definitive Registered Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the appropriate 144A Global Note, and in the case of clause (C) above, the appropriate Regulation S Global Note.

(2) Restricted Definitive Registered Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Registered Note may exchange such Restricted Definitive Registered Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Registered Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note (with the Issuer’s consent) only:

(A) if such Restricted Definitive Registered Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof;

(B) if such Restricted Definitive Registered Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof; or

(C) the Registrar receives the following:

(i) if the Holder of such Restricted Definitive Registered Note proposes to exchange such Restricted Definitive Registered Note for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii) if the Holder of such Restricted Definitive Registered Note proposes to transfer such Restricted Definitive Registered Note to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the appropriate certifications in item (3) thereof;

and, in each such case set forth in this subparagraph (C), if the Registrar or the Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee or the Registrar will cancel the Definitive Registered Note and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3) Unrestricted Definitive Registered Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Registered Note may exchange such Unrestricted Definitive Registered Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Registered Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee or the Registrar will cancel the applicable Unrestricted Definitive Registered Note and increase or cause to be increased the aggregate principal amount of the relevant Unrestricted Global Note.

If any such exchange or transfer from an Unrestricted Definitive Registered Note to a beneficial interest is effected pursuant to subparagraph (2) or this subparagraph (3) at a time when an Unrestricted Global Note has not yet been issued, the Issuer will issue and, upon receipt of an Authentication Order, the Trustee, or the Authentication Agent, will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Unrestricted Definitive Registered Notes so transferred.

(e) Transfer and Exchange of Definitive Registered Notes for Definitive Registered Notes. Upon request by a Holder of Definitive Registered Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Registered Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Registered Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1) Restricted Definitive Registered Notes to Restricted Definitive Registered Notes. Any Restricted Definitive Registered Note may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Restricted Definitive Registered Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (4) thereof.

(2) Restricted Definitive Registered Notes to Unrestricted Definitive Registered Notes. Any Restricted Definitive Registered Note may be exchanged by the Holder thereof for an Unrestricted Definitive Registered Note or transferred to a Person who takes delivery thereof in the form of an Unrestricted Definitive Registered Note (with the Issuer’s consent) if the Registrar receives the following:

(A) if the Holder of such Restricted Definitive Registered Note proposes to exchange such Restricted Definitive Registered Note for an Unrestricted Definitive Registered Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(B) if the Holder of such Restricted Definitive Registered Note proposes to transfer such Restricted Definitive Registered Note to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Registered Note, a certificate from such Holder in the form of Exhibit B hereto, including the appropriate certifications in item (3) thereof, and, in each such case, if the Registrar or the Issuer so requests, an Opinion of Counsel to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Unrestricted Definitive Registered Notes to Unrestricted Definitive Registered Notes. A Holder of Unrestricted Definitive Registered Notes may transfer such Unrestricted Definitive Registered Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Registered Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Registered Notes pursuant to the instructions from the Holder thereof.

(f) Legends. The following legends will appear on the face of all Global Notes and Definitive Registered Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Registered Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN

THE CASE OF RULE 144A NOTES: THE LATER OF (X) ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW,] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO PURCHASE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), ANY PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER U.S. OR NON-U.S. FEDERAL, STATE, LOCAL OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE PURCHASE, HOLDING AND DISPOSITION OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

(B) Notwithstanding the foregoing, any Global Note or Definitive Registered Note issued pursuant to subparagraph (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

THIS GLOBAL NOTE IS HELD BY THE COMMON DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS GLOBAL NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (WHICH SHALL INITIALLY BE [EUROCLEAR / CLEARSTREAM]) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE DEPOSITARY OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO THE DEPOSITARY OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE DEPOSITARY OR ITS NOMINEE, HAS AN INTEREST HEREIN.

(3) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Registered Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.10 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Registered Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Registrar or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Registrar or by the Depositary at the direction of the Trustee to reflect such increase.

(g) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Issuer will execute and the Trustee or the Authentication Agent will authenticate Global Notes and Definitive Registered Notes upon receipt of an Authentication Order or at the Registrar’s request.

(2) No service charge will be made to a Holder of a Global Note or to a Holder of a Definitive Registered Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 3.07, 4.13 and 9.05 hereof).

(3) Neither the Registrar nor the Issuer will be required:

(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any Note selected for redemption or tendered for repurchase (and not withdrawn) in connection with a Change of Control Offer, in whole or in part, except the unredeemed or unpurchased portion of any Note being redeemed or repurchased in part; or

(C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

(4) All Global Notes and Definitive Registered Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Registered Notes will be the valid obligations of the Issuer and the Guarantors, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Registered Notes surrendered upon such registration of transfer or exchange.

(5) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, interest, premium and Additional Amounts, if any on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(6) The Trustee or the Authentication Agent will authenticate Global Notes and Definitive Registered Notes in accordance with Section 2.02 hereof.

(7) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by mail or by facsimile, PDF or other electronic transmission.

(8) Neither the Trustee nor the Agents shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any note (including any transfers between or among participants or indirect participants in any global note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(h) The Trustee, in any of its capacities hereunder, shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in, any Depositary or other Person with respect to the accuracy of the records of any Depositary or its nominee or of any participant or member thereof, with respect to any ownership Interest in the Notes or with respect to the delivery to any participant member, beneficial owner or other Person (other than such Depositary) of any notice (including any notice of redemption or purchase) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders. The rights of beneficial owners in any Global Note shall be exercised only through the applicable Depositary subject to the Applicable Procedures. The Trustee may rely and shall be fully protected in relying upon information furnished by the applicable Depositary with respect to its members, participants and any beneficial owners. None of the Trustee or any Agent shall have any responsibility for any actions taken or not taken by any Depositary.

Section 2.07 Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Issuer or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer will issue and the Trustee, or the applicable Authentication Agent, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee, any Agent, or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee, the relevant Agent, and the Issuer to protect the Issuer, the Trustee and any Agent from any loss that any of them may suffer if a Note is replaced. The Issuer, the Trustee and any Agent may charge the relevant Holder for its expenses in replacing a Note.

If, after the delivery of such replacement Note, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment or registration such original Note, the Trustee shall be entitled to recover such replacement Note from the Person to whom it was delivered or any Person taking therefrom, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer, the Trustee, and any Agent in connection therewith.

Subject to the provisions of the final sentence of the preceding paragraph of this Section 2.07, every replacement Note is an obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder. Notwithstanding the foregoing provisions of this Section 2.07, in case any mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note.

Section 2.08 Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee or the Authentication Agents except for those canceled by the Trustee, Paying Agent or Registrar, those delivered to them for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note; however, Notes held by the Issuer or an Affiliate of the Issuer shall not be deemed to be outstanding for purposes of Section 3.08(b).

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Issuer.

If the entire principal amount and premium, if any, of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent receives in accordance with this Indenture, by 10:00 a.m. London time, on each redemption date. purchase date or maturity date (or such other time as the Issuer and the Paying Agent may mutually agree from time to time, but always subject to actual receipt), money sufficient to pay all principal and interest and premium, if any, payable on that date with respect to the Notes (or portions thereof) to be redeemed, purchased or maturing as the case may be, and the Paying Agent is not, as advised to it in writing by the Issuer prohibited from paying such amount to the relevant Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

Section 2.09 Acts by Holders.

In determining whether the Holders of the required principal amount of Notes have concurred in any notice, direction, waiver or consent, Notes owned by the Issuer, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such notice, direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded.

Section 2.10 Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Issuer or a subsidiary of the Issuer) and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of such canceled Notes (subject to the record retention requirements of the Exchange Act) in its customary manner unless the Issuer directs the Trustee to deliver canceled Notes to the Issuer following a written request from the Issuer. The Issuer may not issue new Notes to replace Notes that it has redeemed, purchased or paid or that have been delivered to the Trustee for cancellation.

Section 2.11 Defaulted Interest.

If the Issuer defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuer will notify the Trustee and the Paying Agent in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuer will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 10 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) will deliver or cause to be delivered to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid. Notwithstanding the foregoing, if the Issuer pays the defaulted interest prior to the date that is 30 days after the date of default in payment of interest, no special record date will be set and payment will be made to the Holders as of the original record date.

Section 2.12 Additional Amounts.

All payments made by or on behalf of the Issuer or any Guarantor (including, in each case, any successor entity) (each, a “Payor”) under or with respect to the Notes or with respect to any Note Guarantee, as applicable, will be made free and clear of and without withholding or deduction for, or on account of, any Taxes unless the withholding or deduction of such Taxes is then required by law or by the relevant taxing authority’s interpretation or administration thereof. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of:

(1)

any jurisdiction from or through which payment on any such Note or Note Guarantee is made by or on behalf of any Payor or the Paying Agent or any political subdivision or governmental authority thereof or therein having the power to tax (including the jurisdiction of the Paying Agent); or

(2)

any other jurisdiction in which a Payor is incorporated or organized, engaged in business for tax purposes, or otherwise considered to be a resident for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax (each of clause (1) and (2), a “Relevant Taxing Jurisdiction”), will at any time be required by law to be made from any payments made by or on behalf of the Payor or the Paying Agent with respect to any Note or any Note Guarantee, including (without limitation) payments of principal, redemption or purchase price, interest or premium, if any, the Payor will pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments, after such withholding or deduction (including any such withholding or deduction from such Additional Amounts), will not be less than the amounts which would have been received in respect of such payments on any such Note or Note Guarantee in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable for or on account of:

(1)

any Taxes, to the extent such Taxes would not have been so imposed but for the existence of any present or former connection between the relevant Holder (or between a fiduciary, settlor, beneficiary, member, partner or shareholder of, or possessor of power over the relevant Holder, if the relevant Holder is an estate, nominee, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction (including, being resident for tax purposes, or being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or place of management present in, or being physically present in, the Relevant Taxing Jurisdiction) but excluding, in each case, any connection arising solely from the acquisition, ownership or holding of such Note or the receipt of any payment or the exercise or enforcement of rights under such Note, this Indenture or a Note Guarantee;

(2)

any Taxes, to the extent such Taxes are imposed or withheld by reason of the failure by the Holder or the beneficial owner of the Note to comply with any applicable certification, information, documentary or other evidentiary requirements concerning the nationality, residence or identity of the Holder or such beneficial owner, or to make any declaration or similar claim or satisfy any other reporting requirement relating to such matters, which is required by a law, statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from, or reduction in the rate of, all or part of such Tax, but, in each case, only to the extent the Holder or beneficial owner is legally entitled to do so and, to the extent that a request for any such certification, information, documentation or other evidence is required to be made by any Payor or the Paying Agent, such request is timely and properly made in accordance with the applicable requirements of the Relevant Taxing Jurisdiction;

(3)

any Taxes, to the extent such Taxes are imposed as a result of the presentation of the Note for payment (where Notes are in the form of Definitive Registered Notes and presentation is required) more than 30 days after the later of the applicable payment date or the date the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30 day period);

(4)	any Taxes that are payable otherwise than by deduction or withholding from a payment on or with respect to the Notes or with respect to any Note Guarantee;

(5)	any estate, inheritance, gift, sales, transfer, excise, capital gains, personal property or similar Taxes;

(6)

any Taxes imposed, deducted or withheld pursuant to section 1471(b) of the Code or otherwise imposed pursuant to sections 1471 through 1474 of the Code, in each case, as of the Issue Date (and any amended or successor version that is substantively comparable), any current or future regulations or agreements thereunder, official interpretations thereof or similar law or regulation implementing an intergovernmental agreement relating thereto;

(7)	any U.S. federal back-up withholding tax under section 3406 of the Code;

(8)

any Taxes that are imposed or withheld solely because such Holder (or the beneficial owner for whose benefit such holder holds the Notes), or a fiduciary, settlor, beneficiary, member, shareholder or other equity owner of, or possessor of a power over, such holder (or beneficial owner), if such Holder (or beneficial owner) is an estate, trust, partnership, limited liability company, corporation or other entity: (i) with respect to any withholding Taxes imposed by the United States, is or was with respect to the United States a personal holding company, a passive foreign investment company, a controlled foreign corporation, a foreign private foundation or other foreign tax-exempt organization or corporation that has accumulated earnings to avoid United States federal income tax, (ii) actually or constructively owns or owned 10% or more of the total combined voting power of all classes of Issuer’s stock within the meaning of Section 871(h)(3) of the Code, or (iii) is or was a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3) of the Code;

(9)

with respect to withholding Taxes imposed by the United States, any such Taxes imposed by reason of the failure of such holder to fulfil the statement requirements of Sections 871(h) or 881(c) of the Code;

(10)

any Taxes that are imposed or withheld pursuant to the German Act Combating Tax Avoidance and Unfair Tax Competition (Gesetz zur Abwehr von Steuervermeidung und unfairem Steuerwettbewerb), as amended or replaced from time to time; or

(11)	any combination of the items above.

In addition, no Additional Amounts shall be paid with respect to a Holder who is a fiduciary, partnership, limited liability company or other fiscally transparent entity, or any Person other than the beneficial owner of the Notes, to the extent that the beneficiary or settler with respect to such fiduciary, the member of such partnership or the beneficial owner would not have been entitled to Additional Amounts had such beneficiary, settler, member or beneficial owner held such Notes directly.

The Payor will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant tax authority in accordance with applicable law. The Payor will provide certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes, or if such tax receipts are not available, certified copies of such other evidence reasonably satisfactory to the Trustee as is available of such payments as soon as reasonably practicable to the Trustee (with a copy to the relevant Paying Agent). Such copies shall be made available to the Holders upon reasonable request within 90 days after the date the payment of any Taxes deducted or withheld is due pursuant to applicable law and will be made available at the offices of the relevant Paying Agent.

If any Payor is obligated to pay Additional Amounts under or with respect to any payment made on any Note or any Note Guarantee, at least 30 days prior to the date of such payment, the Payor will deliver to the Trustee and the relevant Paying Agent an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable and such other information necessary to enable the relevant Paying Agent to pay Additional Amounts on the relevant payment date (unless such obligation to pay Additional Amounts arises less than 45 days prior to the relevant payment date, in which case the Payor may deliver such Officer’s Certificate as promptly as practicable after the date that is 30 days prior to the payment date). The Trustee and the relevant Paying Agent shall be entitled to conclusively rely on such Officer’s Certificate as conclusive proof that such payments are necessary.

Wherever in this Indenture or the Notes there is mentioned, in any context:

(1)	the payment of principal;

(2)	redemption prices or purchase prices in connection with a redemption or purchase of the Notes;

(3)	interest; or

(4)	any other amount payable on or with respect to any of the Notes or any Note Guarantee,

such reference shall be deemed to include payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The Payor will pay and reimburse each applicable Holder for any present or future stamp, issue, registration, court or documentary Taxes or any other excise, property or similar Taxes that arise in a Relevant Taxing Jurisdiction from the execution, issuance, delivery, registration, enforcement of, or receipt of payments with respect to any Notes, any Note Guarantee, this Indenture, or any other document or instrument in relation thereto (in each case, other than in connection with a transfer of the Note after the Issue Date) and limited, solely to the extent of such Taxes that arise from the receipt of any payments of principal or interest on the Notes, to any such Taxes that are not excluded under clauses (1) through (3) and (5) through (10) (save that in respect of clause (5), this limitation shall not apply in connection with transfer, personal property or similar Taxes).

The foregoing obligations will survive any termination, defeasance or discharge of this Indenture, any transfer by a Holder or beneficial owner, and will apply mutatis mutandis to any jurisdiction in which any successor to a Payor is incorporated or organized, engaged in business for tax purposes or otherwise resident for tax purposes, or any jurisdiction from or through which any payment under, or with respect to the Notes (or any Note Guarantee) is made by or on behalf of such successor Payor, or any political subdivision or taxing authority or agency thereof or therein.

Section 2.13 Currency Indemnity and Calculation of Euro-Denominated Restrictions.

(a) Euro is the required currency (each a “Required Currency”) of account and payment for all sums payable by the Issuer and the Guarantors, if any, under or in connection with the Notes and the Note Guarantees thereof, if any, including damages. Any amount received or recovered in respect of the Notes in a currency other than the Required Currency, whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer, any Guarantor or otherwise by any Holder, any Paying Agent or by the Trustee, in respect of any sum expressed to be due to it from the Issuer or a Guarantor will only constitute a discharge to the Issuer or such Guarantor, as applicable, to the extent of the amount of the Required Currency which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

(b) If the amount in that other currency is less than the amount of the Required Currency expressed to be due to the recipient, any Paying Agent or the Trustee under any Note, the Issuer and the Guarantors will indemnify them against any loss sustained by such recipient or the Trustee as a result. In any event, the Issuer and the Guarantors will indemnify the recipient, any Paying Agent or the Trustee on a joint and several basis against the cost of making any such purchase. For the purposes of this currency indemnity provision, it will be prima facie evidence of the matter stated therein for the Holder of a Note, or any Paying Agent or the Trustee to certify in a manner reasonably satisfactory to the Issuer (indicating the sources of information used) the loss it incurred in making any such purchase. These indemnities constitute a separate and independent obligation from the Issuer’s and the Guarantors’ other obligations, will give rise to a separate and independent cause of action, will apply irrespective of any waiver granted by any Holder of a Note, any Paying Agent or the Trustee (other than a waiver of the indemnities set out herein) and will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or any Note Guarantee, or to the Trustee.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee.

If the Issuer elects to redeem any Notes pursuant to the applicable optional redemption provisions contained in Section 3.08 or Section 3.09, it must furnish to the Trustee (with a copy to the Paying Agent), at least 10 days (or such shorter period as may be allowed by the Trustee) an Officer’s Certificate setting forth:

(a)	the clause of this Indenture pursuant to which the redemption shall occur;

(b)	the redemption date;

(c)	the principal amount of Notes to be redeemed; and

(d)

the redemption price. If the redemption price is not known at the time such Officer’s Certificate is to be given, the actual redemption price calculated as described in the terms of the Notes will be set forth in an Officer’s Certificate delivered to the Trustee no later than two Business Days prior to the redemption date.

Section 3.02 Selection of Notes to Be Redeemed or Purchased.

(a) Under the existing practice of Euroclear and Clearstream, if fewer than all of the Notes are to be redeemed at any time, Euroclear and Clearstream will credit their respective participants’ accounts in accordance with the applicable procedures and rules of Euroclear and Clearstream unless otherwise required by law or applicable stock exchange rules; provided, however, that no Book-Entry Interest of less than €100,000 principal amount may be redeemed or purchased in part.

(b) Notes and portions of Notes selected will be in minimum amounts of €100,000 and integral multiples of €1,000 in excess thereof, except that if all the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of €1,000 (in excess of €100,000) shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

(c) If the Notes are not held through the Depositary, the Notes will be selected on a pro rata basis, subject to adjustments so that no Note in an unauthorized denomination remains outstanding after such redemption or purchase; provided, however, that no Note of €100,000 in aggregate principal amount or less shall be redeemed or purchased in part and only Notes in integral multiples of €1,000 shall be redeemed. The Trustee shall not be liable for selections made under this paragraph.

Section 3.03 Notice of Redemption.

Except as otherwise provided herein, at least 10 days but not more than 90 days before the redemption date, the Issuer shall transmit a notice of redemption in accordance with Section 12.01 and as provided below to each Holder whose Notes are to be redeemed, in accordance with the Applicable Procedures (in relation to Notes represented by Global Notes held by a nominee of the common depositary for the Depositary) or otherwise at the address of such Holder appearing in the security register, with a copy to the Trustee, Paying Agent and Registrar, except that redemption notices may be delivered electronically or mailed more than 90 days prior to a redemption date if (1) the notice is conditional or issued in connection with a legal or covenant defeasance of the Notes pursuant to Article 8 hereof or a satisfaction and discharge of this Indenture pursuant to Article 10 hereof or (2) in the case of a redemption that is subject to one or more conditions precedent, the date of redemption or purchase is extended as permitted in this Indenture. For Notes which are represented by Global Notes held on behalf of the Depositary, notices may be given by delivery of the relevant notices to the Depositary for communication to entitled Holders in substitution for the aforesaid mailing. If and for so long as any Notes are listed on the Official List of the Exchange and if and to the extent the rules of the Authority so require, the Issuer will notify the Authority of any such notice to the Holders of the Notes and, in connection with any redemption, the Issuer will notify the Authority of any change in the principal amount of Notes outstanding.

The notice will identify the Notes to be redeemed and will state:

(a) the redemption date;

(b) the redemption price, including if applicable accrued interest and Additional Amounts (or the method by which such amount is to be determined);

(c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, such portion of the Notes will be canceled (in the case of Global Notes) or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note (in the case of Definitive Registered Notes);

(d) the name and address of the Paying Agent;

(e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f) that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(h) the ISIN or Common Code, as applicable, if any, printed on the Notes being redeemed;

(i) that no representation is made as to the correctness or accuracy of the ISIN or Common Code, if any, listed in such notice or printed on the Notes; and

(j) any conditions precedent to such redemption.

At the Issuer’s request, given at least 5 Business Days before the notice is to be sent (or such shorter period as shall be acceptable to the Trustee), the Trustee shall give the notice of redemption in the Issuer’s name and at its expense. In such event, the Issuer shall provide the Trustee and the Paying Agent with the information required in the form of such notice and within the time periods specified by this Article 3.

To the extent that the mandatory rules and procedures of the Depositary or the requirements of the Exchange conflict with this Indenture, any notice will be deemed to satisfy this Indenture if it complies with the mandatory rules and procedures of the Depositary and the requirements of the Exchange.

Section 3.04 Effect of Notice of Redemption.

Notice of any redemption or offer to purchase or exchange of the Notes may, at the Issuer’s discretion, be given prior to the completion of a transaction (including an Equity Offering, an incurrence of Indebtedness, a Change of Control or other transaction or event) and any redemption, offer to purchase or exchange notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a related transaction or event, as the case may be. If such redemption, exchange or purchase is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed (including more than 90 days after the date the notice of redemption or offer to purchase was sent) until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the redemption date, or by the redemption date as so delayed. For the avoidance of doubt, if any redemption or repurchase date shall be delayed pursuant to this Indenture and the terms of the applicable notice of redemption or repurchase, such redemption or repurchase date as so delayed may occur at any time after the original redemption or repurchase date set forth in the applicable notice of redemption or repurchase and after the satisfaction of any applicable conditions precedent, including, without limitation, on a date that is less than 10 days after the original redemption or repurchase date or the redemption or repurchase date so delayed and more than 90 days after the date of the applicable notice of redemption or repurchase. In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

The Issuer may redeem the Notes pursuant to one or more of the relevant provisions in this Indenture, and a single notice of redemption may be delivered with respect to redemptions made pursuant to different provisions, and any such notice may provide that redemptions made pursuant to different provisions will have different redemption dates.

If the optional redemption date is on or after a record date and on or before the corresponding Interest Payment Date, the accrued and unpaid interest up to, but excluding, the redemption date will be paid on the redemption date to the Holder in whose name the Note is registered at the close of business on such record date in accordance with the Applicable Procedures, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Issuer.

Section 3.05 Deposit of Redemption or Purchase Price.

Unless otherwise agreed with the Paying Agent, no later than 10:00 a.m. (London time), on the redemption or purchase date, the Issuer will deposit with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest, if any, and Additional Amounts, if any, on all Notes to be redeemed or purchased on that date other than Notes or portions of Notes called for redemption that have been delivered by the Issuer to the Trustee for cancellation. The Paying Agent will promptly return to the Issuer any money deposited with the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest, if any, and Additional Amounts, if any, on, all Notes to be redeemed or purchased. No Agent shall be required to pay out any money without first having been placed in funds.

If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase unless the Paying Agent is prohibited from making such redemption payment pursuant to the terms of this Indenture. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest, if any, shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and, to the extent lawful, on any interest, if any, not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06 Notes Redeemed or Purchased in Part.

Subject to the terms hereof, upon surrender and cancellation of a Note that is redeemed in part, the Issuer shall execute and upon receipt of an Authentication Order, the Trustee, or the Authentication Agent, shall authenticate for the Holder (at the Issuer’s expense), (a) in the case of a Definitive Registered Note, a new Definitive Registered Note in principal amount equal to the unredeemed portion of the original Definitive Registered Note upon cancellation of the original Definitive Registered Note and (b) in the case of a Global Note, the Registrar shall make an appropriate notation on such Global Note (or otherwise in accordance with the Applicable Procedures) to decrease the principal amount thereof to an amount equal to the unredeemed portion thereof.

Section 3.07 Mandatory Redemption or Sinking Fund.

The Issuer is not required to make mandatory redemption payments or sinking fund payments with respect to the Notes.

Section 3.08 Optional Redemption.

Except as set forth in this Section 3.08 and in Section 3.09 below, the Notes are not redeemable at the option of the Issuer.

(a) At any time prior to February 15, 2029, the Issuer may redeem the Notes in whole or in part, at its option and on one or more occasions, upon notice as described under Section 3.03, at a redemption price equal to 100% of the principal amount of such Notes being redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, and Additional Amounts, if any, to, but excluding, the redemption date.

(b) At any time and from time to time prior to February 15, 2029, the Issuer may, at its option and on one or more occasions, redeem Notes with the net cash proceeds received by the Issuer from any Equity Offering at a redemption price equal to 104.250% of the principal amount of such Notes being redeemed, plus accrued and unpaid interest, if any, and Additional Amounts, if any, to, but excluding, the redemption date, in an aggregate principal amount for all such redemptions not to exceed 40% of the aggregate principal amount of the Notes; provided that

(1) in each case the redemption takes place not later than 180 days after the closing of the related Equity Offering; and

(2) not less than 50% of the aggregate principal amount of the then-outstanding Notes issued under the Indenture remains outstanding immediately thereafter (including Additional Notes but excluding Notes held by the Issuer or any of its Subsidiaries).

(c) At any time and from time to time on or after February 15, 2029, the Issuer may, at its option and on one or more occasions, redeem the Notes in whole or in part, upon notice as described under Section 3.03, at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest, if any, and Additional Amounts, if any, on the Notes redeemed, to, but excluding, the applicable redemption date, if redeemed during the twelve-month period beginning on February 15 of the year indicated below:

Date	Redemption Price
2029	102.125%
2030	101.0625%
2031 and thereafter	100.000%

(d) If the optional redemption date is on or after a record date and on or before the corresponding Interest Payment Date, the accrued and unpaid interest up to, but excluding, the redemption date will be paid on the redemption date to the Holder in whose name the Note is registered at the close of business on such record date in accordance with the applicable procedures of Euroclear and Clearstream, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Issuer.

(e) Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(f) Notwithstanding the foregoing, in connection with any tender offer or other offer to purchase the Notes, including a Change of Control Offer, if Holders of not less than 90% in aggregate principal amount of the then outstanding Notes validly tender and the Issuer or a third-party in lieu of the Issuer, purchases all of the Notes validly tendered and not withdrawn by such Holders, all of the Holders will be deemed to have consented to such tender or other offer, and accordingly, the Issuer or such third party will have the right upon not less than 10 days’ nor more than 90 days’ prior notice, given not more than 90 days following such purchase date, to redeem any Notes that remain outstanding following such purchase at a redemption price equal to the price offered to each other Holder (which may be less than par, and excluding any early tender or incentive fee and any accrued and unpaid interest, if any, thereon paid to any Holder in such offer payment), plus, to the extent not included in the offer consideration, accrued and unpaid interest, if any, thereon, to, but excluding, the date of redemption, plus any Additional Amounts, if any. In determining whether the Holders of at least 90% of the aggregate principal amount of the then outstanding Notes have validly tendered and not validly withdrawn Notes in a tender offer or other offer to purchase (including a Change of Control Offer), as applicable, Notes owned by an Affiliate of the Issuer or by funds controlled or managed by any Affiliate of the Issuer, or any successor thereof, shall be deemed to be outstanding for the purposes of such tender offer or other offer to purchase (including a Change of Control Offer), as applicable.

Section 3.09 Redemption for Taxation Reasons.

(a) The Issuer may redeem the Notes in whole, but not in part, at any time at its discretion upon giving not less than 10 nor more than 60 days’ prior notice to the Holders (with a copy to the Trustee and the Paying Agent) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to but excluding the date fixed for redemption (a “Tax Redemption Date”) (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date) and all Additional Amounts, as defined in Section 2.12, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if the Issuer determines in good faith that, as a result of:

(1) any change in, or amendment to, the law or treaties (or any regulations, official guidance or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction affecting taxation; or

(2) any amendment to, or change in an official application, administration or written interpretation of such laws, treaties, regulations, official guidance or rulings (including by reason of a holding, judgment or order by a court of competent jurisdiction or a change in published administrative practice, regardless of whether such action, change or holding is with respect to the Issuer);

(each of the foregoing in clauses (1) and (2), a “Change in Tax Law”),

a Payor is, or on the next Interest Payment Date date in respect of the Notes would be, required to pay Additional Amounts (or increased Additional Amounts) with respect to the Notes (but, in the case of a Guarantor, only if the payment giving rise to such requirement cannot be made by the Issuer or a Guarantor who can make such payment without the obligation to pay Additional Amounts), and such obligation cannot be avoided by taking reasonable measures available to the Payor (including, for the avoidance of doubt, the appointment of a new Paying Agent where this would be reasonable, but not including assignment of the obligation to make payment with respect to the Notes). Such Change in Tax Law must be formally announced and become effective on or after the Issue Date (or if the applicable Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction on a date after the Issue Date, such later date). The foregoing provisions shall apply (a) to a Guarantor only after such time as such Guarantor is obliged to make at least one payment on the Notes and (b) mutatis mutandis to any successor Person, after such successor Person becomes a party to this Indenture, with respect to a Change in Tax Law occurring after the time such successor Person becomes a party to this Indenture.

(b) Notice of redemption for taxation reasons will be delivered in accordance with the procedures described in Section 3.03. Notwithstanding the foregoing, no such notice of redemption will be given earlier than 60 days prior to the earliest date on which the Payor would be obligated to make such payment of Additional Amounts. Prior to the delivery of any notice of redemption of Notes pursuant to the foregoing, the Issuer will deliver to the Trustee (a) an Officer’s Certificate stating that it is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right to so redeem have been satisfied and (b) an opinion of an independent tax counsel of recognized standing selected by the Issuer and reasonably satisfactory to the Trustee and qualified under the laws of the Relevant Taxing Jurisdiction to the effect that the Payor has been or will become obligated to pay Additional Amounts as a result of a Change in Tax Law. The Trustee will accept and shall be entitled to rely conclusively on such Officer’s Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, without liability or further inquiry, in which event it will be conclusive and binding on the Holders.

Section 3.10 Open Market Purchases.

The Issuer and its Restricted Subsidiaries or any of their affiliates may at any time and from time to time purchase Notes in privately negotiated or open market transactions, by tender offer or otherwise, at such price and on such terms as they see fit, and, for the avoidance of doubt, such transactions shall not be deemed to be a redemption or otherwise subject to the provisions of this Indenture governing redemptions of the Notes.

ARTICLE 4 COVENANTS

For the avoidance of doubt, the consummation of the Transactions shall not be prohibited by this Article 4, Article 5 or Section 12.03.

Section 4.01 Payment of Notes.

The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest and Additional Amounts, if any, on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, premium, if any, and interest and Additional Amounts, if any, will be considered paid for all purposes hereunder on the date due if the Paying Agent holds, prior to 10:00 a.m. (London time) on such date (or such other time as the Issuer and the Paying Agent may mutually agree from time to time, but always subject to actual receipt), money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and Additional Amounts, if any, and interest then due and is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

Section 4.02 Reports.

(a) Whether or not the Issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuer must provide the Trustee and, upon request, to any Holder of the Notes within fifteen (15) Business Days after filing the same with the SEC, or in the event no such filing is required, within fifteen (15) Business Days after the end of the time periods specified in the SEC’s rules and regulations (giving effect to applicable grace periods) (excluding any such information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the SEC):

(1) all financial statements that would be required to be contained in an annual report on Form 10-K, or any successor or comparable form, filed with the SEC, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and a report on the annual financial statements by the Issuer’s independent registered public accounting firm;

(2) all financial statements that would be required to be contained in a quarterly report on Form 10-Q, or any successor or comparable form, filed with the SEC, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and financial statements prepared in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

(3) all current reports containing financial statements that would be required to be filed with the SEC on Form 8-K, or any successor or comparable form;

provided, however, that in the event of any natural, medical, man-made or similar catastrophe which prevents or otherwise unduly restricts the Issuer (in the good faith judgment of the Issuer) from furnishing the reports specified in clauses (1) and (2) of this paragraph of this covenant within the time period set out therein, the Issuer shall have the right to extend its reporting deadline up to 60 additional days after such reporting period deadline; provided, further, that the Issuer endeavors to provide such financial statements as soon as reasonably practicable.

In addition, to the extent not satisfied by the foregoing, the Issuer shall furnish to prospective investors, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

(b) The foregoing delivery requirements shall be deemed satisfied if the foregoing materials are available on the SEC’s EDGAR system or on the Issuer’s website within the applicable time period (giving effect to applicable grace periods), it being agreed that the Trustee shall have no obligation to determine whether such reports have been made available.

(c) To the extent such information is not available on the SEC’s EDGAR system, the Issuer will make the above information and reports available to securities analysts and prospective investors upon request by posting it on the Issuer’s website.

(d) At any time when the Issuer is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, none of such reports will be required to (1) comply with Section 302, 404 and 906 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, or Regulation G or Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein), (2) contain the information required by Items 201, 402, 403, 405, 406, 407, 701 or 703 of Regulation S-K, (3) contain the separate financial information contemplated by Rules 3-05, 3-09, 3-10, 3-16, 13-01 or 13-02 of Regulation S-X promulgated by the SEC (or any successor rules) and (4) provide financial statements in interactive data format using the eXtensible Business Reporting Language.

(e) The Trustee shall have no duty to review or analyze any reports furnished or made available to it and the Trustee’s receipt of such reports shall not constitute actual or constructive knowledge of the information contained therein or determinable therefrom, including the Issuer’s or any Guarantor’s compliance with any of its covenants (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate).

(f) To the extent any information is not provided within the time periods specified in this Section 4.02 and such information is subsequently provided, the Issuer will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured.

Section 4.03 Compliance Certificates.

(a) The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer’s Certificate indicating whether the signers thereof know of any Default that occurred during the previous year.

(b) The Issuer shall deliver to the Trustee, within 30 days after knowledge of the occurrence thereof, written notice of any events of which it is aware which would constitute an Event of Default, their status and what action the Issuer is taking or proposes to take in respect thereof; provided, that no notice is required if the event that would constitute a default has been cured or waived before the date the Issuer is required to deliver notice.

Section 4.04 Listing. Upon the listing of the Notes on the Exchange, the Issuer shall use commercially reasonable efforts to maintain such listing.

Section 4.05 Suspension of Covenants on Achievement of Investment Grade Status.

(a) Following the first day:

(1) the Notes have achieved Investment Grade Status; and

(2) no Default or Event of Default has occurred and is continuing under this Indenture,

then, beginning on that day and continuing until the Reversion Date , (i) the Issuer and its Restricted Subsidiaries will not be subject to Section 4.14 and (ii) Section 4.11 shall be limited to apply solely to the Issuer and the Guarantors (the “Suspended Covenants”).

(b) If at any time the Notes cease to have such Investment Grade Status (the “Reversion Date”), then the Suspended Covenants will thereafter be reinstated as if such covenant had never been suspended and be applicable pursuant to the terms of this Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of this Indenture), unless and until the Notes subsequently attain Investment Grade Status and no Default or Event of Default has occurred and is continuing under this Indenture (in which event the Suspended Covenants shall no longer be in effect for such time that the Notes maintain an Investment Grade Status); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist under this Indenture, the Notes or the Note Guarantees with respect to the Suspended Covenants based on, and none of the Issuer or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period, or any actions taken at any time pursuant to any Contractual Obligation arising prior to the Reversion Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenant remained in effect during such period. The period of time between the date of suspension of the covenant and the Reversion Date is referred to as the “Suspension Period.” All such further obligations to grant Guarantees shall be reinstated upon the Reversion Date. No default or Event of Default will be deemed to have occurred on the Reversion Date as a result of any actions taken by the Issuer or its Subsidiaries during the Suspension Period (or, upon termination of the Suspension Period or after that time based solely on any action taken or event that occurred during the Suspension Period), with respect to the Suspended Covenants. On and after each Reversion Date, the Issuer and its Restricted Subsidiaries will be permitted without causing a Default or Event of Default, to honor, comply with or otherwise perform any contractual commitments or obligations arising and permitted during any Suspension Period and to consummate the transactions contemplated by any contract entered into during the Suspension Period, so long as such contract and such consummation would have been permitted during such Suspension Period.

(c) The Trustee shall have no duty to monitor the ratings of the Notes, shall not be deemed to have any knowledge of the ratings of the Notes and shall have no duty to notify Holders if the Notes achieve Investment Grade Status or of the occurrence of a Reversion Date.

Section 4.06 [Reserved].

Section 4.07 [Reserved].

Section 4.08 [Reserved].

Section 4.09 [Reserved].

Section 4.10 [Reserved].

Section 4.11 Limitation on Liens.

(a) The Issuer will not, and will not permit any Restricted Subsidiary to, enter into, create, incur or assume any Lien on any of their property or assets of any kind (real or personal, tangible or intangible) (each, an “Initial Lien”), whether now owned or hereafter acquired, in order to secure any Indebtedness, without effectively providing that the Notes shall be equally and ratably secured until such time as such Indebtedness is no longer secured by such Lien, except:

(1) Liens granted after the Issue Date in favor of the holders of the Notes; and

(2) Permitted Liens.

(b) For purposes of the foregoing covenant, (i) the creation of a Lien to secure Indebtedness which existed prior to the creation of such Lien will be deemed to involve Indebtedness in an amount equal to the lesser of (x) the fair value (as determined in good faith by the Issuer) of the asset subjected to such Lien and (y) the principal amount secured by such Lien, and (ii) in the event that a Lien meets the criteria of more than one of the types of Permitted Liens or Liens permitted by the preceding paragraphs, the Issuer, in its sole discretion, will divide and/or classify, and may redivide and/or reclassify, such Lien and only be required to include the amount and type of such Lien (or any portion thereof) as a Permitted Lien or a Lien permitted by the preceding paragraphs, and a Lien (or any portion thereof) may be divided, redivided, classified and reclassified into more than one of such types of Liens; provided that the Liens securing the Senior Credit Agreement that are outstanding as of the Issue Date and any refinancing thereof must be incurred pursuant to clause (6)(b) of the definition of “Permitted Liens.” In addition, for purposes of calculating compliance with the foregoing covenant, in no event will the amount of any Indebtedness secured by a Lien or any such Lien be required to be included more than once despite the fact more than one Person is or becomes liable with respect to such Indebtedness and despite the fact such Indebtedness is secured by the assets of more than one Person (for example, and for avoidance of doubt, in the case where there are Liens on assets of one or more of the Issuer and its Subsidiaries securing any Indebtedness, the amount of such Indebtedness secured shall only be included once for purposes of such calculations).

(c) For purposes of determining compliance with any U.S. dollar or Euro denominated restriction on the incurrence of any Liens, the amount incurred shall be calculated based on the relevant currency exchange rate in effect on the date such Liens was incurred, in the case of term debt, or first committed or first incurred (whichever yields the lower U.S. dollar or Euro equivalent, as applicable), in the case of revolving credit debt or debt financing to fund an acquisition; provided that if such Lien is incurred to refinance other any other Lien denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar or Euro denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar or Euro denominated restriction, as applicable, shall be deemed not to have been exceeded so long as the amount of such refinanced Lien does not exceed the amount of such initial lien being refinanced.

(d) Any Lien created for the benefit of the Holders pursuant to the first sentence under this heading (“Subject Lien”) shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien. In addition, in the event that an Initial Lien is or becomes a Permitted Lien, the Issuer may, at its option and without consent from any Holder, elect to release and discharge any Lien created for the benefit of the Holders in respect of such Subject Lien.

(e) With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, accretion of original issue discount or liquidation preference, any fees, underwriting discounts, accrued and unpaid interest, premiums and other costs and expenses incurred in connection therewith and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.

Section 4.12 Designation of Restricted and Unrestricted Subsidiaries.

(a) The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary of the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Issuer or any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any of its Restricted Subsidiaries that is not a Subsidiary of the Subsidiaries to be so designated other than the Equity Interests of such Unrestricted Subsidiary; provided, further, however, that immediately after giving effect to such designation no Event of Default under clauses Section 6.01(a)(1), Section 6.01(a)(2) or Section 6.01(a)(6) shall have occurred and be continuing as a result of such designation.

(b) The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary. Any Liens encumbering the assets of such Subsidiary at the time of such designation shall be deemed newly incurred or established, as applicable, at such time.

(c) Any such designation by the Issuer shall be evidenced to the Trustee by promptly filing with the Trustee an Officer’s Certificate certifying that such designation complied with the foregoing provisions and, if applicable, attaching a copy of the applicable resolution of the Board of Directors of the Issuer giving effect to such designation.

(d) Notwithstanding the foregoing, (1) no Subsidiary of the Issuer may be designated an Unrestricted Subsidiary if such Subsidiary is a “Restricted Subsidiary” (or any comparable term) under the documentation governing the Senior Credit Agreement or any other Indebtedness that is treated as an “obligation of a United States person” within the meaning of the Code Section 956 in each case, with an aggregate outstanding principal amount in excess of the Threshold Amount, (2) simultaneously with any Subsidiary being designated as a “Restricted Subsidiary” (or any comparable term) under the documentation governing any other Indebtedness described in clause (1), such Subsidiary shall be designated as a Restricted Subsidiary, (3) no Unrestricted Subsidiary shall own or hold any Material Intellectual Property other than pursuant to any non-exclusive licenses, sublicenses or cross-licenses or other intercompany disclosures thereof and (4) no Guarantor of the Notes may be designated an Unrestricted Subsidiary if such Person incurs or guarantees the Senior Credit Agreement, the Convertible Notes or any Other Debt Agreement.

Section 4.13 Change of Control.

(a) If a Change of Control Triggering Event occurs, unless (i) a third party makes a Change of Control Offer or (ii) the Issuer previously or substantially concurrently therewith delivered a redemption notice with respect to all the outstanding Notes as described in Section 3.08, the Issuer will make an offer to purchase all of the outstanding Notes (the “Change of Control Offer”) at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, and Additional Amounts, if any, to but excluding the date of repurchase; provided that if the repurchase date is on or after the record date and on or before the corresponding Interest Payment Date, the accrued and unpaid interest up to, but excluding, the redemption date will be paid on the redemption date to the Holder in whose name the Note is registered at the close of business on such record date in accordance with the Applicable Procedures, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Issuer.

(b) Within 30 days following any Change of Control Triggering Event, the Issuer will deliver or cause to be delivered a notice of such Change of Control Offer electronically to each Holder of Notes in accordance with the Applicable Procedures (in relation to Notes represented by Global Notes held by a nominee of the common depositary for the Depositary) or by first-class mail at the address of such Holder appearing in the security register or otherwise in accordance with the Applicable Procedures, in each case, with a copy to the Trustee and the Paying Agent:

(1) describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest and Additional Amounts, if any, on the Notes repurchased to the date of purchase (the “Change of Control Payment”); and

(2) stating the repurchase date (which shall be no earlier than 10 days and no later than 90 days from the date such notice is r delivered, except in the case of a conditional Change of Control Offer made in advance of a Change of Control(the “Change of Control Payment Date”).

(c) On the Change of Control Payment Date, if the Change of Control shall have occurred, the Issuer will, to the extent lawful:

(1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof properly tendered;

(3) deliver or cause to be delivered to the Trustee an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuer in the Change of Control Offer;

(4) in the case of Global Notes, deliver, or cause to be delivered, to the Trustee the Global Notes in order to reflect thereon the portion of such Notes or portions thereof that have been tendered to and purchased by the Issuer; and

(5) in the case of Definitive Registered Notes, deliver, or cause to be delivered, to the relevant Registrar for cancellation of all Definitive Registered Notes accepted for purchase by the Issuer.

(d) If any Definitive Registered Notes have been issued, the Paying Agent will promptly mail (or cause to be delivered) to each Holder of Definitive Registered Notes properly tendered the Change of Control Payment for such Notes, and the Trustee or the Authentication Agent will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder of Definitive Registered Notes a new Note equal in principal amount to the unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount that is at least €100,000 or an integral multiple of €1,000 in excess thereof. Any Notes so accepted for payment will cease to accrue interest on and after the Change of Control Payment Date.

(e) The provisions of this Section 4.13 will be applicable whether or not any other provisions of this Indenture are applicable.

(f) To the extent that the provisions of any securities laws, rules or regulations, including Rule 14e-1 under the Exchange Act, conflict with the provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof. The Issuer may rely on any no-action letters issued by the SEC indicating that the staff of the SEC will not recommend enforcement action in the event a tender offer satisfies certain conditions.

(g) The Issuer will not be required to make a Change of Control Offer following a Change of Control Triggering Event if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not validly withdrawn under such Change of Control Offer, (ii) in connection with or in contemplation of any Change of Control Triggering Event, the Issuer (or any Affiliate of the Issuer) has made an offer to purchase (an “Alternate Offer”) any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes properly tendered in accordance with the terms of the Alternate Offer or (iii) a notice of redemption of all outstanding Notes has been given pursuant to Section 3.08 unless and until there is a default in the payment of the redemption price on the applicable redemption date or the redemption is not consummated due to the failure of a condition precedent contained in the applicable redemption notice to be satisfied.

(h) Notwithstanding anything to the contrary herein, a Change of Control Offer or Alternate Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event.

(i) If and for so long as the Notes are listed on the Official List of the Exchange and if and to the extent that the rules of the Authority so require, the Issuer will notify the Authority of any Change of Control Offer.

(j) The provisions under this Indenture relating to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control Triggering Event, including the definition of “Change of Control,” may be waived or modified (at any time, including after a Change of Control or in connection with a Change of Control Offer or Alternate Offer) with the written consent of the Holders of a majority in principal amount of the Notes then outstanding.

(k) A Change of Control Offer or Alternate Offer may be made at the same time as consents are solicited with respect to an amendment, supplement or waiver of this Indenture, the Notes and or the Notes Guarantees, including any amendment, supplement or waiver with respect to making a Change of Control Offer or Alternate Offer (but the Change of Control Offer may not condition tenders on the delivery of such consents).

Section 4.14 Limitation on Guarantees

(a) If, on or after the Issue Date, any Wholly Owned Subsidiary of the Issuer (including any newly formed, newly acquired or newly redesignated Wholly Owned Restricted Subsidiary, but excluding any Excluded Subsidiary) that is not then a Guarantor becomes an obligor or a guarantor under the Senior Credit Agreement, the Convertible Notes or any Other Debt Agreement, the Issuer will cause such Subsidiary to become a Guarantor, in which case, such Subsidiary will within 60 days following the later of (a) the date that such Indebtedness under the Senior Credit Agreement, the Convertible Notes or any Other Debt Agreement has been incurred or guaranteed by such Subsidiary and (b) the date on which such Subsidiary no longer constitutes an Excluded Subsidiary, execute and deliver a supplemental indenture to this Indenture providing for a Guarantee by such Subsidiary; provided that this covenant shall not be applicable to any guarantee of any Subsidiary that existed at the time such Person became a Wholly Owned Subsidiary (other than an Excluded Subsidiary) and was not incurred in connection with, or in contemplation of, such Person becoming a Wholly Owned Subsidiary (other than an Excluded Subsidiary).

(b) The Issuer may elect, in its sole discretion, to cause or allow, as the case may be, any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor, in which case, such Subsidiary shall not be required to comply with the 60-day period described above and such Guarantee may be released at any time in the Issuer’s sole discretion so long as such Subsidiary would not otherwise be required to be a Guarantor pursuant to the first paragraph above at the time of such release.

(c) If any Guarantor becomes an Excluded Subsidiary, the Issuer shall have the right, by delivery of a supplemental indenture executed by the Issuer to the Trustee, to cause such Excluded Subsidiary to automatically and unconditionally cease to be a Guarantor, subject to the requirement described in the first and second paragraphs above that such Restricted Subsidiary shall be required to become a Guarantor if it ceases to be an Excluded Subsidiary, provided, further, that such Excluded Subsidiary shall not be permitted to incur or guarantee Indebtedness under the Senior Credit Agreement, the Convertible Notes or any Other Debt Agreement, unless it again becomes a Guarantor.

(d) Future Note Guarantees granted pursuant to this provision shall be released as set forth in Section 11.09. The Trustee shall each take all necessary actions reasonably requested by, and at the cost of, the Issuer to effectuate any release of a Note Guarantee in accordance with these provisions, subject to customary protections and indemnifications.

Section 4.15 Certain Calculations.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Indenture shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, except as otherwise specifically prescribed herein, in any other Note Document or as disclosed to the Trustee.

(b) If at any time any change in GAAP or the application thereof would affect the computation or interpretation of any financial ratio, basket, requirement or other provision set forth in any Note Document, and the Issuer shall so request, the Issuer shall be permitted to in good faith amend such ratio, basket, requirement or other provision to preserve the original intent thereof in light of such change in GAAP or the application thereof; provided that, until so amended, (i) (A) such ratio, basket, requirement or other provision shall continue to be computed or interpreted in accordance with GAAP or the application thereof prior to such change therein and (B) the Issuer shall provide to the Trustee with a written reconciliation between calculations of such ratio, basket, requirement or other provision made before and after giving effect to such change in GAAP or the application thereof or (ii) the Issuer may elect to fix GAAP (for purposes of such ratio, basket, requirement or other provision) as of another later date notified in writing to the Trustee from time to time.

(c) Notwithstanding anything to the contrary herein or any change in GAAP before or after the Issue Date that would require lease obligations that would be characterized as operating leases to be classified and accounted for as capital leases, finance leases or otherwise reflected on the Issuer’s consolidated balance sheet, for the purposes of determining compliance with any covenant contained herein, such obligations shall be shall be determined based on GAAP as in effect on December 31, 2018, and the foregoing reconciliation shall not be required.

(d) With respect to fiscal periods commencing on or after January 1, 2018, the impact of FASB ASC 606 and FASB ASC 340-40 on revenue recognition and amortization of associated costs and expenses shall be given effect for all purposes under this Indenture, and the foregoing reconciliation shall not be required.

(e) Notwithstanding anything to the contrary contained herein, all such financial statements shall be prepared, and all financial covenants contained herein or in any other Note Document shall be calculated, in each case, without giving effect to any election under FASB ASC 825 (or any similar accounting principle) permitting a Person to value its financial liabilities at the fair value thereof.

Section 4.16 Limited Condition Transactions.

(a) With respect to any (x) Investment or acquisition, merger, amalgamation or similar transaction that has been definitively agreed to or publicly announced (including with respect to any proposed Investment or acquisition pursuant to Rule 2.7 of The City Code on Takeovers and Mergers (or a similar arrangement) for which committed financing is obtained or is sought to be obtained), (y) redemption, repayment, defeasance, satisfaction, discharge, repurchase or refinancing of Indebtedness, Disqualified Stock or Preferred Stock with respect to which a notice of repayment (or similar notice), which may be conditional, has been delivered and (z) any Permitted Change of Control (each, a “Limited Condition Transaction”), in each case for purposes of determining:

(1) whether any Lien being incurred in connection with such Limited Condition Transaction is permitted to be incurred in accordance with Section 4.11 or the definition of “Permitted Liens”;

(2) whether any other transaction or action undertaken or proposed to be undertaken to consummate such Limited Condition Transaction (including any transaction permitted by Section 5.01 or designations of Restricted Subsidiaries or Unrestricted Subsidiaries) complies with the covenants or agreements contained in this Indenture;

(3) any calculation of the ratios, baskets or financial metrics, including Consolidated First Lien Net Leverage Ratio, Consolidated Secured Net Leverage Ratio, Consolidated Total Net Leverage Ratio, Consolidated Net Income, Consolidated EBITDA, the EBITDA Grower Amount, Consolidated Total Assets, Consolidated Interest Expense and/or Pro Forma Cost Savings and baskets determined by reference to Consolidated Net Income, Consolidated EBITDA, the EBITDA Grower Amount or Consolidated Total Assets, and whether a Default or Event of Default exists in connection with the foregoing; and

(4) whether any Default or Event of Default (or any specified Default or Event of Default) has occurred, is continuing or would result from such Investment, acquisition or repayment, repurchase or refinancing of Indebtedness, at the option of the Issuer, the date that the definitive agreement (or other relevant definitive documentation) for, announcement (public or otherwise) of, or notice with respect to, such Limited Condition Transaction (the “Transaction Commitment Date”) may be used as the applicable date of determination, as the case may be, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Pro Forma Basis” or “Consolidated EBITDA.” For the avoidance of doubt, if the Issuer elects to use the Transaction Commitment Date as the applicable date of determination in accordance with the foregoing, any fluctuation or change (i) in the Consolidated First Lien Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio, the Consolidated Total Net Leverage Ratio, Consolidated Net Income, Consolidated EBITDA, the EBITDA Grower Amount, Consolidated Total Assets and/or Pro Forma Cost Savings of the Issuer and (ii) with respect to the applicable exchange rate utilized in calculating compliance with any dollar-based provision of this Indenture, from the Transaction Commitment Date to the date of consummation of such Limited Condition Transaction will not be taken into account.

(b) For purposes of determining compliance with any provision which requires that no Default, Event of Default or specified Default or Event of Default, as applicable, has occurred, is continuing or would result from any Limited Condition Transaction, such condition shall be deemed satisfied so long as no Default, Event of Default or specified Default or Event of Default, as applicable, exists on the Transaction Commitment Date (for the avoidance of doubt, subject to clause (4) of the foregoing paragraph). Until such Limited Condition Transaction is consummated or such definitive agreements (or other relevant definitive binding documentation) are terminated (or conditions in any conditional notice can no longer be met or public announcements with respect thereto are withdrawn or there is a public announcement to the effect that the transaction contemplated by such definitive agreements will no longer be consummated)), such Limited Condition Transaction and all transactions proposed to be undertaken in connection therewith (to the extent reasonably necessary to consummate such Limited Condition Transaction) (including the incurrence of Liens) will be given pro forma effect when determining compliance of other transactions (including the incurrence of Liens unrelated to such Limited Condition Transaction) that are consummated after the Transaction Commitment Date and on or prior to the date of consummation of such Limited Condition Transaction and any such transactions (including any incurrence of Indebtedness and the use of proceeds thereof) will be deemed to have occurred on the date the definitive agreements (or other relevant definitive binding documentation) are entered into or public announcement is made and deemed to be outstanding thereafter for purposes of calculating any baskets or ratios under the Note Documents after the date of such agreement and before the date of consummation of such Limited Condition Transaction.

ARTICLE 5

SUCCESSORS

Section 5.01 Merger and Consolidation.

(a) The Issuer. The Issuer will not consolidate or amalgamate with, or merge with or into, wind up into, or sell, assign, convey, transfer or lease or otherwise dispose of all or substantially all its assets, in one transaction or a series of related transactions, to any Person, if the Issuer is not the resulting, surviving or transferee Person, unless:

(1) the resulting, surviving or transferee Person (the “Successor Issuer”) will be a corporation, partnership, limited liability company or similar entity organized or existing under the laws of the jurisdiction of the Issuer or the United States of America, any State of the United States or the District of Columbia, and the Successor Issuer (if not the Issuer) will expressly assume all the obligations of the Issuer under the Notes and this Indenture pursuant to supplemental indentures or other documents and instruments;

(2) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the applicable Successor Issuer as a result of such transaction as having been incurred by the applicable Successor Issuer), no Specified Event of Default shall have occurred and be continuing; and

(3) the Issuer (in the event that the Issuer is not the resulting, surviving or transferee Person) shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

(b) The Successor Issuer will succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Notes and this Indenture, and the Issuer will automatically and unconditionally be released and discharged from its obligations under the Notes and this Indenture.

(c) Notwithstanding any other provision of this covenant, (a) the Issuer may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to a Guarantor, provided that such Guarantor is a corporation, partnership, limited liability company or similar entity organized or existing under the laws of the United States of America, any State of the United States or the District of Columbia, (b) the Issuer may consolidate or otherwise combine with or merge into an Affiliate organized or existing under the laws of the United States of America, any State of the United States or the District of Columbia incorporated or organized for the purpose of changing the legal domicile of the Issuer, reincorporating the Issuer in another jurisdiction and (c) any Subsidiary may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to the Issuer or a Guarantor.

(d) For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Issuer, which properties and assets, if held by the Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer and its Subsidiaries, taken as a whole, shall be deemed to be the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of the Issuer.

(e) The Guarantors. Subject to Section 11.09, no Guarantor may consolidate or amalgamate with or merge with or into, wind up into, or sell assign, convey, transfer or lease or otherwise dispose of all or substantially all its assets, in one or a series of related transactions, to any Person, if the Guarantor is not the resulting, surviving or transferee Person, unless:

(1) the other Person is the Issuer or any Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction; or either (x) the Issuer or a Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes all the obligations of the Guarantor under its Note Guarantee and this Indenture by supplemental indenture or other documents or instruments;

(2) immediately after giving effect to the transaction, no Specified Event of Default shall have occurred and be continuing; and

(3) the Issuer (if the Guarantor is not the resulting, surviving or transferee Person) shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

Notwithstanding any other provision of this covenant, any Guarantor may (a) consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to another Guarantor or the Issuer, (b) consolidate or otherwise combine with or merge into an Affiliate incorporated or organized for the purpose of changing the legal domicile of the Guarantor, reincorporating the Guarantor in another jurisdiction, or changing the legal form of the Guarantor, (c) convert into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor and (d) liquidate or dissolve or change its legal form if the Issuer determines in good faith that such action is in the best interests of the Issuer. Notwithstanding anything to the contrary in this covenant, the Issuer may contribute Capital Stock of any or all of its Subsidiaries to any Guarantor.

(f) Any reference herein to a merger, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, limited partnership or trust, or an allocation of assets to a series of a limited liability company, limited partnership or trust (or the unwinding of such a division or allocation), as if it were a merger, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company, limited partnership or trust shall constitute a separate Person hereunder (and each division of any limited liability company, limited partnership or trust that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

(g) Notwithstanding any other provision herein, the provisions set forth in this covenant “Merger and consolidation” shall not restrict (and shall not apply to) any Permitted Restructuring Transaction.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

(a) Subject to Section 6.01(b) and Section 6.01(c), each of the following is an “Event of Default”:

(1) default in any payment of interest on any Note when due and payable, continued for 30 days;

(2) default in the payment of the principal amount of or premium, if any, or Additional Amounts, if any, on any Note issued under this Indenture when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(3) failure by the Issuer or any Guarantor to comply for 60 days after written notice by the Trustee on behalf of the Holders or by the Holders of at least 30% in aggregate principal amount of the outstanding Notes with any agreement or obligation contained in this Indenture; provided that in the case of a failure to comply with Section 4.02 such period of continuance of such default or breach shall be 120 days after written notice described in this clause has been given;

(4) default under any Indebtedness for money borrowed by the Issuer, any Guarantor or any Restricted Subsidiary that is a Significant Subsidiary (or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer and its Subsidiaries) would constitute a Significant Subsidiary) (or the payment of which is Guaranteed by the Issuer, any Guarantor or any Restricted Subsidiary that is a Significant Subsidiary (or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer and its Subsidiaries) would constitute a Significant Subsidiary)) other than Indebtedness owed to the Issuer, a Guarantor or a Restricted Subsidiary whether such Indebtedness or Guarantee now exists, or is created after the date hereof, which default:

(A) is caused by a failure to pay principal of such Indebtedness, at its stated final maturity (after giving effect to any applicable grace periods) provided in such Indebtedness (“payment default”), or

(B) results in the acceleration of such Indebtedness prior to its stated final maturity (the “cross acceleration provision”);

and, in each case, if the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default of principal at its stated final maturity (after giving effect to any applicable grace periods) or the maturity of which has been so accelerated, aggregates to an amount equal to or greater than the Threshold Amount;

(5) the Issuer or any Material Restricted Subsidiary institutes, or consents to the institution of any proceeding under any Bankruptcy Law, a winding-up, an administration, a dissolution, or a composition or makes an assignment for the benefit of creditors or any other action is commenced (by way of voluntary arrangement, scheme of arrangement or otherwise); or appoints, applies for or consents to the appointment of any receiver, administrator, administrative receiver, trustee, custodian, conservator, liquidator, rehabilitator, judicial manager, provisional liquidator, administrator, receiver and manager, controller, monitor or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, judicial manager, provisional liquidator, administrator, administrative receiver, receiver and manager, controller, monitor or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 days; or any proceeding under any Bankruptcy Law (including for the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, judicial manager, provisional liquidator, administrator, administrative receiver, receiver and manager, controller, monitor or similar officer) relating to any such Person or to all or substantially all of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 days, or an order for relief is entered in any such proceeding;

(6) failure by the Issuer, a Guarantor or a Restricted Subsidiary that is a Significant Subsidiary (or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries) would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of the Threshold Amount other than any judgments covered by indemnities provided by, or insurance policies issued by, solvent companies, which final judgments remain unpaid, undischarged and unstayed for a period of more than 90 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed; and

(7) any Guarantee of the Notes ceases to be in full force and effect, other than in accordance with the terms of this Indenture.

(b) A Default under clause (3), (4) or (6) of Section 6.01(a) will not constitute an Event of Default until the Trustee or the Holders of at least 30% in principal amount of the outstanding Notes notify the Issuer of the Default and, with respect to clauses (3) and (6) of Section 6.01(a), the Issuer does not cure such Default within the time specified in clause (3) or (6) of Section 6.01(a) after receipt of such notice.

(c) No notice of a Default (or an event of which the Trustee had received written notice and would have been a Default if notice by the Trustee or the Holders of at least 30% in aggregate principal amount of the outstanding Notes had been given to the Issuer) may be given, and no notice of acceleration or any other instruction in connection with such Default (or event) or any Default of which the Trustee had received written notice may be given, 2 years or more after that Default or applicable written notice that had been received by the Trustee (as applicable).

(d) Any notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more holders (each a “Directing Holder”) must be accompanied by a written representation from each such holder to the Issuer and the Trustee that such holder is not (or, in the case such holder is the depositary or its nominee, that such holder is being instructed solely by beneficial owners that have represented to such holder that they are not) Net Short and is not knowingly and intentionally acting in concert with any of its Affiliates for the express purpose of creating (and in fact creating) the same economic effect with respect to the Issuer or any Guarantor as having a Net Short at such time (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to the delivery of a notice of Default (a “Default Direction”) shall be deemed a continuing representation at all times until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder must at the time of providing a Noteholder Direction covenant, provide the Issuer with such other information as the Issuer may reasonably request from time to time in order to verify the accuracy of such holder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the holder is the depositary or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Notes in lieu of the depositary or its nominee and the depositary shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee.

(e) If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuer determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officer’s Certificate stating that the Issuer has initiated litigation with a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to the applicable Default shall be automatically stayed and the cure period with respect to such Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter if, without the participation of such Holder, the percentage of Notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuer provides to the Trustee an Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the Trustee shall refrain from acting in accordance with such Noteholder Direction and the cure period with respect to the applicable Default shall be automatically stayed and the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such holder, the percentage of Notes held by the remaining holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio (other than any indemnity such Directing Holder may have offered the Trustee), with the effect that such Event of Default shall be deemed never to have occurred, acceleration voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default, shall not be permitted to act thereon and shall be restricted from accepting and acting on any future Noteholder Direction in relation to such Event of Default. The Trustee shall be entitled to conclusively rely on any Noteholder Direction or Officer’s Certificate delivered to it in accordance with this Indenture without verification, investigation or otherwise as to the statements made therein.

(f) Notwithstanding anything in the preceding paragraph to the contrary, any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default described in Section 6.01(a)(5) above shall not require compliance with the foregoing paragraph.

(g) For the avoidance of doubt, the Trustee shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with this Indenture, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officer’s Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise. The Trustee shall have no liability to the Issuer, any holder or any other Person in acting in good faith on a Noteholder Direction.

(h) For the avoidance of doubt, (1) if a Default (including an Event of Default) has occurred but is no longer continuing (a “Cured Default”), any other Default or Event of Default which would not have arisen but for the Cured Default having occurred shall be deemed not to be continuing automatically upon, and simultaneous with the remedy, cure or waiver of the Cured Default, (2) if a Default for a failure to report or failure to deliver a required certificate in connection with another default (the “Initial Default”) occurs, then at the time such Initial Default is cured, such Default for a failure to report or failure to deliver a required certificate in connection with another default that resulted solely because of that Initial Default will also be cured without any further action and (2) any Default or Event of Default for the failure to comply with the time periods prescribed in Section 4.02 or otherwise to deliver any notice or certificate pursuant to any other provision of this Indenture shall be deemed to be cured upon the delivery of any such report required by such covenant or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in this Indenture.

Section 6.02 Acceleration.

(a) If an Event of Default (other than an Event of Default described in Section 6.01(a)(5) above) occurs and is continuing, the Trustee by written notice to the Issuer or the Holders of at least 30% in principal amount of the outstanding Notes by written notice to the Issuer and the Trustee may declare the principal of and accrued and unpaid interest, if any, and Additional Amounts, if any, on all the Notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest, if any, and Additional Amounts, if any, will be due and payable immediately. In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (4) above has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled, waived and rescinded if the Default triggering such Event of Default shall be remedied or cured, or waived by the holders of the Indebtedness, or the Indebtedness that gave rise to such Event of Default shall have been discharged in full, in each case, within 30 days after the declaration of acceleration with respect thereto and the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction.

If an Event of Default described in Section 6.01(a)(5) occurs and is continuing, the principal of and accrued and unpaid interest, if any, and Additional Amounts, if any, on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium on, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. Except as explicitly set forth herein, a delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence to the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

(a) The Holders of a majority in principal amount of the outstanding Notes under this Indenture may waive all past or existing Defaults or Events of Default and related consequences (except with respect to nonpayment of principal, premium, interest or Additional Amounts which may only be waived with the consent of each affected Holder) and rescind any such acceleration with respect to such Notes and its consequences if rescission would not conflict with any judgment or decree of a court of competent jurisdiction. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

(b) In the event of any Event of Default specified in Section 6.01(a)(4), such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged;

(2) the requisite number of holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured, waived or is no longer continuing.

Section 6.05 Control.

Subject to the terms and conditions of this Indenture, the Holders of a majority in principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee’s personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes (it being understood that the Trustee shall have no duty to determine whether such action is prejudicial to the minority).

Section 6.06 Limitation on Suits.

(a) The Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered, and, if requested, provided, to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, interest, premium or Additional Amounts when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(1) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2) Holders of at least 30% in the aggregate principal amount of the outstanding Notes have requested in writing the Trustee to pursue the remedy;

(3) such Holders have offered in writing and, if requested, provided to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt of the written request and the offer of security or indemnity; and

(5) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a written direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

Section 6.07 Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to bring suit for the enforcement of any payment of principal, premium on, if any, or interest, if any, on the Notes on or after such respective dates shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable, properly incurred compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable, properly incurred compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable, properly incurred compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

First: to the Trustee, the Agents, any other agents and attorneys for amounts due under Section 7.02 and Section 7.06, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, interest and Additional Amounts, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest and Additional Amounts, if any, respectively; and

Third: to the Issuer or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before the later of such record date and the date on which the Issuer receives notice from the Trustee of such record date, the Issuer shall deliver each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then-outstanding Notes, or to any suit initiated by any Holder for the enforcement of the payment of any principal of or interest on any Note, on or after its maturity date.

Section 6.12 Stay, Extension and Usury Laws.

The Issuer and its Restricted Subsidiaries shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and its Restricted Subsidiaries (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 6.13 Enforcement by Holders.

Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Indenture.

Section 6.14 Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined in a final judgment adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, any Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

ARTICLE 7

THE TRUSTEE

Section 7.01 Duties of Trustee.

(a) The Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. In the event an Event of Default has occurred and is continuing, and the Trustee has received written notice or a Responsible Officer has actual knowledge thereof, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder (it being agreed that the Trustee shall not be obligated to determine whether any such direction is prejudicial to the rights of any other Holder) or that would involve the Trustee in personal liability. Prior to taking any action under this Indenture, the Trustee will be entitled to indemnification or security satisfactory to it against all fees, losses, liabilities and expenses caused by taking or not taking such action.

(b) Except during the continuance of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge:

(1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants, duties or obligations shall be read into this Indenture against the Trustee; provided that to the extent the duties of the Trustee under this Indenture and the Notes may be qualified, limited or otherwise affected by the provisions of the Note Documents, the Trustee shall be required to perform those duties only as so qualified, limited or affected; and

(2) in the absence of gross negligence or willful misconduct on its part, the Trustee may conclusively rely upon, as to the truth of the statements and the correctness of the opinions expressed therein, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, with respect to the certificates or opinions specifically required to be furnished to it hereunder, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein) and shall be entitled to seek advice from legal counsel in relation thereto.

(c) The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(1) this Section 7.01(c) does not limit the effect of Section 7.01(b);

(2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was grossly negligent in ascertaining the pertinent facts;

(3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05 hereof; and

(4) no provision of this Indenture will require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, including in taking any action at the request or direction of Holders, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk, liability, loss, fee or expense is not reasonably assured to it or it does not receive indemnity and/or security and/or prefunding satisfactory to it in its discretion against any loss, liability or expense which might be incurred by it in compliance with such request or direction nor shall the Trustee be required to do anything which is illegal or contrary to applicable laws, it being understood that the Trustee shall not be required to advance its own funds in connection with its duties and responsibilities as Trustee. The Trustee will not be liable to the Holders if prevented or delayed in performing any of its obligations or discretionary functions under this Indenture by reason of any present or future law applicable to it, by any governmental or regulatory authority or by any circumstances beyond its control.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.01(a), 7.01(b) and 7.01(c).

(e) The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holders have offered and, if requested, provided to the Trustee indemnification and/or security and/or prefunding satisfactory to it in its sole discretion against any fees, losses, liabilities and expenses (other than those arising as a result of gross negligence or willful misconduct by the Trustee).

(f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.

(a) The Trustee may rely conclusively upon and be protected from acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original, electronic or facsimile form) believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document. The Trustee may, if it sees fit, make such inquiry without incurring liability.

(b) The Trustee will not be deemed to have knowledge of any Defaults or Events of Default unless written notice of an event, which is in fact a Default, has been delivered to the Trustee at its office specified in this Indenture and such notice references the Notes and this Indenture and states that it is a “Notice of Default.”

(c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any attorney, delegate, depositary, or agent appointed with due care.

(d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer will be sufficient if signed by an Officer of the Issuer.

(f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any Officer’s Certificate, Opinion of Counsel, resolution, certificate, statement, instrument, opinion, report, notice, request, consent, direction, order, approval, bond, debenture, note, other evidence of indebtedness or other paper or document but the Trustee, in its sole and absolute discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at reasonable times during normal business hours upon written request at the sole expense of the Issuer and the Trustee shall incur no liability of any kind by reason of such inquiry or investigation.

(g) The Trustee will have no duty to inquire as to the Issuer’s performance of the covenants in Article 4 hereof. In addition, the Trustee will not be deemed to have knowledge of any Default or Event of Default except any Default or Event of Default (i) occurring pursuant to Section 6.01(a)(1) or Section 6.01(a)(2) (provided it is acting as Paying Agent), and (ii) of which a Responsible Officer of the Trustee has received written notification identifying the Notes or this Indenture or obtained actual knowledge. The Trustee will be under no obligation to monitor financial performance of the Issuer.

(h) The Trustee shall not have any obligation or duty to monitor, determine or inquire as to compliance, and shall not be responsible or liable for compliance, with restrictions on transfer, exchange, redemption, purchase or repurchase, as applicable, of minimum denominations imposed under this Indenture or under applicable law or regulation with respect of any transfer, exchange, redemption, purchase or repurchase, as applicable, of interest in any Note.

(i) The Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture.

(j) In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders, each representing less than a majority in aggregate principal amount of the Notes then outstanding, pursuant to the provisions of this Indenture, the Trustee, in its sole discretion, may determine what action, if any, will be taken and shall be held harmless and shall not incur any liability for its failure to act until such inconsistency or conflict, in its reasonable opinion, is resolved.

(k) The permissive rights of the Trustee to take or refrain from taking any action enumerated in this Indenture will not be construed as an obligation or duty to do so.

(l) Delivery of reports, information and documents to the Trustee under Section 4.02 is for informational purposes only and the Trustee’s receipt of the foregoing will not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates or Opinions of Counsel, as applicable).

(m) The rights, privileges, protections, indemnities, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified and/or secured to its satisfaction, are extended to, and will be enforceable by, the Trustee in each of its capacities hereunder and by each Agent, custodian and other Person employed to act hereunder.

(n) The Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(o) Anything in this Indenture to the contrary notwithstanding, under no circumstances will the Trustee be liable to the Issuer for any special, indirect, punitive or consequential loss (including but not limited to loss of business, goodwill, opportunities or profit) even if advised of the possibility of such loss or damage and regardless of whether the claim for loss or damage is made in negligence, for breach of contract or otherwise, even if foreseeable and even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(p) The Trustee will be entitled to assume, without inquiry, that the Issuer has performed in accordance with all of the provisions of this Indenture, unless notified to the contrary.

(q) The Trustee may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction would, in its opinion based upon legal advice in the relevant jurisdiction, be contrary to any law of that jurisdiction or, to the extent applicable, of the State of New York.

(r) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(s) The Trustee may retain professional advisors to assist it in performing its duties under this Indenture or any Note Document at the cost of the Issuer, provided that the fees of any such professional advisers are properly and reasonably incurred. The Trustee may consult with counsel or other professional advisors and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(t) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused directly or indirectly by forces beyond its control, including acts of war or terrorism involving the United States, the United Kingdom, any member state of the European Union or any other local, national or international calamity or emergency (including natural disasters, pandemics, civil unrest or acts of God), or unavailability of the Federal Reserve wire or facsimile or other wire communication facility, it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(u) The Trustee will not be liable to any Person if prevented or delayed in performing any of its obligations or discretionary functions under this Indenture by reason of any present or future law applicable to it, by any governmental or regulatory authority or by any circumstances beyond its control.

(v) No provision of this Indenture shall require the Trustee to do anything which, in its opinion, may be illegal or contrary to applicable law or regulation.

(w) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture or any Note Documents, unless such Holders shall have offered and, if requested, provided to the Trustee indemnity and/or prefunding and/or other security satisfactory to the Trustee in its sole discretion against the losses, costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

(x) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

Section 7.03 Individual Rights of Trustee and Agents.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.09 hereof.

Section 7.04 Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or any Note Guarantee, and it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder.

Section 7.05 Notice of Defaults.

If a Default occurs and is continuing and a Responsible Officer of the Trustee is informed of such occurrence by the Issuer, the Trustee must give notice of the Default to the Holders within 90 days after being notified by the Issuer. Except in the case of a Default in the payment of principal of, interest or any Additional Amounts, if any, on any Note, the Trustee may withhold notice if and so long as the Trustee in good faith determines that withholding notice is in the interests of the Holders.

Section 7.06 Compensation and Indemnity.

(a) The Issuer, or upon failure of the Issuer to pay, each Guarantor, jointly and severally, will pay to the Trustee from time to time such compensation for their acceptance of this Indenture and services hereunder and thereunder as the Issuer and the Trustee shall from time to time agree in writing. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Issuer will reimburse the Trustee promptly upon request for all disbursements, advances and expenses reasonably and properly incurred or made by it, including costs of collection the Trustee may incur acting after a Default or Event of Default (in each case, as evidenced in an invoice from the Trustee). Such expenses will consist of the reasonable, properly incurred compensation, disbursements, expenses and advances of the Trustee’s agents and counsel.

(b) The Issuer and each Guarantor, jointly and severally, will indemnify the Trustee and its respective officers, directors, employees, agents and employers and hold them harmless against any and all losses, liabilities or expenses incurred by the relevant indemnified entity arising out of or in connection with the acceptance or administration of and its duties under this Indenture, including the costs and expenses of the relevant indemnified entity enforcing this Indenture against the Issuer (including this Section 7.06) and defending itself against any claim (whether asserted by the Issuer, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder. The relevant indemnified entity will notify the Issuer promptly upon obtaining actual knowledge thereof of any claim for which it may seek indemnity. Failure by the relevant indemnified entity to so notify the Issuer will not relieve the Issuer of its obligations hereunder. Except where the interests of the Issuer and the Guarantors, on the one hand, and the relevant indemnified entity on the other hand, may be adverse, the Issuer or such Guarantor will defend the claim and the relevant indemnified entity will provide reasonable cooperation. The relevant indemnified entity may at its option have separate counsel and the Issuer will pay the properly incurred fees and expenses of such counsel (as evidenced in an invoice from the Trustee). None of the Issuer or any Guarantor need pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Issuer and each Guarantor need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party under this Section 7.06(b) through such party’s own willful misconduct, gross negligence or fraud.

(c) The obligations of the Issuer under this Section 7.06 and any Lien arising hereunder will survive the resignation or removal of the Trustee, the discharge of the Issuer’s obligations pursuant to Article 10 or the termination of this Indenture and shall continue for the benefit of the Trustee or an Agent notwithstanding its resignation or retirement. For the avoidance of doubt, the rights, privileges, protections, immunities and benefits given, to the Trustee in this Section 7.06, including its right to be indemnified, are extended to, and shall be enforceable by the Trustee in each of its capacities hereunder, by each Agent, and any other Person employed by the Trustee to act hereunder.

(d) To secure the Issuer’s payment obligations in this Section 7.06, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(5) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.07 Replacement of Trustee.

(a) Any removal or resignation of the Trustee shall not become effective until the acceptance of appointment by the successor Trustee pursuant to this Section 7.07.

(b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in principal amount of the then-outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.09 hereof;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a custodian or public officer takes charge of the Trustee or its property;

(4) the Trustee becomes incapable of acting; or

(5) the Trustee has or acquires a conflict of interest not eliminated in accordance with Section 7.03.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer will promptly appoint a successor Trustee.

(d) [Reserved].

(e) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, (i) the retiring Trustee, the Issuer, or the Holders of at least 30% in principal amount of the then-outstanding Notes may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee or (ii) the retiring Trustee may appoint a successor Trustee at any time prior to the date on which a successor Trustee takes office, provided that such appointment shall be reasonably satisfactory to the Issuer.

(f) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(g) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will deliver a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Issuer’s obligations under Section 7.06 hereof will continue for the benefit of the retiring Trustee.

Section 7.08 Successor Trustee or Agent by Merger, Etc.

If the Trustee or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee or Agent.

In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by consolidation, merger or conversion to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 7.09 Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is an entity which is generally recognized as an entity which customarily performs such corporate trustee roles and provides such corporate trustee services in transactions similar in nature to the offering of the Notes as described in the Offering Memorandum.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may at any time, at the option of the Issuer’s Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all Notes and Note Guarantees.

Section 8.02 Legal Defeasance and Discharge.

Upon the Issuer’s election described in Section 8.01 hereof to exercise its rights under this Section 8.02, the Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes and the Note Guarantees on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) of this Section 8.02, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest (including Additional Amounts) or premium, if any, on such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(b) the Issuer’s obligations with respect to the Notes concerning registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust set forth in Article 2 hereof;

(c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s and the Guarantors’ obligations in connection therewith; and

(d) this Article 8.

Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof. If the Issuer exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.01.

Section 8.03 Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of its obligations under Sections 4.02, 4.03(a), 4.05, 4.11, 4.13, 4.14 and 5.01 (other than with respect to clauses (1) and (2) of Section 5.01(a)) with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and the Note Guarantees, the Issuer and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Issuer’s election described in Section 8.01 hereof to exercise its rights under this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, payment of the Notes may not be accelerated because of an Event of Default specified in Sections 6.01(a)(3) (only with respect to Sections 4.02, 4.03(a), 4.05, 4.11, 4.13, 4.14 and 5.01 (other than with respect to clauses (1) and (2) of Section 5.01(a))), 6.01(a)(4), 6.01(a)(5) (only with respect to Material Restricted Subsidiaries), 6.01(a)(6) or 6.01(a)(7).

Section 8.04 Conditions to Legal Defeasance or Covenant Defeasance.

In order to elect to exercise its rights under either Section 8.02 or 8.03 hereof:

(a) The Issuer must (i) irrevocably deposit in trust (the “defeasance trust”) with the Paying Agent cash in Euro or European Government Obligations or a combination thereof for the payment of principal, premium, if any, interest and Additional Amounts, if any, on the Notes to redemption or maturity, as the case may be; provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Paying Agent equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Paying Agent on or prior to the date of redemption (any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption), and (ii) deliver to the Trustee the following:

(1) an Opinion of Counsel, subject to customary assumptions and exclusions, to the effect that Holders and beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and in the case of the Issuer’s exercise under Section 8.02 only, such Opinion of Counsel must be based on a ruling of the U.S. Internal Revenue Service or change in applicable U.S. federal income tax law since the issuance of the Notes);

(2) an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying, defrauding or preferring any creditors of the Issuer; and

(3) an Officer’s Certificate and an Opinion of Counsel (which opinion of counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided for or relating to Legal Defeasance or Covenant Defeasance, as the case may be, have been complied with.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable government securities or obligations (including the proceeds thereof), deposited with the Paying Agent pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Paying Agent, in accordance with the provisions of such Notes and this Indenture, to the payment to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, interest and Additional Amounts, if any, but such money need not be segregated from other funds except to the extent required by law.

The Issuer will pay and indemnify the Paying Agent against any Taxes imposed or levied on or assessed against the cash and/or government securities or obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such Taxes which by law are for the account of the Holders of the outstanding Notes.

The obligations of the Issuer under this Section 8.05 shall survive the resignation or renewal of the Paying Agent and/or satisfaction and discharge of this Indenture.

Notwithstanding anything in this Article 8 to the contrary, the Paying Agent will deliver or pay to the Issuer from time to time upon the request of the Issuer any money or Euro, European Government Obligations or a combination thereof, as applicable, held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants, expressed in a written certification thereof delivered to the Paying Agent (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to the Issuer.

Subject to applicable abandoned property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium (if any), interest or any Additional Amounts (if any) on any Note and remaining unclaimed for two years after such principal, premium, if any, interest or Additional Amounts, if any, has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be made available to the newswire service of Bloomberg or, if Bloomberg does not operate, any similar agency a notice to the effect that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 8.07 Reinstatement.

If the Trustee or any Paying Agent is unable to apply any Euros, in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Notes will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders.

(a) Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder, the Issuer, the Trustee and the other parties thereto, as applicable, may amend or supplement any Note Documents to:

(1) cure any ambiguity, omission, mistake, defect, error or inconsistency or reduce the minimum denomination of the Notes;

(2) provide for the assumption by a successor Person of the obligations of the Issuer or a Guarantor under any Note Document or to comply with Section 5.01;

(3) provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of this Indenture relating to the form of the Notes (including related definitions);

(4) add or modify the covenants or provide for a Note Guarantee for the benefit of the Holders or surrender any right or power conferred upon the Issuer or any Subsidiary;

(5) make any change (including changing the CUSIP, ISIN, Common Code or other securities identification numbers for the Notes) that would provide any additional rights or benefits to the Holders or that does not materially and adversely affect the rights of any Holder in any material respect;

(6) comply with any requirement of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act;

(7) make such provisions as necessary for the issuance of Additional Notes in accordance with the terms of this Indenture or to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code);

(8) add Guarantees with respect to the Notes, to add security to or for the benefit of the Notes, or to confirm and evidence the release, termination, discharge or retaking of any Guarantee or Lien with respect to or securing the Notes when such release, termination, discharge or retaking is provided for under this Indenture;

(9) evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee or successor Paying Agent (or any other Agents party thereto (to the extent applicable)) thereunder pursuant to the requirements thereof or to provide for the accession by the Trustee, Paying Agent or other Agent to any Note Document;

(10) secure the Notes and/or the related Note Guarantees or to add collateral thereto;

(11) add an obligor or a Guarantor under this Indenture;

(12) make any amendment to the provisions of this Indenture relating to the transfer and legending or delegending of Notes as permitted by this Indenture, including to facilitate the issuance and administration of Notes; provided, however, that such amendment does not materially and adversely affect the rights of Holders to transfer the Notes;

(13) comply with the rules and procedures of any applicable securities depositary, including with respect to delegending Notes pursuant to (12) above; provided, however, that such amendment does not materially and adversely affect the rights of Holders to transfer the Notes; and

(14) conform the text of this Indenture, the Note Guarantees or the Notes to any provision of the section “Description of the Notes” in the Offering Memorandum to the extent that such provision in the section “Description of the Notes” in the Offering Memorandum was intended to be a verbatim recitation of a provision of this Indenture, the Note Guarantees or the Notes.

Section 9.02 With Consent of Holders.

Except as provided in this Section 9.02, the Note Documents may be amended, supplemented or otherwise modified with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained before or after a Change of Control or in connection with a purchase of, or tender offer or exchange offer for, such Notes) and any existing Default or Event of Default or compliance with any provisions hereof may be waived with the consent of the Holders of at least a majority in principal amount of all the Notes then outstanding (including consents obtained before or after a Change of Control or in connection with a purchase of, or tender offer or exchange offer for, such Notes).

(a) However, an amendment or waiver may not, with respect to any such Notes held by a non-consenting Holder:

(1) reduce the principal amount of such Notes whose Holders must consent to an amendment;

(2) reduce the stated rate of or extend the stated time for payment of interest on any such Note (other than provisions relating to Change of Control) or otherwise change the Additional Amounts payable under the Notes;

(3) reduce the principal of or extend the Stated Maturity of any such Note (other than provisions relating to Change of Control);

(4) reduce the premium payable upon the redemption of any such Note or change the time at which any such Note may be redeemed (other than provisions relating to notice), in each case as described in Section 3.08 and Section 3.09;

(5) make any such Note payable in currency other than that stated in such Note;

(6) impair the right of any Holder to institute suit for the enforcement of any payment of principal of, interest and Additional Amounts on such Holder’s Notes on or after the due dates therefor;

(7) waive a Default or Event of Default with respect to the nonpayment of principal, premium, interest or Additional Amounts (except pursuant to a rescission of acceleration of the Notes by the Holders of at least a majority in principal amount of such Notes outstanding and a waiver of the payment default that resulted from such acceleration);

(8) make any change in the amendment or waiver provisions which require the Holders’ consent described in this sentence or the following paragraph; or

(9) make any change in the provisions of this Indenture described in Section 2.12 that adversely affects the right of any Holder of such Notes in any material respect or amends the terms of such Notes in a way that would result in a loss of an exemption from any of the Taxes described thereunder or an exemption from any obligation to withhold or deduct Taxes so described thereunder unless the applicable Payor agrees to pay Additional Amounts, if any, in respect thereof.

(b) In addition, without the consent of the Holders of at least 75% of the aggregate principal amount of all the Notes then outstanding, the Note Documents may not be amended, supplemented or otherwise modified, other than in a transaction permitted pursuant to the terms of this Indenture, to release, or have the effect of releasing, all or substantially all of the aggregate value of the Guarantee, or all or substantially all of the Guarantors.

(c) Notwithstanding anything to the contrary in Sections 9.01 or Section 9.02, in order to effect an amendment authorized by clauses (4) and (8) of Section 9.01(a) to add a Guarantor under this Indenture, it shall only be necessary for the supplemental indenture providing for the accession of such additional Guarantor to be duly authorized and executed by (i) the Issuer, (ii) such additional Guarantor and (iii) the Trustee. Any other amendments permitted by this Indenture need only be duly authorized and executed by the Issuer and the Trustee (to the extent applicable); provided, that, notwithstanding the foregoing, such supplemental indenture shall be binding in all circumstances on the Issuer and the Guarantors.

(d) Upon the request of the Issuer, and upon receipt by the Trustee of the documents described in Section 7.02 and Section 9.06 hereof, the Trustee will join with the Issuer in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise. The Issuer will deliver a copy of any such amendments or supplements to this Indenture to the Agents if the Agents are not party thereto.

The consent of the Holders is not necessary under this Indenture to approve the particular form of any proposed amendment of any Note Document. It is sufficient if such consent approves the substance of the proposed amendment. A consent to any amendment or waiver under this Indenture by any Holder of Notes given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.

Section 9.03 Amendments to be in Supplemental Indenture.

Every amendment or supplement to this Indenture or the Notes will be set forth in an amended or supplemental indenture.

Section 9.04 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

The Trustee and, insofar as their rights or duties are affected, the Agents will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee or the Agents, as applicable. In executing any amended or supplemental indenture, the Trustee will be provided with and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 12.03 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Issuer and any Guarantor party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions of this Indenture.

ARTICLE 10

SATISFACTION AND DISCHARGE

Section 10.01 Satisfaction and Discharge.

(a) This Indenture will be discharged and cease to be of further effect (except as to surviving rights of transfer or exchange of the Notes and rights of the Trustee, as expressly provided for in Section 10.01(c)) as to all Notes when:

(1) either:

(A) all the Notes previously authenticated and delivered (other than certain lost, stolen or destroyed Notes and certain Notes for which provision for payment was previously made and thereafter the funds have been released to the Issuer) have been delivered to the Registrar for cancellation; or

(B) all Notes not previously delivered to the Registrar for cancellation (i) have become due and payable by reason of the making of a notice of redemption or otherwise, (ii) will become due and payable at their Stated Maturity within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee or the Paying Agent in the name, and at the expense, of the Issuer;

(2) the Issuer has deposited, or caused to be deposited with the Paying Agent (or another entity designated or appointed (as agent) by the Paying Agent for this purpose), money in Euro or European Government Obligations or a combination thereof, as applicable, in an amount sufficient to pay and discharge the entire indebtedness on the Notes not previously delivered to the Paying Agent for cancellation, for principal, premium, if any, interest and Additional Amounts, if any, to the date of deposit (in the case of Notes that have become due and payable), or to the Stated Maturity or redemption date, as the case may be; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Paying Agent equal to the Applicable Premium calculated as of the date of the notice of redemption, as calculated by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate, with any Applicable Premium Deficit only required to be deposited with the Paying Agent on or prior to the date of redemption, and any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption. The Trustee and Paying Agent shall not be liable to any Person (including, without limitation, any Holder) for acknowledging discharge of this Indenture in accordance with the terms of this Section 10.01, including where the amount deposited by the Issuer with the Paying Agent is insufficient for purposes of payment to Holders of the entire Indebtedness of the Notes on the applicable redemption date or Stated Maturity, as applicable. The obligation to fund any deficit (as described herein) (if applicable) shall be solely the obligation of the Issuer (which the Issuer hereby acknowledges and undertakes to fund) and not the Trustee or Paying Agent. Notwithstanding any failure of the Issuer to fund any such deficit in accordance with this Section 10.01, the Paying Agent shall apply or cause to be applied the deposited money toward the payment of the Notes on the redemption date or Stated Maturity, as applicable, and such payment shall not constitute or be deemed to constitute a waiver of (i) any rights of the Trustee, Paying Agent or any Holder under this Indenture or (ii) any obligation of the Issuer to fund such deficit;

(3) the Issuer has paid or caused to be paid all other sums payable under this Indenture;

(4) the Issuer has delivered irrevocable instructions to the Paying Agent under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be; and

(5) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent under this Article 10 relating to the satisfaction and discharge of this Indenture have been complied with; provided that any such counsel may rely on any Officer’s Certificate as to matters of fact (including as to compliance with the foregoing clauses (1), (2), (3) and (4) of this Section 10.01(a)).

(b) If requested in writing by the Issuer to the Trustee and the Paying Agent, the Paying Agent will distribute any amounts deposited to the Holders prior to Stated Maturity or the redemption date, as the case may be; provided, however, that the Holders shall have received at least five Business Days’ notice from the Issuer of such earlier repayment date (which may be included in the notice of redemption). For the avoidance of doubt, the distribution and payment to Holders prior to the maturity or redemption date as set forth above will not include any negative interest, present value adjustment, break costs or any other premium on such amounts.

(c) Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Paying Agent (or other entity designated by the Paying Agent for this purpose) pursuant to Section 10.01, Section 10.02 and Section 8.06 will survive. In addition, nothing in this Section 10.01 will be deemed to discharge those provisions of Section 7.06 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 10.02 Application of Trust Money.

Subject to Section 8.06, all money deposited with the Paying Agent pursuant to Section 10.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Agent as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, interest and Additional Amounts, if any, for whose payment such money has been deposited with the Paying Agent; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any Euro, European Government Obligations or a combination thereof, as applicable, in accordance with Section 10.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.01; provided that the Issuer shall be subrogated to the respective rights of the Trustee and Paying Agent to contest any such order or judgment and to seek remittance of such deposit to the Issuer; and provided further that if the Issuer have made any payment of principal of, premium, if any, interest and Additional Amounts, if any, on the Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the Euro, European Government Obligations or a combination thereof, as applicable, held by the Trustee or Paying Agent.

ARTICLE 11

GUARANTEES

Section 11.01 Guarantees.

Subject to this Article 11, each of the Guarantors hereby, jointly and severally and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee (or Authentication Agent) and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that: (i) the principal of, premium, if any, interest and Additional Amounts, if any, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, interest and Additional Amounts, if any, on the Notes (to the extent permitted by law), and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Without limiting the generality of the foregoing, each Guarantor’s liability under its Note Guarantee shall extend to all obligations under the Notes and this Indenture (including, without limitation, interest, fees, costs and expenses) that would be owed but for the fact that they are unenforceable or not allowable due to any proceeding under Bankruptcy Law involving the Issuer or any Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenant that this Note Guarantee shall not be discharged except by complete payment and performance of the obligations contained in the Notes and this Indenture and the obligations of each Guarantor under this Note Guarantee shall not be subject to any reduction, limitation, impairment, set-off, defense, counterclaim, discharge or termination for any reason other than the complete payment and performance of the obligations contained in the Notes and this Indenture.

If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to any of the Issuer or the Guarantors, any amount paid either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby or any collateral securing any such obligations until payment and performance in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 11.02 Limitation on Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute an unlawful financial assistance, fraudulent conveyance, fraudulent transfer or transaction under value for purposes of any applicable law. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Guarantor that makes a payment under its Note Guarantee shall be entitled upon payment in full of all Note Guarantee obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Section 11.03 Additional Guarantor Limitations.

The Notes Guarantee of any Restricted Subsidiary who executes and delivers a supplemental indenture in the form attached hereto and becomes a Guarantor hereunder after the Issue Date is subject to any limitations relating to such Restricted Subsidiary set out in the relevant supplemental indenture.

Section 11.04 Successors and Assigns.

This Article 11 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 11.05 No Waiver.

Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

Section 11.06 Modification.

No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

Section 11.07 Execution of Supplemental Indenture for Future Guarantors.

(a) Each Restricted Subsidiary which will become or is required to become a Guarantor pursuant to Section 4.14 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit D to this Indenture, pursuant to which such Subsidiary shall become a Guarantor under this Article 11 and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Issuer shall deliver to the Trustee an Opinion of Counsel and an Officer’s Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Note Guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms and or to such other matters as the Trustee may reasonably request.

(b) Certain Subsidiaries of the Issuer which will guarantee or be required to guarantee the Senior Facilities or certain other Indebtedness permitted under this Indenture shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit D to this Indenture, pursuant to which such Subsidiary shall become a Guarantor under this Article 11 and shall guarantee the Guaranteed Obligations.

Section 11.08 No Notation Required.

The failure to endorse a Note Guarantee on any Note shall not affect or impair the validity thereof.

Section 11.09 Release of Note Guarantees.

(a) The Note Guarantee of a Guarantor will be automatically and unconditionally released and discharged upon any of the following:

(i) a sale, exchange, transfer or other Disposition (including by way of merger, amalgamation, consolidation, dividend, distribution, dissolution or otherwise) of (x) the Capital Stock of such Guarantor (including any sale, exchange, transfer or other Disposition) following which such Guarantor is no longer a Wholly Owned Subsidiary of the Issuer, or (y) all or substantially all of the assets of the Guarantor to a Person other than the Issuer or another Subsidiary and in a manner permitted by this Indenture, in each case so long as such Guarantor is also released from its guarantee of the Senior Credit Agreement, the Convertible Notes and any Other Debt Agreement (if applicable);

(ii) defeasance or discharge of the Notes, as provided in Article 8 and Article 10;

(iii) such Guarantor being (or being substantially concurrently) released or discharged from its obligations, or otherwise not being a guarantor or obligor with respect to any obligations, with respect to the Senior Credit Agreement, the Convertible Notes and any Other Debt Agreement (it being understood that a release subject to a contingent reinstatement is still considered a release);

(iv) upon the merger, amalgamation or consolidation of any Guarantor with and into the Issuer or another Guarantor or upon the liquidation of such Guarantor, in each case, in compliance with the applicable provisions of this Indenture;

(v) upon the achievement of Investment Grade Status by the Notes provided that such Note Guarantee shall be reinstated upon the Reversion Date (as defined below);

(vi) as described under Article 9;

(vii) if such Guarantor was not required to create a Guarantee but did so at its option, upon the request of such Guarantor of a release at any time (if such Guarantor would not then otherwise be required to Guarantee the Notes pursuant to this Indenture);

(viii) upon such Guarantor becoming an Excluded Subsidiary; and

(ix) upon payment in full of principal of, accrued and unpaid interest, premium, if any, and Additional Amounts, if any, on all of the Notes.

(b) Upon any occurrence giving rise to a release of a Note Guarantee, as specified in this Section 11.09, the Trustee, upon receipt of an Officer’s Certificate from the Issuer stating that all conditions precedent provided for in this Indenture relating to such release and discharge have been satisfied and that such release and discharge is authorized and permitted under this Indenture, which the Trustee shall be entitled to rely on absolutely and without further inquiry, will take all actions at the reasonable request and cost of the Issuer, to effectuate or evidence any release of a Note Guarantee in accordance with these provisions, subject to customary protections and indemnifications. Each of the releases set forth above shall be effected or evidenced by the Trustee without the consent of the Holders and will not require any other action or consent on the part of the Trustee. None of the Issuer, the Trustee or any Guarantor will be required to make a notation on the Notes to reflect any such release, termination or discharge. The Issuer may in its sole discretion elect to have any Note Guarantee remain in place as opposed to being released.

(c) Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 11.09 will remain liable for the full amount of principal of, premium, if any, interest and Additional Amounts, if any, on, the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

(d) Notwithstanding anything to the contrary herein, the Issuer may elect to cause any Restricted Subsidiary that is not otherwise required to be a Guarantor to provide a Guarantee of the Notes; provided that any subsequent release of any such Restricted Subsidiary from its obligations as a Guarantor on the basis of such Restricted Subsidiary being an Excluded Subsidiary shall be subject to such Restricted Subsidiary having capacity to incur then-existing Liens of such Restricted Subsidiary once it is no longer a Guarantor (as determined at the time of such release).

ARTICLE 12

MISCELLANEOUS

Section 12.01 Notices.

Any notice or communication by the Issuer, any Guarantor or the Trustee to the others is duly given if in writing in English and delivered in person or mailed by first class mail (registered or certified, return receipt requested), electronic mail or other electronic transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer or any Guarantor:

MKS Inc.

2 Tech Drive

Andover, Massachusetts 01810

Attention: General Counsel

Email: ***

with a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, Massachusetts 02109

Attention: Brandt Tierney

Email: ***

and

Wilmer Cutler Pickering Hale and Dorr LLP

7 World Trade Center, 250 Greenwich Street

New York, New York 10007

Attention: Glenn Pollner

Email: ***

If to the Trustee:

U.S. Bank Trust Company, National Association

CityPlace I

185 Asylum St, 27th Floor

Hartford, Connecticut 06103

EX-CT-GCT

Email: ***

The Issuer, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices to Holders of Notes will be validly given if electronically delivered or mailed to them at their respective addresses in the register of the Holders, if any, maintained by the Registrar. For so long as any Notes are represented by Global Notes, all notices to Holders will be delivered to the Depositary in accordance with the applicable procedures of the Depositary, delivery of which shall be deemed to satisfy the requirements of this paragraph, which will give such notices to the Holders of Book-Entry Interests. To the extent the mandatory rules and procedures of the Depositary conflict with any such requirements, a notice will be deemed to satisfy the requirements of this Indenture if it complies with the mandatory rules and procedures of the Depositary. In addition, if and for so long as the Notes are listed on the Official List of the Exchange and if and to the extent that the rules of the Authority so require, notices of the Issuer with respect to the Notes will be sent to the Authority.

Each such notice shall be deemed to have been given on the date of such delivery or, if delivered more than once on different dates, on the first date on which delivery is made; provided that, if notices are physically mailed, such notice shall be deemed to have been given on the fifth day after being so mailed and provided, further, that any notice delivered via e-mail or other electronic means shall be deemed to have been given on the date such notice was “sent” in accordance with the terms of this paragraph. Any notice or communication mailed to a Holder shall be mailed to such Person by first-class mail or other equivalent means and shall be sufficiently given to such Holder if so mailed within the time prescribed. Failure to electronically deliver or mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is electronically delivered or mailed in the manner provided above, it is duly given, whether or not the addressee receives it. If a notice or communication is given through the Depositary, it is duly given on the day the notice is given to the Depositary.

If the Issuer electronically delivers or mails a notice or communication to Holders, it will deliver a copy to the Trustee and each Agent at the same time.

Section 12.02 Communications.

(a) In no event shall the Trustee or any other entity be liable for any losses arising from the Trustee or any other entity of U.S. Bank Trust Company, National Association receiving or transmitting any data from the Issuer or the Guarantors, any authorized Person or Officer or any party to the transaction via any non-secure method of transmission or communication, such as, but without limitation, by facsimile or email.

(b) The parties hereto accept that some methods of communication are not secure and none of the Trustee or any other entity of U.S. Bank Trust Company, National Association shall incur liability for receiving instructions via any such non-secure method. The Trustee or any other entity of U.S. Bank Trust Company, National Association is authorized to comply with and rely upon any such notice, instructions or other communications believed by it to have been sent or given by an authorized Person or Officer or an appropriate party to the transaction (or authorized representative thereof). The Issuer or an authorized officer of the Issuer shall use all reasonable endeavors to ensure that instructions transmitted to the Trustee or any other entity of U.S. Bank Trust Company, National Association pursuant to this Indenture are complete and correct. Any instructions shall be conclusively deemed to be valid instructions from the Issuer or authorized officer of the Issuer to the Trustee or any other entity of U.S. Bank Trust Company, National Association for the purposes of this Indenture.

Section 12.03 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

(a) an Officer’s Certificate (which must include the statements set forth in Section 13.04 hereof) stating that, in the opinion of the signer, all conditions precedent provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel (which must include the statements set forth in Section 13.04 hereof) stating that, in the opinion of such counsel, all such conditions precedent have been complied with (provided that any such Opinion of Counsel may assume matters of fact, including as a factual matter that one or more conditions precedent have occurred).

Section 12.04 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition precedent provided for in this Indenture must include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such condition precedent has been complied with; and

(d) a statement as to whether or not, in the opinion of such Person, such condition precedent has been complied with.

Section 12.05 Rules by Trustee.

The Trustee may make reasonable rules for action by or at a meeting of Holders.

Section 12.06 No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of the Issuer or any of its Subsidiaries or Affiliates, as such, shall have any liability for any obligations of the Issuer or any Guarantors under the Note Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the U.S. federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Section 12.07 Governing Law.

THIS INDENTURE AND THE NOTES, INCLUDING ANY NOTE GUARANTEES, AND THE RIGHTS AND DUTIES OF THE PARTIES THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. FOR THE AVOIDANCE OF DOUBT, THE GOVERNING LAW OF THIS INDENTURE AND THE NOTES MAY BE AMENDED WITH THE CONSENT OF HOLDERS OF AT LEAST A MAJORITY IN PRINCIPAL AMOUNT OF THE NOTES THEN OUTSTANDING (INCLUDING CONSENTS OBTAINED IN CONNECTION WITH A PURCHASE OF, OR TENDER OFFER OR EXCHANGE OFFER FOR, NOTES).

Section 12.08 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.09 Successors.

All agreements of the Issuer in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 11.03.

Section 12.10 Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.11 Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page to this Indenture by facsimile, email or other electronic means shall be effective as delivery of a manually executed counterpart of this Indenture. Section 1.03(b) is incorporated herein by reference.

Section 12.12 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 12.13 Submission to Jurisdiction.

The Issuer, each Guarantor and each other party hereto irrevocably submit to the non-exclusive jurisdiction of any New York state or U.S. federal court located in the Borough of Manhattan in the City and State of New York over any suit, action or proceeding arising out of or relating to this Indenture, the Notes and the Note Guarantees. The Issuer and each Guarantor irrevocably waive, to the fullest extent permitted by law, any objection which they may have, pursuant to New York law or otherwise, to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in any inconvenient forum.

Nothing in this Section shall limit the right of the Trustee or any Holder to bring proceedings against the Issuer in the courts of any other jurisdiction or to serve process in any other manner permitted by law.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS INDENTURE OR THE TRANSACTIONS CONTEMPLATED THEREBY; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS INDENTURE MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 12.14 Power of Attorney.

If any party to this Indenture is represented by an attorney or attorneys in connection with the signing and/or execution and/or delivery of this Indenture or any agreement or document referred to herein or made pursuant hereto, including any Note, and the relevant power or powers of attorney is or are expressed to be governed by the laws of a particular jurisdiction, it is hereby expressly acknowledged and accepted by the other parties hereto that such laws shall govern the existence and extent of such attorney’s or attorneys’ authority and the effects of the exercise thereof.

Section 12.15 Prescription.

Claims against the Issuer or any Guarantor for the payment of principal, premium, if any, or Additional Amounts, if any, on the Notes will be prescribed five years after the applicable due date for payment thereof. Claims against the Issuer or any Guarantor for the payment of interest on the Notes will be prescribed three years after the applicable due date for payment of interest.

Section 12.16 USA Patriot Act.

In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Trustee is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee and Agents. Accordingly, each of the parties agree to provide to the Trustee, upon its request from time to time, such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with Applicable Law.

[Signatures on following pages]

IN WITNESS HEREOF, the parties hereto have caused this Indenture to be duly executed as of the first date written above.

MKS INC.

By:	/s/ Ramakumar Mayampurath
Name: Ramakumar Mayampurath
Title: Executive Vice President and Chief Financial Officer

ATOTECH MANUFACTURING, INC.

By:	/s/ Michelle M. McCarthy
Name: Michelle M. McCarthy
Title: President and Chief Executive Officer

ATOTECH USA, LLC

By:	/s/ Michelle M. McCarthy
Name: Michelle M. McCarthy
Title: President

PHOTON CONTROL (USA) INC.

By:	/s/ Michelle M. McCarthy
Name: Michelle M. McCarthy
Title: President and Treasurer

NEWPORT CORPORATION

By:	/s/ Michelle M. McCarthy
Name: Michelle M. McCarthy
Title: President and Treasurer

ELECTRO SCIENTIFIC INDUSTRIES, INC.

By:	/s/ Michelle M. McCarthy
Name: Michelle M. McCarthy
Title: President and Treasurer

[Signature Page to Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Melissa T. Vallera
Name:	Melissa T. Vallera
Title:	Officer

[Signature Page to Indenture]

EXHIBIT A

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

MKS INC.

4.250% Senior Notes due 2034

[REGULATION S/RULE 144A]

ISIN: [144A: XS3281721947][Reg S: XS3281721863

COMMON CODE: [144A: 328172194][Reg S: 328172186]

€ [   ]

No.

MKS Inc., a Massachusetts corporation (the “Issuer”), for value received promises to pay to [•], or its registered assigns, upon surrender hereof, the principal sum of    EUROS, subject to any adjustments listed on the Schedule of Increases, Decreases or Exchanges of Interests in the Global Note attached hereto, on February 15, 2034.

Interest Payment Dates: February 15 and August 15, commencing August 15, 2026.

Record Dates: February 1 and August 1.

Date:

Reference is hereby made to the further provisions of this Note set forth herein, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed by its duly authorized director, officer or other authorized signatory.

MKS INC.

By:
Name:
Title:

Certificate of Authentication

This is one of the Notes referred to in the within-mentioned Indenture.

Dated:

Signed for and on behalf of:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

By:
Name:
Title:	Authorized Signatory

[FORM OF REVERSE OF NOTE]

4.250% Senior Notes due 2034

Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Indenture.

(1) Interest. MKS Inc., a Massachusetts corporation (the “Issuer”), promises to pay interest on the principal amount of this Note at 4.250% per annum. The Issuer will pay interest, in cash, semi-annually in arrears on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”), commencing on August 15, 2026. Each interest period will end on (but not include) the relevant Interest Payment Date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance.

If the Issuer delivers Global Notes to the Trustee or the Registrar for cancellation in connection with a redemption on a date that is on or after the record date and on or before the corresponding Interest Payment Date, the accrued and unpaid interest up to, but excluding, the redemption date will be paid on the redemption date to the Holder in whose name the Note is registered at the close of business on such record date in accordance with the Applicable Procedures of Euroclear and Clearstream, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Issuer.

(2) Method of Payment. The Issuer will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders in respect of the principal amount thereof outstanding as at the Clearing System Business Day immediately prior to the relevant Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.11 of the Indenture with respect to defaulted interest, however, owners of beneficial interests in the Notes (to the extent this Global Note is held by a nominee of the Common Depositary for Euroclear and Clearstream) must rely on the procedures of Euroclear or Clearstream, as applicable. The Notes will be payable as to principal, premium (if any), interest and any Additional Amounts at the office or agency of the Issuer maintained for such purpose as provided in the Indenture or, at the option of the Issuer, payment of interest and any Additional Amounts may be made by wire transfer to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium and Additional Amounts, if any, on all Global Notes and all other Notes, the Holders of which will have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment will be in Euro. If the due date for any payment in respect of any Notes is not a Business Day or a business day at the place at which such payment is due to be paid, the Holder thereof will not be entitled to payment of the amount due until the next succeeding Business Day or business day at such place, and will not be entitled to any further interest or other payment as a result of any such delay.

(3) Paying Agent and Registrar. The Issuer initially appoints U.S. Bank Europe DAC, UK Branch, to act as Paying Agent and U.S. Bank Europe DAC to act as Transfer Agent with respect to the Global Notes, and initially appoints U.S. Bank Europe DAC to act as the Registrar. The Issuer may change any Paying Agent, Registrar or Transfer Agent without notice to any Holder and upon notice to the Trustee. The Issuer or any of its Subsidiaries may act as Paying Agent, or Registrar in respect of the Notes. For so long as the Notes are listed on the Official List of the Exchange and if and to the extent that the rules of the Authority so require, the Issuer will notify the Authority of any change of Paying Agent, Registrar or Transfer Agent in accordance with Section 2.03 of the Indenture and, in the case of Definitive Registered Notes, in addition to such notification, mail such notice by first-class mail to each Holder’s registered address, as it appears on the register of Holders, with a copy to the Trustee.

(4) Indenture. The Issuer entered into the Indenture, dated as of February 4, 2026 (the “Indenture”), among, inter alios, the Issuer, the Guarantors party thereto and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes include all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of the Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

(5) Optional Redemption. Except as set forth in this Section (5) and in Section (6) below, the Notes are not redeemable at the option of the Issuer.

(a) At any time prior to February 15, 2029, the Issuer may redeem the Notes in whole or in part, at its option and on one or more occasions, upon notice as described under Section 3.03 of the Indenture, at a redemption price equal to 100% of the principal amount of such Notes being redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, and Additional Amounts, if any, to, but excluding, the redemption date.

(b) At any time and from time to time prior to February 15, 2029, the Issuer may, at its option and on one or more occasions, redeem Notes with the net cash proceeds received by the Issuer from any Equity Offering at a redemption price equal to 104.250% of the principal amount of such Notes being redeemed, plus accrued and unpaid interest, if any, and Additional Amounts, if any, to, but excluding, the redemption date, in an aggregate principal amount for all such redemptions not to exceed 40% of the aggregate principal amount of the Notes issued under the Indenture on the Issue Date (together with Additional Notes); provided that

(1) in each case the redemption takes place not later than 180 days after the closing of the related Equity Offering; and

(2) not less than 50% of the aggregate principal amount of the then-outstanding Notes issued under the Indenture remains outstanding immediately thereafter (including Additional Notes but excluding Notes held by the Issuer or any of its Subsidiaries).

(c) At any time and from time to time on or after February 15, 2029, the Issuer may, at its option and on one or more occasions, redeem the Notes in whole or in part, upon notice as described under Section 3.03 of the Indenture, at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest, if any, and Additional Amounts, if any, on the Notes redeemed, to, but excluding, the applicable redemption date, if redeemed during the twelve-month period beginning on February 15 of the year indicated below:

Date	Redemption Price
2029	102.125%
2030	101.0625%
2031 and thereafter	100.000%

(d) If the optional redemption date is on or after a record date and on or before the corresponding Interest Payment Date, the accrued and unpaid interest up to, but excluding, the redemption date will be paid on the redemption date to the Holder in whose name the Note is registered at the close of business on such record date in accordance with the applicable procedures of Euroclear and Clearstream, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Issuer.

(e) Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(f) Notwithstanding the foregoing, in connection with any tender offer or other offer to purchase the Notes, including a Change of Control Offer, if Holders of not less than 90% in aggregate principal amount of the then outstanding Notes validly tender and the Issuer or a third-party in lieu of the Issuer, purchases all of the Notes validly tendered and not withdrawn by such Holders, all of the Holders will be deemed to have consented to such tender or other offer, and accordingly, the Issuer or such third party will have the right upon not less than 10 days’ nor more than 90 days’ prior notice, given not more than 90 days following such purchase date, to redeem any Notes that remain outstanding following such purchase at a redemption price equal to the price offered to each other Holder (which may be less than par, and excluding any early tender or incentive fee and any accrued and unpaid interest, if any, thereon paid to any Holder in such offer payment), plus, to the extent not included in the offer consideration, accrued and unpaid interest, if any, thereon, to, but excluding, the date of redemption, plus any Additional Amounts, if any. In determining whether the Holders of at least 90% of the aggregate principal amount of the then outstanding Notes have validly tendered and not validly withdrawn Notes in a tender offer or other offer to purchase (including a Change of Control Offer), as applicable, Notes owned by an Affiliate of the Issuer or by funds controlled or managed by any Affiliate of the Issuer, or any successor thereof, shall be deemed to be outstanding for the purposes of such tender offer or other offer to purchase (including a Change of Control Offer), as applicable.

(6) Redemption for Taxation Reasons.

(a) The Issuer may redeem the Notes in whole, but not in part, at any time at its discretion upon giving not less than 10 nor more than 60 days’ prior notice to the Holders (with a copy to the Trustee and the Paying Agent) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to but excluding the date fixed for redemption (a “Tax Redemption Date”) (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date) and all Additional Amounts, as defined in Section 2.12, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if the Issuer determines in good faith that, as a result of:

(i) any change in, or amendment to, the law or treaties (or any regulations, official guidance or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction (as defined in Section 2.12) affecting taxation; or

(ii) any amendment to, or change in an official application, administration or written interpretation of such laws, treaties, regulations, official guidance or rulings (including by reason of a holding, judgment or order by a court of competent jurisdiction or a change in published administrative practice, regardless of whether such action, change or holding is with respect to the Issuer) (each of the foregoing in clauses (i) and (ii), a “Change in Tax Law”), a Payor (as defined in Section 2.12) is, or on the next Interest Payment Date in respect of the Notes would be, required to pay Additional Amounts (or increased Additional Amounts) with respect to the Notes (but, in the case of a Guarantor, only if the payment giving rise to such requirement cannot be made by the Issuer or a Guarantor who can make such payment without the obligation to pay Additional Amounts), and such obligation cannot be avoided by taking reasonable measures available to the Payor (including, for the avoidance of doubt, the appointment of a new Paying Agent where this would be reasonable, but not including assignment of the obligation to make payment with respect to the Notes). Such Change in Tax Law must be formally announced and become effective on or after the Issue Date (or if the applicable Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction on a date after the Issue Date, such later date). The foregoing provisions shall apply (a) to a Guarantor only after such time as such Guarantor is obliged to make at least one payment on the Notes and (b) mutatis mutandis to any successor Person, after such successor Person becomes a party to the Indenture, with respect to a Change in Tax Law occurring after the time such successor Person becomes a party to the Indenture.

(b) Notice of redemption for taxation reasons will be delivered in accordance with the procedures described in Section 3.03. Notwithstanding the foregoing, no such notice of redemption will be given earlier than 60 days prior to the earliest date on which the Payor would be obligated to make such payment of Additional Amounts. Prior to the delivery of any notice of redemption of Notes pursuant to the foregoing, the Issuer will deliver to the Trustee (a) an Officer’s Certificate stating that it is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right to so redeem have been satisfied and (b) an opinion of an independent tax counsel of recognized standing selected by the Issuer and reasonably satisfactory to the Trustee and qualified under the laws of the Relevant Taxing Jurisdiction to the effect that the Payor has been or will become obligated to pay Additional Amounts as a result of a Change in Tax Law. The Trustee will accept and shall be entitled to rely conclusively on such Officer’s Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, without liability or further inquiry, in which event it will be conclusive and binding on the Holders.

(7) [Reserved].

(8) Mandatory Redemption or Sinking Fund. The Issuer is not required to make mandatory redemption payments or sinking fund payments with respect to the Notes.

(9) Repurchase at Option of Holder. (a) If a Change of Control Triggering Event occurs, each Holder of the Notes will have the right, subject to certain conditions specified in the Indenture, to require the Issuer to repurchase (and the Issuer will be required to make a corresponding offer to purchase) all or any part of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, and Additional Amounts, if any, to (but excluding) the date of purchase as provided in, and subject to the terms of, the Indenture.

(10) Notice of Redemption. Notice of redemption shall be given in accordance with Section 3.03 of the Indenture and the effect of notice of redemption is set forth in Section 3.04 of the Indenture.

(11) Denominations, Transfer, Exchange. The Notes are in global registered form without coupons in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof . The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. The Registrar may not require a Holder to pay any taxes and fees, except as otherwise set forth in the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.

(12) Persons Deemed Owners. The Issuer, the Guarantors, the Trustee, the Paying Agent, the Transfer Agent and the Registrar will be entitled to treat the Holder of a Note as the owner thereof for all purposes.

(13) Amendment, Supplement and Waiver. The provisions governing amendment, supplement and waiver are set forth in Article 9 of the Indenture.

(14) Defaults and Remedies. Events of Default and remedies are set forth in Article 6 of the Indenture.

(15) Trustee Dealings with Issuer. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee.

(16) No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Issuer or any of its Subsidiaries or Affiliates, as such, shall have any liability for any obligations of the Issuer and its Subsidiaries (including the Issuer and the Guarantors) under the Note Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(17) Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authentication agent.

(18) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), and U/G/M/A (= Uniform Gifts to Minors Act).

(19) ISIN and COMMON CODE. The Issuer has caused ISIN and COMMON CODE numbers to be printed on the Notes and the Trustee may use ISIN and COMMON CODE numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

(20) Governing Law. THE INDENTURE AND THE NOTES, INCLUDING ANY NOTE GUARANTEES, AND THE RIGHTS AND DUTIES OF THE PARTIES THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. FOR THE AVOIDANCE OF DOUBT, THE GOVERNING LAW OF THE INDENTURE AND THE NOTES MAY BE AMENDED WITH THE CONSENT OF HOLDERS OF AT LEAST A MAJORITY IN PRINCIPAL AMOUNT OF THE NOTES THEN OUTSTANDING (INCLUDING CONSENTS OBTAINED IN CONNECTION WITH A PURCHASE OF, OR TENDER OFFER OR EXCHANGE OFFER FOR, NOTES).

(21) Availability of Documents. The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

MKS Inc.

2 Tech Drive

Andover, Massachusetts 01810

Attention: General Counsel

ASSIGNMENT FORM

To assign the Note, fill in the form below:

(I) or (we) assign and transfer the Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.13 of the Indenture, check the appropriate box below:

☐ Section 4.13

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.13 of the Indenture, state the amount you elect to have purchased:

€_______________

Date: _______________

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF INCREASES, DECREASES OR EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The initial aggregate principal amount of this Global Note is [ ]. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Registered Note, or exchanges of a part of another Global Note or Definitive Registered Note for an interest in this Global Note, have been made:

Date of Increase/Decrease/ Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Paying Agent

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

MKS Inc.

2 Tech Drive

Andover, Massachusetts 01810

U.S. Bank Trust Company, National Association

CityPlace I

185 Asylum St, 27th Floor

Hartford, Connecticut 06103

EX-CT-GCT

Email: ***

U.S. Bank Europe DAC

Block F1 Cherrywood Business

Park Cherrywood, Dublin 18

Ireland D18 W2X7

Re: 4.250% Senior Notes due 2034

[(ISIN    Common Code:    ]

Reference is hereby made to the indenture, dated as of February 4, 2026 (the “Indenture”), among, inter alios, MKS Inc., a Massachusetts corporation (the “Issuer”), the Guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), in respect of the Issuer’s 4.250% Senior Notes due 2034. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of €    (the “Transfer”), to          (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Registered Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Registered Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Registered Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Registered Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Registered Note and in the Indenture and under the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Registered Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States (and if prior to the end of the Restricted Period, not made to (or for the account of) a U.S. Person) and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) the transferred beneficial interest will be held immediately after such Transfer through Euroclear and Clearstream, as applicable. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Registered Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Registered Note and in the Indenture and under the Securities Act.

3. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Registered Note.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Registered Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Registered Notes and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Registered Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Registered Notes and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to an Effective Registration Statement. The Transfer is being effected in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

(d) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Registered Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Registered Notes and in the Indenture.

4. ☐ Check if Transferee will take delivery of a beneficial interest in the Global Note or a Definitive Registered Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The transfer is being effected in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: _______________________

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (ISIN: [ • ]; COMMON CODE: [ • ], or

(ii)	☐ Regulation S Global Note (ISIN: [ • ]; COMMON CODE: [ • ], or

(b)	☐ a Restricted Definitive Registered Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (ISIN: [ • ]; COMMON CODE: [ • ], or

(ii)	☐ Regulation S Global Note (ISIN: [ • ]; COMMON CODE: [ • ], or

(iii)	☐ Unrestricted Global Note (ISIN: [ • ]; COMMON CODE: [ • ], or

(b)	☐ a Restricted Definitive Registered Note, or

(c)	☐ an Unrestricted Definitive Registered Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

MKS Inc.

2 Tech Drive

Andover, Massachusetts 01810

U.S. Bank Trust Company, National Association

CityPlace I

185 Asylum St, 27th Floor

Hartford, Connecticut 06103

EX-CT-GCT

Email: ***

U.S. Bank Europe DAC, UK Branch

125 Old Broad Street, 5th Floor

London, EC2N 1AR

United Kingdom

U.S. Bank Europe DAC

Block F1 Cherrywood Business

Park Cherrywood, Dublin 18

Ireland D18 W2X7

Re: 4.250% Senior Notes due 2034

[(ISIN    Common Code:    )]

Reference is hereby made to the indenture, dated as of February 4, 2026 (the “Indenture”), among, inter alios, MKS Inc., a Massachusetts corporation (the “Issuer”), the Guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), in respect of the Issuer’s 4.250% Senior Notes due 2034. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

       , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of €     (the “Exchange”). In connection with the

Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Registered Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Registered Notes or Beneficial Interests in an Unrestricted Global Note.

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the U.S. Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Registered Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Registered Note in an equal principal amount, the Owner hereby certifies (i) the Definitive Registered Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Registered Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Registered Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Registered Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Registered Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Registered Note to Unrestricted Definitive Registered Note. In connection with the Owner’s Exchange of a Restricted Definitive Registered Note for an Unrestricted Definitive Registered Note in an equal principal amount, the Owner hereby certifies (i) the Unrestricted Definitive Registered Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Registered Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Registered Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Registered Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Registered Notes or Beneficial Interests in Restricted Global Notes.

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Registered Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Registered Note in an equal principal amount, the Owner hereby certifies that the Restricted Definitive Registered Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Registered Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Registered Note and in the Indenture and under the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Registered Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Registered Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and under the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D

FORM OF SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of [•], among [name of New Guarantor[s]] (the “New Guarantor”), MKS Inc., a Massachusetts corporation (the “Issuer”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) for the Notes. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture, under the Indenture referred to below.

WITNESSETH:

WHEREAS, the Issuer and the Trustee, inter alios, have entered into an indenture, dated as of February 4, 2026 (as amended, supplemented, waived or otherwise modified) (the “Indenture”), providing for the issuance of the Issuer’s 4.250% Senior Notes due 2034;

WHEREAS, the Indenture provides that under certain circumstances a Subsidiary of the Issuer may execute a supplemental indenture substantially in the form hereof or other appropriate agreement providing for such New Guarantor’s Note Guarantee on the same terms and conditions as those set forth in the Indenture;

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Issuer are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, [each of] the New Guarantor[s], the Issuer, and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.

2. Agreement to Guarantee. The Guarantor hereby agrees to provide an unconditional Notes Guarantee on the terms and subject to the conditions set forth herein and in the Indenture including but not limited to Article 11 thereof.

[Relevant limitations imposed by local law of the Indenture to be inserted, if and as applicable].

3. Ratification of Indenture: Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and each Holder, by accepting the Notes whether heretofore or hereafter authenticated and delivered (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that [each of] the New Guarantor[s] and each Guarantor shall be released from all its obligations with respect to this Note Guarantee in accordance with the terms of the Indenture, including Section 11.09 and upon any defeasance of the Notes in accordance with Article 8.

4. Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE NOTES, INCLUDING ANY NOTE GUARANTEES, AND THE RIGHTS AND DUTIES OF THE PARTIES THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. FOR THE AVOIDANCE OF DOUBT, THE GOVERNING LAW OF THE INDENTURE INCLUDING THIS SUPPLEMENTAL INDENTURE AND THE NOTES MAY BE AMENDED WITH THE CONSENT OF HOLDERS OF AT LEAST A MAJORITY IN PRINCIPAL AMOUNT OF THE NOTES THEN OUTSTANDING (INCLUDING CONSENTS OBTAINED IN CONNECTION WITH A PURCHASE OF, OR TENDER OFFER OR EXCHANGE OFFER FOR, NOTES).

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5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The recitals of fact contained herein shall be treated as statements of the other parties hereto and not the Trustee.

6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

8. Electronic Signatures. Facsimile, documents executed, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed original signatures for purposes of this Supplemental Indenture and all other related documents and all matters and agreements related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Supplemental Indenture and all other related documents or any instrument, agreement or document necessary for the consummation of the transactions contemplated by this Supplemental Indenture or related hereto or thereto (including, without limitation, addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications) (“Executed Documentation”) may be accepted, executed or agreed to through the use of an electronic signature in accordance with applicable laws, rules and regulations in effect from time to time applicable to the effectiveness and enforceability of electronic signatures. Any Executed Documentation accepted, executed or agreed to in conformity with such laws, rules and regulations will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto or thereto. When the Trustee acts on any Executed Documentation sent by electronic transmission, the Trustee will not be responsible or liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such Executed Documentation, notwithstanding that such Executed Documentation (a) may not be an authorized or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise) or (b) may conflict with, or be inconsistent with, a subsequent written instruction or communication; it being understood and agreed that the Trustee shall conclusively presume that Executed Documentation that purports to have been sent by an authorized officer of a Person has been sent by an authorized officer of such Person. The party providing Executed Documentation through electronic transmission or otherwise with electronic signatures agrees to assume all risks arising out of such electronic methods, including, without limitation, the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NAME OF NEW GUARANTOR[S]], as New Guarantor

By:
Name:
Title:

MKS Inc., as Issuer

By:
Name:
Title:

SIGNED for and on behalf of
U.S. Bank Trust Company, National Association, as Trustee acting by its authorized signatory

By:
Name:
Title:

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